                                                                    EXHIBIT 10.7



                                                                  EXECUTION COPY



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                                     $80,000,000
                            CREDIT AND GUARANTEE AGREEMENT

                            Dated as of February 28, 1997

                                        among

                                    ANACOMP, INC.,

                          THE FOREIGN SUBSIDIARY BORROWERS,

                              The Lenders Party Hereto,
                                         and

                         THE FIRST NATIONAL BANK OF CHICAGO,
                               as Administrative Agent


                         ____________________________________


                            LEHMAN COMMERCIAL PAPER INC.,
                          as Arranger and Syndication Agent




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                                  TABLE OF CONTENTS

                                                                            Page

SECTION 1.    DEFINITIONS...................................................  1

    1.1       Defined Terms.................................................  1
    1.2       Other Definitional Provisions................................. 18

SECTION 2.    AMOUNT AND TERMS OF REVOLVING CREDIT
                   COMMITMENTS.............................................. 19

    2.1       Revolving Credit Commitments.................................. 19
    2.2       Procedure for Revolving Credit Borrowing...................... 19
    2.3       Repayment of Revolving Credit Loans; Evidence of Debt......... 20
    2.4       Termination or Reduction of Revolving Credit Commitments...... 21

SECTION 3.    AMOUNT AND TERMS OF TERM LOAN COMMITMENTS..................... 21

    3.1       The Term Loans................................................ 21
    3.2       Procedure for Term Loan Borrowing............................. 21
    3.3       Repayment of Term Loans; Evidence of Debt..................... 22

SECTION 4.    AMOUNT AND TERMS OF MULTICURRENCY
                   COMMITMENT............................................... 23

    4.1       Multicurrency Commitments..................................... 23
    4.2.      Making the Multicurrency Loans................................ 23
    4.3       Repayment of Multicurrency Loans; Evidence of Debt............ 24

SECTION 5.    LETTERS OF CREDIT............................................. 25

    5.1       Letters of Credit............................................. 25
    5.2       Procedure for Issuance of Letters of Credit................... 26
    5.3       Participating Interests....................................... 26
    5.4       Payments...................................................... 27
    5.5       Further Assurances............................................ 27
    5.6       Obligations Absolute.......................................... 27
    5.7       Letter of Credit Application.................................. 28
    5.8       Purpose of Letters of Credit.................................. 28

SECTION 6.         GENERAL PROVISIONS....................................... 28

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                                                                            PAGE

    6.1       Interest Rates and Payment Dates.............................. 28
    6.2       Conversion and Continuation Options........................... 29
    6.3       Minimum Amounts of Tranches................................... 30
    6.4       Optional and Mandatory Prepayments............................ 30
    6.5       Commitment Fees; Other Fees................................... 33
    6.6       Computation of Interest and Fees.............................. 33
    6.7       Inability to Determine Interest Rate.......................... 34
    6.8       Pro Rata Treatment and Payments............................... 34
    6.9       Illegality.................................................... 37
    6.10      Requirements of Law........................................... 37
    6.11      Indemnity..................................................... 38
    6.12      Taxes......................................................... 39
    6.13      Use of Proceeds............................................... 41
    6.14      Change in Lending Office; Replacement of Lender............... 41

SECTION 7.    REPRESENTATIONS AND WARRANTIES................................ 41

    7.1       Financial Condition........................................... 41
    7.2       No Change..................................................... 42
    7.3       Corporate Existence; Compliance with Law...................... 42
    7.4       Corporate Power; Authorization; Enforceable Obligations....... 43
    7.5       No Legal Bar.................................................. 43
    7.6       No Material Litigation........................................ 43
    7.7       No Default.................................................... 43
    7.8       Ownership of Property; Liens.................................. 43
    7.9       Intellectual Property......................................... 44
    7.10      No Burdensome Restrictions.................................... 44
    7.11      Taxes......................................................... 44
    7.12      Federal Regulations........................................... 44
    7.13      ERISA......................................................... 45
    7.14      Investment Company Act; Other Regulations..................... 45
    7.15      Subsidiaries.................................................. 45
    7.16      Environmental Matters......................................... 45
    7.17      Solvency...................................................... 46
    7.18      Security Documents............................................ 46
    7.19      Regulation H.................................................. 46
    7.20      Accuracy of Information....................................... 46


SECTION 8.    CONDITIONS PRECEDENT.......................................... 47

    8.1       Conditions to Closing Date.................................... 47
    8.2       Conditions to Each Extension of Credit........................ 51

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                                                                            PAGE

SECTION 9.    AFFIRMATIVE COVENANTS......................................... 52

    9.1       Financial Statements.......................................... 52
    9.2       Certificates; Other Information............................... 52
    9.3       Payment of Obligations........................................ 53
    9.4       Maintenance of Existence...................................... 53
    9.5       Maintenance of Property; Insurance............................ 54
    9.6       Inspection of Property; Books and Records; Discussions........ 54
    9.7       Notices....................................................... 54
    9.8       Environmental Laws ........................................... 55
    9.9       Additional Subsidiaries....................................... 55
    9.10      After-Acquired Property....................................... 56

SECTION 10.   NEGATIVE COVENANTS............................................ 56

    10.1      Financial Condition Covenants................................. 56
    10.2      Limitation on Indebtedness.................................... 57
    10.3      Limitation on Liens........................................... 58
    10.4      Limitation on Guarantee Obligations........................... 59
    10.5      Limitation on Fundamental Changes............................. 60
    10.6      Limitation on Sale of Assets.................................. 60
    10.7      Limitation on Dividends....................................... 61
    10.8      Limitation on Capital Expenditures............................ 61
    10.9      Limitation on Investments, Loans and Advances................. 61
    10.10     Limitation on Optional Payments and Modifications of Debt
              Instruments................................................... 62
    10.11     Limitation on Transactions with Affiliates.................... 62
    10.12     Limitation on Sales and Leasebacks............................ 62
    10.13     Limitation on Changes in Fiscal Year.......................... 63
    10.14     Limitation on Negative Pledge Clauses......................... 63
    10.15     Limitation on Lines of Business............................... 63
    10.16     Limitation on Modification of SKC Arrangement................. 63

SECTION 11.   GUARANTEE..................................................... 63

    11.1      Guarantee..................................................... 63
    11.2      No Subrogation................................................ 64
    11.3      Amendments, etc. with respect to the Obligations; Waiver of
              Rights........................................................ 64
    11.4      Guarantee Absolute and Unconditional.......................... 65
    11.5      Reinstatement................................................. 66
    11.6      Payments...................................................... 66

SECTION 12.   EVENTS OF DEFAULT............................................. 66

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                                                                            PAGE

SECTION 13.   THE ADMINISTRATIVE AGENT AND THE ARRANGER..................... 70

    13.1      Appointment................................................... 70
    13.2      Delegation of Duties.......................................... 70
    13.3      Exculpatory Provisions........................................ 70
    13.4      Reliance by Administrative Agent.............................. 70
    13.5      Notice of Default............................................. 71
    13.6      Non-Reliance on Administrative Agent, Arranger and Other Lenders.
              71
    13.7      Indemnification............................................... 72
    13.8      Administrative Agent in Its Individual Capacity............... 72
    13.9      Successor Administrative Agent................................ 72
    13.10     The Arranger.................................................. 73

SECTION 14.   MISCELLANEOUS................................................. 73

    14.1      Amendments and Waivers........................................ 73
    14.2      Notices....................................................... 74
    14.3      No Waiver; Cumulative Remedies................................ 75
    14.4      Survival of Representations and Warranties.................... 76
    14.5      Payment of Expenses and Taxes................................. 76
    14.6      Successors and Assigns; Participation and Assignments......... 76
    14.7      Adjustments; Set-off.......................................... 79
    14.8      Counterparts.................................................. 80
    14.9      Severability.................................................. 80
    14.10     Integration................................................... 80
    14.11     GOVERNING LAW................................................. 80
    14.12     Submission to Jurisdiction; Waivers........................... 80
    14.13     Acknowledgements.............................................. 81
    14.14     WAIVERS OF JURY TRIAL......................................... 81
    14.15     Power of Attorney............................................. 81
    14.16     Judgment...................................................... 82
    14.17     Confidentiality............................................... 82
    14.18     Matters Relating to Florida AAC Corporation................... 82
    14.19     Matters Relating to Certain Existing Financing Statements..... 83

SCHEDULES:

    I    Commitments; Addresses
    II   Foreign Subsidiary Borrowers
    III  Available Foreign Currency Payment Offices
    IV   Domestic Subsidiaries; Foreign Subsidiaries
    V    Properties to be Mortgaged; Jurisdictions for Mortgage Recordings
    VI   Foreign Subsidiary Pledges
         Item 1:  Foreign Subsidiary Stock Pledges to be Perfected on Closing
                  Date
         Item 2:  Foreign Subsidiary Stock Pledges to be Perfected after
                  Closing
Date
    1.1  Certain Assets to be Acquired
    7.1  Contingent Liabilities
    7.6  Litigation
    7.8  Real Property Owned and Leased
    10.2 Existing Indebtedness
    10.3 Existing Liens
    10.4 Existing Guarantee Obligations


EXHIBITS:

    A-1  Form of Revolving Credit Note
    A-2  Form of Term Note
    B    Form of Guarantee and Collateral Agreement
    C    Form of Mortgage
    D    Form of Joinder Agreement
    E    Form of Assignment and Acceptance
    F-1  Form of Opinion of Cadwalader, Wickersham & Taft
    F-2  Form of Opinion of Leagre & Barnes
    G    Matters to be Covered by Foreign Subsidiary Opinion
    H    Form of Borrowing Certificate
    I    Form of Tax Certificate
    J-1 Form of Notice of Borrowing (Multicurrency Loans) J-2 Form of Notice of Continuation (Multicurrency Loans)

         CREDIT AND GUARANTEE AGREEMENT, dated as of February 28, 1997, among ANACOMP, INC., an Indiana corporation (the "COMPANY"), each FOREIGN SUBSIDIARY BORROWER (as hereinafter defined) (together with the Company, the "BORROWERS"), the several banks and other financial institutions from time to time parties hereto (the "LENDERS"), LEHMAN COMMERCIAL PAPER INC., as arranger and syndication agent (the "ARRANGER") and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as administrative agent for the Lenders hereunder (as hereinafter defined, the "ADMINISTRATIVE AGENT").


                                W I T N E S S E T H :


         WHEREAS, the Company has requested the Lenders to extend certain credit to the Company and the Foreign Subsidiary Borrowers; and

         WHEREAS, the Lenders are willing to extend such credit on and subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:


         SECTION 1.     DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

         "ABR LOANS": Loans, the rate of interest applicable to which is based upon the Alternate Base Rate.

         "ACQUISITION": any transaction or series of related transactions by which the Company or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or in a series of related transactions) at least (i) a majority (in number of votes) of the Capital Stock having ordinary voting power for the election of directors (or other managers) of any Person or (ii) a majority of the ownership interests in any Person.

         "AFFILIATE": of any Person, (a) any other Person (other than a wholly owned Subsidiary of such Person) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any other Person who is a director or officer of (i) such Person, (ii) any Subsidiary of such Person or (iii) any Person described in clause (a) above. For purposes of this definition, a Person shall be deemed to be "controlled by" such other Person if such other Person possesses, directly or indirectly, power either to (A) vote 10% or more of the securities having ordinary voting power for the election of directors of such first Person or (B) direct or cause the direction of the management and policies of such first Person whether by contract or otherwise.

         "AGGREGATE AVAILABLE REVOLVING CREDIT COMMITMENTS": as at any date of determination with respect to all Revolving Credit Lenders, an amount in U.S. Dollars equal to the Available Revolving Credit Commitments of all Revolving Credit Lenders on such date.

         "AGGREGATE MULTICURRENCY OUTSTANDINGS": as at any date of determination with respect to any Revolving Credit Lender, an amount in the applicable Available Foreign Currencies equal to the aggregate unpaid principal amount of such Revolving Credit Lender's Multicurrency Loans.

         "AGGREGATE REVOLVING CREDIT COMMITMENTS": the aggregate amount of the Revolving Credit Commitments of all the Revolving Credit Lenders.

         "AGGREGATE REVOLVING CREDIT OUTSTANDINGS": as at any date of determination with respect to any Lender, the sum of (a) the aggregate unpaid principal amount of such Lender's Revolving Credit Loans on such date and (b) such Lender's Revolving Credit Commitment Percentage of the aggregate Letter of Credit Obligations on such date and (c) the U.S. Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Lender.

         "AGGREGATE TOTAL OUTSTANDINGS": as at any date of determination with respect to any Lender, an amount in U.S. Dollars equal to the sum of (a) the Aggregate Revolving Credit Outstandings of such Lender on such date and
    (b) the aggregate unpaid principal amount of such Lender's Term Loans on such date.

         "AGREEMENT": this Credit and Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "AGREEMENT CURRENCY":  as defined in subsection 14.16(b).

         "ALTERNATE BASE RATE": for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum. For purposes hereof: "CORPORATE BASE RATE" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Corporate Base Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Corporate Base Rate or the Federal Funds Effective Rate, respectively.

         "APPLICABLE MARGIN": (a) 2.00%, in the case of all ABR Loans and (b) 3.00% in the case of all Eurodollar Loans and all Multicurrency Loans.

         "ASSET SALE": any sale, sale-leaseback, or other disposition by the Company or any Subsidiary thereof of any of its property or assets, including the stock of any Subsidiary, other than any sale, sale-leaseback or other disposition permitted under subsections 10.6(a) through (d) or subsection 10.12.

         "ASSIGNEE":  as defined in subsection 14.6(c).

         "AVAILABLE FOREIGN CURRENCIES": Deutsche Marks, Pounds Sterling, French Francs, Canadian Dollars, Belgian Francs and Italian Lire and any other available and freely-convertible non-U.S. Dollar currency selected by the Company and approved by the Administrative Agent and the Majority Revolving Credit Lenders in the manner described in subsection 14.1(b).

         "AVAILABLE REVOLVING CREDIT COMMITMENT": as at any date of determination with respect to any Revolving Credit Lender, an amount in U.S. Dollars equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment in effect on such date OVER (b) the Aggregate Revolving Credit Outstandings of such Lender on such date.

         "BENEFITTED LENDER":  as defined in subsection 14.7.

         "BOARD": the Board of Governors of the Federal Reserve System (or any successor thereto).

         "BORROWERS":  as defined in the preamble hereto.

         "BORROWING DATE": any Business Day specified in a notice pursuant to subsection 2.2, 3.2 or 4.3 as a date on which a Borrower requests the Lenders to make Loans hereunder.

         "BUSINESS DAY": (a) when such term is used in respect of a day on which a Loan in an Available Foreign Currency is to be made, a payment is to be made in respect of such Loan, an Exchange Rate is to be set in respect of such Available Foreign Currency or any other dealing in such Available Foreign Currency is to be carried out pursuant to this Agreement, such term shall mean a London Banking Day which is also a day on which banks are open for general banking business in the city which is the principal financial center of the country of issuance of such Available Foreign Currency and (b) when such term is used in any context in this Agreement (including as described in the foregoing clause
    (a)), such term shall mean a day which, in addition to complying with any applicable requirements set forth in the foregoing clause (a), is a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Chicago, Illinois are authorized or required by law to close.

         "CAPITAL EXPENDITURES": direct or indirect (by way of the acquisition of securities of a Person or the expenditure of cash or the incurrence of Indebtedness) expenditures (other than expenditures in connection with Acquisitions permitted hereunder) in respect of the purchase or other acquisition of fixed or capital assets (excluding (a) any such asset acquired in connection with normal replacement and maintenance programs whether or not properly charged to current operations, (b) any such asset acquired pursuant to a Financing Lease and (c) any asset described in
    Schedule 1.1 acquired for fair market value).

         "CAPITAL STOCK": any and all shares, interests, participation or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "CASH EQUIVALENTS": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("MOODY'S"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's (or the equivalent rating by either such rating agency for such type of securities), (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through
    (f) of this definition.

         "CLASS": the classification of loans as Revolving Credit Loans, Term Loans or Multicurrency Loans, each of which categories shall be deemed to be a "Class" of Loans.

         "CLOSING DATE": the date on or before February 28, 1997 on which all of the conditions precedent set forth in subsection 8.1 shall have been met or waived and the initial Loans are made.

         "CODE": the Internal Revenue Code of 1986, as amended from time to time.

         "COMMERCIAL LETTERS OF CREDIT":  as defined in subsection 5.1(ii).

         "COMMITMENTS": the collective reference to the Revolving Credit Commitments, the Term Loan Commitments and the Multicurrency Commitments.

         "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Company within the meaning of
    Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

         "CONSOLIDATED CASH FLOW": for any period, Consolidated Net Income for such period, PLUS the sum of (i) depreciation expense and amortization expense deducted from earnings in determining such Consolidated Net Income,
    (ii) the deferred tax expense of the Company for such period and (iii) the amount of interest expense deducted in determining and Consolidated Net Income to the extent such interest expense represents accreted or paid-in-kind interest, and MINUS the sum of (i) the deferred tax credit of the Company for such period, and (ii) the aggregate amount actually paid in cash during such period by the Company and its Subsidiaries on account of Capital Expenditures and Acquisitions permitted hereunder (but only to the extent not financed by Indebtedness or capital contributions), in each case, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED CURRENT ASSETS": at a particular date, all assets of the Company (other than cash and cash equivalents) which, in accordance with GAAP, would be classified on a consolidated balance sheet of the Company and its Subsidiaries as current assets.

         "CONSOLIDATED CURRENT LIABILITIES": at a particular date, all liabilities of the Company (other than current maturities of long-term and short-term debt) which, in accordance with GAAP, would be classified on a consolidated balance sheet of the Company and its Subsidiaries as current liabilities.

         "CONSOLIDATED EBITDA": for any period, the sum of (i) Consolidated Net Income for such period, (ii) Consolidated Interest Expense for such period, (iii) the amount of taxes, depreciation and amortization deducted from earnings in determining such Consolidated Net Income and (iv) the amount of any premium paid on refinanced Existing Subordinated Debt, and any underwriting fee or similar fee not capitalized paid in connection with the issuance of New Subordinated Debt.

         "CONSOLIDATED EXCESS CASH FLOW": for any period, Consolidated Cash Flow for such period, PLUS the net decrease during such period (if any) in Consolidated Working Capital and MINUS the sum of (i) the net increase during such period (if any) in Consolidated Working Capital and
    (ii) scheduled principal payments in respect of the Term Loans during such period; PROVIDED, that in determining Consolidated Excess Cash Flow for the fiscal year ending September 30, 1997, any net decrease in Consolidated Working Capital up to an aggregate amount of $5,000,000 shall not be included.

         "CONSOLIDATED INDEBTEDNESS": at a particular date, all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis.

         "CONSOLIDATED INTEREST EXPENSE": for any fiscal period, the amount which would, in conformity with GAAP, be set forth opposite the caption "interest expense" (or any like caption) on a consolidated income statement of the Company and its Subsidiaries for such period.

         "CONSOLIDATED NET INCOME": for any fiscal period, the consolidated net income (or deficit) of the Company and its Subsidiaries for such period (taken as a cumulative whole), determined on a consolidated basis in accordance with GAAP; PROVIDED, that any non-cash extraordinary gains and losses shall be excluded in determining Consolidated Net Income.

         "CONSOLIDATED WORKING CAPITAL": at a particular date, Consolidated Current Assets MINUS Consolidated Current Liabilities, in each case on such date.

         "CONTINUING DIRECTORS": the directors of the Company on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

         "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "DEFAULT": any of the events specified in Section 12, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "DOLLARS", "U.S. DOLLARS" and "$": dollars in lawful currency of the United States of America.


         "DOMESTIC SUBSIDIARY":  any Subsidiary other than a Foreign
    Subsidiary.

         "ENVIRONMENTAL COMPLAINT": any complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Laws or legal liability resulting from air emissions, water discharges, noise emissions, Hazardous Material or any other environmental, health or safety matter.

         "ENVIRONMENTAL LAWS": any and all applicable Federal, foreign, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority and any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment or the Release or threatened Release of Hazardous Materials, as now or hereafter in effect.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EUROCURRENCY LIABILITIES": at any time, all reserve requirements in effect at such time (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "EUROCURRENCY RATE": with respect to any Multicurrency Loan for the relevant Interest Period, the rate determined by the Administrative Agent to be the rate at which First Chicago offers to place deposits in the applicable Available Foreign Currency with first-class banks in the London interbank market at approximately 11 A.M. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Multicurrency Loan and having a maturity approximately equal to such Interest Period. The Eurocurrency Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "EURODOLLAR BASE RATE": with respect to a Eurodollar Loan for the relevant Interest Period, the applicable London interbank offered rate for deposits in U.S. Dollars appearing on Telerate Page 3750 as of 11:00 A.M. (London time) two Business

    Days prior to the first day of such Interest Period, and having a maturity approximately equal to such Interest Period. If no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the Eurodollar Base Rate shall be equal to the London interbank offered rate for deposits in U.S. Dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Administrative Agent from Telerate Page 3750. If Telerate Page 3750 is not available, the applicable Eurodollar Base Rate for the relevant Interest Period shall be the rate determined by the Administrative Agent to be the rate at which First Chicago offers to place deposits in U.S. Dollars with first-class banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant portion of the Eurodollar Loan and having a maturity approximately equal to such Interest Period.

         "EURODOLLAR LOANS": Revolving Credit Loans and Term Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "EURODOLLAR RATE": with respect to a Eurodollar Loan for the relevant Interest Period, the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Eurocurrency Liabilities (expressed as a decimal) applicable to such Interest Period. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "EVENT OF DEFAULT": any of the events specified in Section 12, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "EXCHANGE ACT":  the Securities Exchange Act of 1934, as amended.

         "EXISTING SUBORDINATED DEBT": the Company's 13% Senior Subordinated Notes, due 2002 in an original principal amount of $160,000,000.

         "EXTENSION OF CREDIT": as to any Lender, the making of a Loan by such Lender and, with respect to any Revolving Credit Lender, the issuance of any Letter of Credit.

         "FINANCING LEASE": (a) any lease of property, real or personal, the obligations under which are capitalized on a consolidated balance sheet of the Company and its Subsidiaries and (b) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

         "FIRST CHICAGO": The First National Bank of Chicago in its individual capacity, and its successors.

         "FOREIGN SUBSIDIARIES":  each of the Subsidiaries so designated on
    Schedule VI and any Subsidiaries organized outside the United States which are created after the effectiveness hereof.

         "FOREIGN SUBSIDIARY BORROWER": each Foreign Subsidiary listed as a Foreign Subsidiary Borrower in Schedule II as amended from time to time in accordance with subsection 14.1(b)(i).

         "FOREIGN SUBSIDIARY OPINION": with respect to any Foreign Subsidiary Borrower, a legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agents and the Lenders concluding that such Foreign Subsidiary Borrower and the Loan Documents to which it is a party substantially comply with the matters listed on Exhibit G, with such assumptions, qualifications and deviations therefrom as the Administrative Agent shall approve (such approval not to be unreasonably withheld).

         "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

         "GOVERNMENTAL AUTHORITY": any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement, substantially in the form of Exhibit B, to be executed and delivered on the Closing Date by the Company and each of its Domestic Subsidiaries, as the same may be amended, supplemented or otherwise modified.

         "GUARANTEE OBLIGATION": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the value as of any date of determination of the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (unless such Guarantee Obligation shall be expressly limited to a lesser amount, in which case such lesser amount shall apply) or, if not stated or determinable, the value as of any date of determination of the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "HAZARDOUS MATERIALS": any solid wastes, toxic or hazardous substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls, and urea-formaldehyde insulation, and any other substance the presence of which may give rise to liability under any Environmental Law.

         "HEDGE AGREEMENT": any interest rate protection agreement, interest rate swap or other interest rate hedge arrangement, or currency swap or other currency hedge arrangement (other than any interest rate cap or other similar agreement or arrangement pursuant to which the Company has no credit exposure), to or under which the Company or any of its Subsidiaries is a party or a beneficiary.

         "HEDGE AGREEMENT OBLIGATIONS": all obligations of the Company under any one or more Hedge Agreements to make payments to the counterparties thereunder upon the occurrence of a termination event or similar event thereunder.

         "INDEBTEDNESS": of a Person, at a particular date, the sum (without duplication) at such date of (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable as obligor (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, and other than SKC Arrangement Obligations), (b) indebtedness secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by or is a primary liability of such Person, (other than SKC Arrangement Obligations) (c) obligations of such Person under Financing Leases, (d) the face amount of all letters of credit issued for the account of such person and, without duplication, the unreimbursed amount of all drafts drawn thereunder and (e) obligations (in the nature of principal or interest) of such Person in respect of acceptances or similar obligations issued or created for the account of such Person.

         "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "INSOLVENT":  pertaining to a condition of Insolvency.

         "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan or Multicurrency Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan or Multicurrency Loan having an Interest Period longer than three months, (i) each day which is three months after the first day of such Interest Period and (ii) the last day of such Interest Period.

         "INTEREST PERIOD": with respect to any Eurodollar Loan or Multicurrency Loan:

              (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan or Multicurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

              (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Multicurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

    PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

              (i) if any Interest Period pertaining to a Eurodollar Loan or Multicurrency Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

              (ii) any Interest Period applicable to a Eurodollar Loan or Multicurrency Loan that would otherwise extend beyond the Revolving Credit Termination Date or, with respect to any Term Loan, the final maturity date for such Term Loan, shall end on the Revolving Credit Termination Date or such final maturity date; and

              (iii) any Interest Period pertaining to a Eurodollar Loan or Multicurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "ISSUING LENDER": First Chicago, in its capacity as issuer of the Letters of Credit and any other Revolving Credit Lender which the Company, the Administrative Agent and the Majority Revolving Credit Lenders shall have approved, in its capacity as issuer of the Letters of Credit.

         "JOINDER AGREEMENT": each Joinder Agreement, substantially in the form of Exhibit D, executed and delivered pursuant to subsection 14.1(b).

         "JUDGMENT CURRENCY":  as defined in subsection 14.16(b).

         "LENDERS":  as defined in the preamble hereto.

         "LETTER OF CREDIT APPLICATIONS": (a) in the case of Standby Letters of Credit, a letter of credit application for a Standby Letter of Credit on the standard form of the applicable Issuing Lender for standby letters of credit, and (b) in the case of Commercial Letters of Credit, a letter of credit application for a Commercial Letter of Credit on the standard form of the applicable Issuing Lender for commercial letters of credit.

         "LETTER OF CREDIT OBLIGATIONS": at any particular time, all liabilities of the Company with respect to Letters of Credit, whether or not any such liability is contingent, including (without duplication) the sum of (a) the aggregate undrawn face amount of all Letters of Credit then outstanding plus (b) the aggregate amount of all unpaid Reimbursement Obligations.

         "LETTERS OF CREDIT":  as defined in subsection 5.1(ii).

         "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement (other than a bank or similar deposit account), encumbrance, lien (statutory or other), or preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "LOAN DOCUMENTS": the collective reference to this Agreement, any Notes, any documents or instruments evidencing or governing the Security Documents.

         "LOAN PARTIES": the collective reference to the Company, the Foreign Subsidiary Borrowers and each guarantor or grantor party to any Security Document.

         "LOANS": the collective reference to the Revolving Credit Loans, the Term Loans and the Multicurrency Loans.

         "LONDON BANKING DAY": any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

         "MAJORITY LENDERS": (a) at any time prior to the termination of the Commitments, Lenders having Available Revolving Credit Commitments, undrawn Term Loan Commitments and Aggregate Total Outstandings aggregating more than 50% of the sum of the Available Revolving Credit Commitments, undrawn Term Loan Commitments and Aggregate Total Outstandings of all Lenders, and
    (b) at any time after the termination of the Commitments, Lenders having Aggregate Total Outstandings aggregating more than 50% of the Aggregate Total Outstandings of all Lenders.


         "MAJORITY REVOLVING CREDIT LENDERS": at any time, Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate more than 50%.

         "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

         "MATERIAL ENVIRONMENTAL AMOUNT":  $3,000,000.

         "MATERIAL FOREIGN SUBSIDIARY": any Foreign Subsidiary accounting for 5% or more of the assets or revenues of the Company and its consolidated Subsidiaries, taken as a whole.

         "MOODY'S":  Moody's Investors Service, Inc. or any successor thereto.

         "MORTGAGES": the collective reference to the mortgages and deeds of trust to be executed and delivered by the Company or the appropriate Subsidiary, substantially in the form of Exhibit C (with such changes therein as may be required to reflect different laws and practices in the various jurisdictions in which the Mortgages are to be recorded), covering the parcels of real property identified in Schedule V and such after-
acquired properties as required pursuant to subsection 9.10, as the same may be amended, supplemented or otherwise modified from time to time.

         "MULTICURRENCY LOANS":  as defined in subsection 4.1.

         "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NET PROCEEDS": the aggregate cash proceeds received by the Company or any Subsidiary thereof in respect of:

              (a) any incurrence by the Company or any of its Subsidiaries of any Indebtedness, or any issuance by the Company of Capital Stock, after the Closing Date;

              (b)  any Asset Sale;

              (c) any cash payments received in respect of promissory notes delivered to the Company or such Subsidiary in respect of an Asset Sale;

    in each case net of (without duplication) (A) the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of the Company or a Subsidiary of the Company that are collateral for any such Indebtedness that are sold or otherwise disposed of in connection with such Asset Sale, (B) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders' fees or credit enhancement fees, in any case, paid to third parties) incurred in effecting such issuance or sale, (C) any taxes reasonably attributable to such sale and reasonably estimated by the Company or such Subsidiary to be actually payable in cash and (D) the amount of any reserve established in accordance with GAAP against any liabilities associated with the assets sold, retained by the Company or any Subsidiary, PROVIDED, that any reduction of such reserve to the extent not accompanied by a cash payment in respect of the liabilities reserved against shall constitute Net Proceeds.

         "NEW SUBORDINATED DEBT": up to $200,000,000 in aggregate principal amount of subordinated indebtedness of the Company issued after the Closing Date (i) having terms and conditions (including subordination provisions) which, in the reasonable good faith judgment of the Majority Lenders, are at least as favorable to the Borrower and the Lenders as those applicable to the Existing Subordinated Debt and which expressly provides that the Obligations constitute senior indebtedness thereunder and (ii) the Net Proceeds of which are used to repay the Existing Subordinated Debt and, after repayment in full of the Existing Subordinated Debt (including any prepayment penalties and premium), to prepay the Term Loans or for other general corporate purposes. For purposes of determining whether proposed New Subordinated Debt satisfies the conditions set forth in clause (i) of the preceding sentence, the Company shall submit the terms of such New Subordinated Debt in writing to the Lenders, and if the Majority Lenders, either directly or through the Administrative Agent, do not advise the Company within ten Business Days that such proposed New Subordinated Debt does not satisfy such conditions, such proposed New Subordinated Debt shall be deemed to satisfy such conditions.

         "NON-EXCLUDED TAXES":  as defined in subsection 6.12(a).

         "NOTES": the collective reference to the Revolving Credit Notes and the Term Notes.

         "OBLIGATIONS": collectively, the unpaid principal of and interest on the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Company and each Foreign Subsidiary Borrower under or in connection with this Agreement and the other Loan Documents (including in each case, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agents or to the Lenders).

         "PARTICIPANTS":  as defined in subsection 14.6(b).

         "PARTICIPATING INTEREST": with respect to any Letter of Credit (A) in the case of the Issuing Lender, its interest in such Letter of Credit and any Letter of Credit Application relating thereto after giving effect to the granting of any participating interests therein pursuant hereto and (b) in the case of each Participating Lender, its undivided participating interest in such Letter of Credit and any Letter of Credit Application relating thereto.

         "PARTICIPATING LENDER": any Revolving Credit Lender (other than the Issuing Lender) with respect to its Participating Interest in a Letter of Credit.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
    Section 3(5) of ERISA.

         "PLEDGED STOCK":  as defined in the Guarantee and Collateral
    Agreement.

         "PROPERTY": each parcel of real property owned or operated by the Company and its Subsidiaries.

         "REGISTER":  as defined in subsection 14.6(d).

         "REIMBURSEMENT OBLIGATION": the obligation of the Company to reimburse the Issuing Lender in accordance with the terms of this Agreement and the related Letter of Credit Application for any payment made by the Issuing Lender under any Letter of Credit.

         "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, escaping, leaking, dumping, disposing, spreading, depositing or dispersing of any Hazardous Materials in, unto or onto the environment.

         "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under any of subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
    Section  4043 or any successor regulation thereto.

         "REQUIREMENT OF LAW": as to (a) any Person, the certificate of incorporation and by-laws or the partnership or limited partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, and (b) any property, any law, treaty, rule, regulation, requirement, judgment, decree or determination of any Governmental Authority applicable to or binding upon such property or to which such property is subject, including, without limitation, any Environmental Laws.

         "RESPONSIBLE OFFICER": with respect to any Loan Party, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer or the assistant treasurer of such Loan Party.

         "REVOLVING CREDIT COMMITMENT": as to any Revolving Credit Lender at any time, its obligation to make Revolving Credit Loans to, and/or participate in Letters of Credit issued for the account of, the Company in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount set forth opposite such Revolving Credit Lender's name in Schedule I under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time pursuant to subsection 2.4 and the other applicable provisions hereof.

         "REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Revolving Credit Lender at any time, the percentage which such Revolving Credit Lender's Revolving Credit Commitment then constitutes of the Aggregate Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated or expired, the percentage which (a) the Aggregate Revolving Credit Outstandings of such Revolving Credit Lender at such time then constitutes of (b) the Aggregate Revolving Credit Outstandings of all Revolving Credit Lenders at such time).

         "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Closing Date to but not including the Revolving Credit Termination Date, or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

         "REVOLVING CREDIT LENDER": each Lender having an amount greater than zero set forth under the heading "Revolving Credit Commitment" opposite its name on Schedule I.

         "REVOLVING CREDIT LOAN":  as defined in subsection 2.1.

         "REVOLVING CREDIT NOTE":  as defined in subsection 2.3(e).

         "REVOLVING CREDIT TERMINATION DATE":  February 28, 2001.

         "SECURITIES ACT":  the Securities Act of 1933, as amended.

         "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and each other pledge agreement, security document or similar agreement that may be delivered to the Administrative Agent as collateral security for any or all of the Obligations, in each case as amended, supplemented or otherwise modified from time to time.

         "SENIOR NOTES":  the Company's 11-5/8% Senior Secured Notes due 1999.

         "SKC ARRANGEMENT": the Amended and Restated Master Supply Agreement, dated as of October 8, 1993, among the Company, SKC America, Inc. a New Jersey corporation, and SKC Limited, a corporation organized under the laws of the Republic of Korea, as amended, supplemented or otherwise modified from time to time.

         "SKC ARRANGEMENT OBLIGATIONS": all indebtedness, obligations and liabilities of the Company under the SKC Arrangement.

         "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "SOLVENT": with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and mature, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

         "STANDBY LETTERS OF CREDIT":  as defined in subsection 5.1(i).

         "SUBORDINATED DEBT": the Existing Subordinated Debt and the New Subordinated Debt.

         "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person (exclusive of any Affiliate in which such Person has a minority ownership interest). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

         "TERM LOAN":  as defined in subsection 3.1.

         "TERM LOAN COMMITMENT": as to any Lender at any time, its obligation to make Term Loans to the Company in an aggregate amount not to exceed the amount set forth opposite such Lender's name in Schedule I under the heading "Term Loan Commitment".

         "TERM LOAN COMMITMENT PERCENTAGE": as to any Term Loan Lender at any time, the percentage which such Term Loan Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments of all Term Loan Lenders.

         "TERM LOAN LENDER": each Lender having an amount greater than zero set forth under the heading "Term Loan Commitment" opposite its name on
    Schedule I.

         "TERM NOTE":  as defined in subsection 3.3(e).

         "TRANCHE": the collective reference to Eurodollar Loans of the same Class or Multicurrency Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "TRANSFEREE":  as defined in subsection 14.6(f).

         "TYPE": as to any Revolving Credit Loan or Term Loan, its nature as an ABR Loan or a Eurodollar Loan.

         "U.S. DOLLAR EQUIVALENT": with respect to an amount denominated in any currency other than U.S. Dollars, the equivalent in U.S. Dollars of such amount, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Available Foreign Currency in the London market at 11:00 a.m. London time, two Business Days prior to the date on which such amount is to be determined.

         1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, the other Loan Documents or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in the Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP PROVIDED that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         SECTION 2.     AMOUNT AND TERMS OF REVOLVING CREDIT
                        COMMITMENTS

         2.1 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans (each, a "REVOLVING CREDIT LOAN") in U.S. Dollars to the Company from time to time during the Revolving Credit Commitment Period so long as after giving effect thereto (i) the Available Revolving Credit Commitment of each Revolving Credit Lender is greater than or equal to zero and (ii) the Aggregate Revolving Credit Outstandings of all Revolving Credit Lenders do not exceed the Aggregate Revolving Credit Commitments. During the Revolving Credit Commitment Period the Company may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

         (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections
2.2 and 6.2, PROVIDED that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

         2.2 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Company may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, PROVIDED that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M. (New York time) at least (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying in each case (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (A) in the case of ABR Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (B) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Not later than 12:00 Noon, New York City time, on each requested Borrowing Date each Revolving Credit Lender shall make an amount equal to its Revolving Credit Commitment Percentage of the principal amount of the Revolving Credit Loans requested to be made on such Borrowing Date available to the Administrative Agent at its office specified in subsection 14.2 in U.S. Dollars and in immediately available funds. The Administrative Agent shall on such date credit the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

         2.3 REPAYMENT OF REVOLVING CREDIT LOANS; EVIDENCE OF DEBT. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender (whether made before or after the termination or expiration of the Revolving Credit Commitments) on the Revolving Credit Termination Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. The Company hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 6.1.

         (b) Each Revolving Credit Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Revolving Credit Lender resulting from each Revolving Credit Loan of such Revolving Credit Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Revolving Credit Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain the Register pursuant to subsection 14.6(d), and a subaccount therein for each Revolving Credit Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Revolving Credit Lender hereunder in respect of the Revolving Credit Loans and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Company in respect of the Revolving Credit Loans and each Revolving Credit Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Revolving Credit Lender maintained pursuant to subsection 2.3(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Company therein recorded; PROVIDED, HOWEVER, that the failure of any Revolving Credit Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Revolving Credit Loans made to the Company by such Revolving Credit Lender in accordance with the terms of this Agreement.

         (e) The Company agrees that, upon the request to the Administrative Agent by any Revolving Credit Lender, the Company will execute and deliver to such Revolving Credit Lender a promissory note of the Company evidencing the Revolving Credit Loans of such Revolving Credit Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (each, a "REVOLVING CREDIT NOTE"); PROVIDED, that the delivery of such Revolving Credit Notes shall not be a condition precedent to the Closing Date.

         2.4 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Company shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Available Revolving Credit Commitment of any Revolving Credit Lender would not be greater than or equal to zero. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.


         SECTION 3.     AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

         3.1 THE TERM LOANS. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make a term loan (a "TERM LOAN") to the Company on the Closing Date in an amount up to the amount of the Term Loan Commitment of such Term Loan Lender. The Term Loans may be (a) Eurodollar Loans, (b) ABR Loans, or (c) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 3.2 and 6.2.

         3.2 PROCEDURE FOR TERM LOAN BORROWING. The Company may borrow under the Term Loan Commitments on the Closing Date, PROVIDED that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M. (New York time) at least (a) three Business Days prior to the requested Closing Date, if all or any part of the requested Term Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Closing Date, otherwise), specifying in each case (i) the amount to be borrowed, (ii) the requested Closing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Term Loan Lender. Not later than 12:00 Noon (New York time) on the Closing Date each Term Loan Lender shall make an amount equal to its Term Loan Commitment Percentage of the principal amount of the Term Loans requested to be made on Closing Date available to the Administrative Agent at its office specified in subsection 14.2 in U.S. Dollars and in immediately available funds. The Administrative Agent shall on such date credit the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders and in like funds as received by the Administrative Agent.

         3.3 REPAYMENT OF TERM LOANS; EVIDENCE OF DEBT. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Loan Lender (i) the then unpaid principal amount of the Term Loans of such Term Loan Lender in thirteen consecutive quarterly installments, payable on the last day of each March, June, September and December, commencing on March 31, 1998 each of which installments shall be in an aggregate amount for all Term Loan Lenders equal to the respective amounts set forth below:

              Term Loan
         Quarterly Installment              Amount
         ---------------------              ------

                   1                      $3,000,000
                  2-5                      2,500,000
                  6-9                      4,500,000
                 10-13                     6,000,000;

PROVIDED, that if the aggregate principal amount of Term Loans is less than $55,000,000, such undrawn amount shall be applied to reduce the foregoing amounts ratably in accordance with the originally scheduled amounts. The Company hereby further agrees to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 6.1.

         (b) Each Term Loan Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Term Loan Lender resulting from each Term Loan of such Term Loan Lender from time to time, including the amounts of principal and interest payable and paid to such Term Loan Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain the Register pursuant to subsection 14.6, and a subaccount therein for each Term Loan Lender, in which Register and/or subaccounts shall be recorded (i) the amount of each Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto,
(ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Term Loan Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Company and each Term Loan Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Term Lender maintained pursuant to subsection 3.3(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Term Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Term Loans made to the Company by such Term Lender in accordance with the terms of this Agreement.

         (e) The Company agrees that, upon the request to the Administrative Agent by any Term Lender, the Company will execute and deliver to such Lender a promissory note of the Borrower evidencing the Term Loan of such Term Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (as amended, supplemented or otherwise modified from time to time, a "TERM NOTE").

         SECTION 4.     AMOUNT AND TERMS OF MULTICURRENCY
                        COMMITMENT

         4.1 MULTICURRENCY COMMITMENTS. Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans (each, a "MULTICURRENCY LOAN") in any Available Foreign Currency to the Company or any Foreign Subsidiary Borrower from time to time during the Revolving Credit Commitment Period so long as after giving effect thereto (a) the Available Revolving Credit Commitment of each Revolving Credit Lender is greater than or equal to zero and (b) the Aggregate Revolving Credit Outstandings of all Revolving Credit Lenders do not exceed the Aggregate Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Company or any Foreign Subsidiary Borrower may use the Revolving Credit Commitments by borrowing, repaying the Multicurrency Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. For the purpose of determining the Aggregate Revolving Credit Outstandings on the date of a requested Multicurrency Loan, the U.S. Dollar Equivalent of the Multicurrency Loan then being requested shall be aggregated with the U.S. Dollar Equivalents of all Multicurrency Loans then outstanding (the U.S. Dollar Equivalent of each such outstanding Multicurrency Loan to be calculated as of the date of the most recent continuation of such Multicurrency Loan pursuant to subsection 4.2(d) or, if not previously continued, the date of the initial Multicurrency Loan).

         4.2. MAKING THE MULTICURRENCY LOANS. (a) Each Multicurrency Loan shall be made on notice, given by the Company to the Administrative Agent not later than 11:00 A.M. (New York time) on the third Business Day prior to the date of the proposed Multicurrency Loan. Each such notice (a "Notice of Borrowing") shall be in substantially the form of Exhibit J-1, specifying therein (i) the name of the Borrower, (ii) the date of such proposed Multicurrency Loan, (iii) the Available Foreign Currency of such Multicurrency Loan, (iv) the aggregate amount of such proposed Multicurrency Loan and (v) the initial Interest Period for such Multicurrency Loan.

         (b) The Administrative Agent shall give to each Revolving Credit Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing. Each Revolving Credit Lender shall, before 11:00 A.M. (New York time) on the date of the proposed Multicurrency Loan, make available to the account of the Administrative Agent referred to on Schedule III hereto for the Available Foreign Currency for such Multicurrency Loan (or such other locations in the same country as may be notified to the Borrowers and Revolving Credit Lenders by the Administrative Agent), in immediately available funds, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such proposed Multicurrency Loan in the applicable Available Foreign Currency of such Multicurrency Loan. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 8, the Administrative Agent will make such funds available to the applicable Borrower at the Administrative Agent's aforesaid addresses.

         (c) Each Multicurrency Loan shall be in an amount in an Available Foreign Currency of which the U.S. Dollar Equivalent is equal to at least $1,000,000 (or, if the then Aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount).

         (d) At least three Business Days' prior to the end of each Interest Period, the Company shall give the Administrative Agent notice, in substantially the form of Exhibit J-2 to this Agreement (a "Notice of Continuation"), not later than 11:00 A.M. (New York time) specifying the duration of the next succeeding Interest Period. The Administrative Agent shall promptly notify each Revolving Credit Lender of its receipt of a Notice of Continuation and the contents thereof. If, within the time period required under the terms of this subsection 4.2(d), the Administrative Agent does not receive a Notice of Continuation from the Company, then, upon the expiration of the Interest Period therefor, the applicable Interest Period in respect of such Multicurrency Loans shall be automatically deemed to be a period of one month commencing on the last day of the immediately preceding Interest Period and ending one month thereafter. Notwithstanding the first sentence of this subsection 4.2(d), no Multicurrency Loans shall be continued in accordance with a Notice of Continuation given if, on the date of the Notice of Continuation, the Borrowers are not in compliance with subsection 4.1, unless, one or more of the Borrowers shall repay the Multicurrency Loans, together with all accrued interest on the amount prepaid, such that the Borrowers are in compliance with subsection 4.1. Notwithstanding the foregoing, upon the expiration of any Interest Period with respect to any Multicurrency Loan at any time at which a Default or Event of Default shall have occurred and be continuing, the applicable Interest Period in respect of such Multicurrency Loans shall be automatically deemed to be a period of one month commencing on the last day of the immediately preceding Interest Period and ending one month thereafter. Each Notice of Continuation shall be irrevocable.

         4.3 REPAYMENT OF MULTICURRENCY LOANS; EVIDENCE OF DEBT. (a) The Company and each Foreign Subsidiary Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Multicurrency Loan of such Revolving Credit Lender to the Company or such Foreign Subsidiary Borrower on the Revolving Credit Termination Date and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement. Each of the Company and each Foreign Subsidiary Borrower hereby further agrees to pay interest on the unpaid principal amount of the Multicurrency Loans advanced to it and from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 6.1.

         (b) Each Revolving Credit Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company and each Foreign Subsidiary Borrower to such Revolving Credit Lender resulting from each Multicurrency Loan of such Revolving Credit Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Revolving Credit Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain the Register pursuant to subsection 14.6(d), and a subaccount therein for each Revolving Credit Lender, in which shall be recorded (i) the amount of each Multicurrency Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company and each Foreign Subsidiary Borrower to each Revolving Credit Lender hereunder in respect of the Multicurrency Loans and
(iii) both the amount of any sum received by the Administrative Agent hereunder from the Company and each Foreign Subsidiary Borrower in respect of the Multicurrency Loans and each Revolving Credit Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Revolving Credit Lender maintained pursuant to subsection 4.3(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Company and each Foreign Subsidiary Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Revolving Credit Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company or such Foreign Subsidiary Borrower to repay (with applicable interest) the Multicurrency Loans made to the Company or such Foreign Subsidiary Borrower by such Revolving Credit Lender in accordance with the terms of this Agreement.


         SECTION 5.     LETTERS OF CREDIT

         5.1 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the Issuing Lender, agrees, on behalf of the Revolving Credit Lenders, and in reliance on the agreement of the Revolving Credit Lenders set forth in subsection 5.3, to issue for the account of the Company letters of credit in an aggregate face amount, together with any unpaid Reimbursement Obligations, not to exceed $10,000,000 at any time outstanding, as follows:



         (i) standby letters of credit (collectively, the "STANDBY LETTERS OF CREDIT") in a form reasonably satisfactory to the Issuing Lender and in favor of such beneficiaries as the Company shall specify from time to time (which shall be reasonably satisfactory to the Issuing Lender); and

         (ii) commercial letters of credit in the form of the Issuing Lender's standard commercial letters of credit ("COMMERCIAL LETTERS OF CREDIT") in favor of sellers of goods or services to the Company or its Subsidiaries (the Standby Letters of Credit and Commercial Letters of Credit being referred to collectively as the "LETTERS OF CREDIT");

PROVIDED that on the date of the issuance of any Letter of Credit, and after giving effect to such issuance, the Aggregate Revolving Credit Outstandings of all Revolving Credit Lenders do not exceed the Aggregate Revolving Credit Commitments at such time. Each Standby Letter of Credit shall (i) have an expiry date no later than one year from the date of issuance thereof or, if earlier, five Business Days prior to the Revolving Credit Termination Date, (ii) be denominated in U.S. Dollars and (iii) be in a minimum face amount of $100,000. Each

Commercial Letter of Credit shall (i) provide for the payment of sight drafts when presented for honor thereunder, or of time drafts, in each case in accordance with the terms thereof and when accompanied by the documents described or when such documents are presented, as the case may be, (ii) be denominated in U.S. Dollars and (iii) have an expiry date no later than six months from the date of issuance thereof or, if earlier, five Business Days prior to the Revolving Credit Termination Date.

         5.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Company may from time to time request, upon at least three Business Days' notice, the Issuing Lender to issue a Letter of Credit by delivering to the Issuing Lender at its address specified in subsection 14.2 a Letter of Credit Application, completed to the satisfaction of such Issuing Lender, together with such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application from the Company, the Issuing Lender will promptly, but in no event later than five Business Days following receipt of such Letter of Credit Application, notify each Revolving Credit Lender thereof. Upon receipt of any Letter of Credit Application, the Issuing Lender will process such Letter of Credit Application, and the other certificates, documents and other papers delivered in connection therewith, in accordance with its customary procedures and shall promptly issue such Letter of Credit (but in no event earlier than three Business Days after receipt by the Issuing Lender of the Letter of Credit Application relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the Company and the Participating Lenders. Prior to the issuance of any Letter of Credit, the Issuing Lender will confirm with the Administrative Agent that the issuance of such Letter of Credit is permitted pursuant to Section 5 and subsection 8.2. Additionally, the Issuing Lender and the Company shall inform the Administrative Agent of any modifications made to outstanding Letters of Credit, of any payments made with respect to such Letters of Credit, and of any other information regarding such Letters of Credit as may be reasonably requested by the Administrative Agent, in each case pursuant to procedures established by the Administrative Agent.

         5.3 PARTICIPATING INTERESTS. Effective as of the date of the issuance of each Letter of Credit, the Issuing Lender agrees to allot, and does allot, to each other Revolving Credit Lender, and each such Revolving Credit Lender severally and irrevocably agrees to take and does take, a Participating Interest in such Letter of Credit and the related Letter of Credit Application in a percentage equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage. On the date that any Purchasing Lender becomes a party to this Agreement in accordance with subsection 14.6, Participating Interests in any outstanding Letter of Credit held by the Revolving Credit Lender from which such Purchasing Lender acquired its interest hereunder shall be proportionately reallotted between such Purchasing Lender and such transferor Revolving Credit Lender. Each Participating Lender hereby agrees that its obligation to participate in each Letter of Credit issued in accordance with the terms hereof and to pay or to reimburse the Issuing Lender in respect of such Letter of Credit for its participating share of the drafts drawn thereunder shall be irrevocable and unconditional; PROVIDED that no Participating Lender shall be liable for the payment of any amount under subsection 5.4(b) resulting solely from the Issuing Lender's gross negligence or willful misconduct.

         5.4 PAYMENTS. (a) The Company agrees (i) to reimburse the Administrative Agent for the account of the Issuing Lender, forthwith upon its demand and otherwise in accordance with the terms of the Letter of Credit Application, if any, relating thereto, for any payment made by the Issuing Lender under any Letter of Credit and (ii) to pay to the Administrative Agent for the account of such Issuing Lender, interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a fluctuating rate per annum equal to the rate then borne by Revolving Credit Loans that are ABR Loans pursuant to subsection 6.1(b) plus 2%.

         (b) In the event that the Issuing Lender makes a payment under any Letter of Credit and is not reimbursed in full therefor, forthwith upon demand of the Issuing Lender, and otherwise in accordance with the terms hereof or of the Letter of Credit Application, if any, relating to such Letter of Credit, the Issuing Lender will promptly through the Administrative Agent notify each Participating Lender that acquired its Participating Interest in such Letter of Credit from the Issuing Lender. No later than the close of business on the date such notice is given, each such Participating Lender will transfer to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, an amount equal to such Participating Lender's PRO RATA share of the unreimbursed portion of such payment.

         (c) Whenever, at any time, after the Issuing Lender has made payment under a Letter of Credit and has received from any Participating Lender the Participating Lender's PRO RATA share of the unreimbursed portion of such payment, the Issuing Lender receives any reimbursement on account of such unreimbursed portion or any payment of interest on account thereof, the Issuing Lender will distribute to the Administrative Agent, for the account of such Participating Lender, its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that the receipt by the Issuing Lender of such reimbursement or such payment of interest (as the case may be) is required to be returned, such Participating Lender will promptly return to the Administrative Agent, for the account of the Issuing Lender, any portion thereof previously distributed by the Issuing Lender to it.

         5.5 FURTHER ASSURANCES. The Company hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Lender more fully to effect the purposes of this Agreement and the issuance of the Letters of Credit issued hereunder.

         5.6 OBLIGATIONS ABSOLUTE. The payment obligations of the Company under subsection 5.4 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

         (a) the existence of any claim, set-off, defense or other right which the Company may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any Participating Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein, or any unrelated transaction;

         (b) any statement or any other document presented under any Letter of Credit opened for its account proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (c) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, except payment resulting solely from the gross negligence or willful misconduct of the Issuing Lender; or

         (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Issuing Lender.

         5.7 LETTER OF CREDIT APPLICATION. To the extent not inconsistent with the terms of this Agreement (in which case the provisions of this Agreement shall prevail), provisions of any Letter of Credit Application related to any Letter of Credit are supplemental to, and not in derogation of, any rights and remedies of the Issuing Lender and the Participating Lenders under this Section 5 and applicable law. The Company acknowledges and agrees that all rights of the Issuing Lender under any Letter of Credit Application shall inure to the benefit of each Participating Lender to the extent of its Revolving Credit Commitment Percentage as fully as if such Participating Lender was a party to such Letter of Credit Application.

         5.8 PURPOSE OF LETTERS OF CREDIT. Each Standby Letter of Credit shall be used by the Company solely (a) to provide credit support for borrowings by the Company or its Subsidiaries, (b) to pay or secure the payment of the principal amount of, and accrued interest on, and other obligations with respect to, Industrial Revenue Bonds in accordance with the provisions of the indenture related thereto, or (c) for other working capital purposes of the Company and Subsidiaries in the ordinary course of business. Each Commercial Letter of Credit will be used by the Company and Subsidiaries solely to provide the primary means of payment in connection with the purchase of goods or services by the Company and Subsidiaries in the ordinary course of business.

         SECTION 6.  GENERAL PROVISIONS

         6.1 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

         (b) Each ABR Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Alternate Base Rate for such day plus the Applicable Margin.

         (c) Each Multicurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin.

         (d) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such amount shall bear interest for each day after the due date until such amount is paid in full at a rate per annum equal to (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, fee or other amount, the rate described in paragraph (b) of this subsection plus 2%. if any Event of Default other than as described in the preceding sentence shall occur and be continuing, and the Majority Lenders shall give notice to the Company that this sentence shall apply, then, until such Event of Default shall be cured or waived or such notice shall be withdrawn, the outstanding principal amount of all Loans shall bear interest at 2% above the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection (other than the first sentence of this paragraph (d)).

         (e) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (d) of this subsection shall be payable from time to time on demand.

         6.2 CONVERSION AND CONTINUATION OPTIONS. (a) The Company may elect from time to time to convert outstanding Eurodollar Loans (in whole or in part) to ABR Loans of the same Class by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert outstanding ABR Loans (in whole or in part) to Eurodollar Loans of the same Class by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, PROVIDED that (i) no ABR Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or Lenders holding the majority of the outstanding principal amount of Loans of such Class have determined that such conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 6.3 shall not have been violated, (iii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date.

         (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Administrative Agent of the length of the next Interest Period to be applicable to such Loans determined in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, PROVIDED that no Eurodollar Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent or Lenders holding the majority of the outstanding principal amount of Loans of such Class have determined that such continuation is not appropriate, (ii) if, after giving effect thereto, subsection 6.3 would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date, and PROVIDED, FURTHER, that if the Company shall fail to give such notice or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

         (c) Any Multicurrency Loans may be continued as set forth in subsection 4.2(d).

         6.3 MINIMUM AMOUNTS OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof, (ii) the aggregate principal amount of the Multicurrency Loans comprising each Tranche shall be in an amount of which the U.S. Dollar Equivalent is at least $1,000,000 and (iii) there shall not be more than (ten) 10 Tranches at any one time outstanding.

         6.4 OPTIONAL AND MANDATORY PREPAYMENTS. (a) The Company may at any time and from time to time prepay Revolving Credit Loans and/or Term Loans, in whole or in part, upon at least three Business Days' irrevocable notice to the Administrative Agent (in the case of Eurodollar Loans) and at least one Business Day's irrevocable notice to the Administrative Agent (in the case of ABR Loans), specifying the date and amount of prepayment and whether the prepayment is (i) of Revolving Credit Loans, Term Loans or a combination thereof and (ii) of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the amount allocable to each. Upon the receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of the Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

         (b) The Company or the Foreign Subsidiary Borrowers, as the case may be, may at any time and from time to time prepay, without premium or penalty, the Multicurrency Loans, in whole or in part, upon at least three Business Days' irrevocable notice to the Administrative Agent specifying the date and amount of prepayment. Upon the receipt of any such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of Multicurrency Loans shall be in an aggregate principal amount of which the U.S. Dollar Equivalent is at least $1,000,000.

         (c) If, at any time during the Revolving Credit Commitment Period, for any reason the Aggregate Revolving Credit Outstandings of all Revolving Credit Lenders exceed the Aggregate Revolving Credit Commitments then in effect, or the Aggregate Revolving Credit Outstandings of any Lender exceeds the Revolving Credit Commitment of such Revolving Credit Lender then in effect, (i) the Company shall, without notice or demand, immediately prepay the Revolving Credit Loans and/or (ii) the Company or the Foreign Subsidiary Borrowers shall, without notice or demand, immediately prepay the Multicurrency Loans, in an aggregate principal amount at least sufficient to eliminate any such excess. Notwithstanding the foregoing, mandatory prepayments of Revolving Credit Loans or Multicurrency Loans that would otherwise be required pursuant to this subsection 6.4(c) solely as a result of currency fluctuations from time to time shall only be required to be made pursuant to this subsection 6.4 on the last Business Day of each month on the basis of the U.S. Dollar Equivalent in effect on such Business Day.

         (d) If, subsequent to the Closing Date, the Company shall issue and sell any Capital Stock, 75% of the Net Proceeds thereof shall be promptly applied toward the prepayment of the Loans and reduction of the Revolving Credit Commitments as set forth in subsection 6.4(h); PROVIDED, that (i) net proceeds of any equity received by the Company and used to fund acquisitions within 180 days after receipt of such net proceeds shall not be required to be applied toward prepayment of the Loans and (ii) net proceeds of any Capital Stock or other equity received by the Company and used to prepay New Subordinated Debt or Existing Subordinated Debt within 90 days after receipt of such net proceeds shall not be required to be applied toward prepayment of the Loans.

         (e) If, subsequent to the Closing Date, the Company or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale, 100% of such Net Proceeds shall be promptly applied toward the prepayment of the Loans and reduction of the Revolving Credit Commitments as set forth in subsection 6.4(h).

         (f) If for any fiscal year, commencing with the fiscal year in which the Closing Date occurs, there shall be Consolidated Excess Cash Flow for such fiscal year, 25% of such Consolidated Excess Cash Flow (in the case of Consolidated Excess Cash Flow for the fiscal year ending September 30, 1997) and 50% of such Consolidated Excess Cash Flow (in the case of any subsequent fiscal year) shall be applied toward prepayment of the Loans and reduction of the Revolving Credit Commitments as set forth in subsection 6.4(h). Each such prepayment shall be made on or before the date on which the financial statements referred to in subsection 9.1(a) in respect of such fiscal year are delivered, but in no event later than the date by which such statements are required to be delivered pursuant to such subsection.

         (g) Each prepayment of Loans pursuant to this subsection 6.4 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under subsection 6.11 in connection with such prepayment.

         (h) All prepayments pursuant to subsections 6.4(d), (e) and (f) shall be applied, FIRST, to the prepayment of the Term Loans and, SECOND, to the permanent reduction of the Revolving Credit Facility. Each such prepayment of the Term Loans shall be applied FIRST, to the next installment due and, SECOND, to the remaining installments thereof ratably in accordance with the then outstanding amounts thereof; PROVIDED, that prepayments of the Term Loans with the proceeds of the sale of the Company's magnetics business will be applied first toward prepayment of the next four installments due under the Term Loans and thereafter to remaining installments under the Term Loans ratably in accordance with the then outstanding amounts thereof. Notwithstanding the foregoing, each holder of Term Loans shall have the right to refuse all or any portion of such prepayment allocable to its Term Loans.

         (i) All such prepayments within each Class of Loans shall be applied first to reduce outstanding ABR Loans and any amounts remaining after such application shall, at the option of the Company, be applied to prepay Eurodollar Loans immediately or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent will apply any cash deposited in the Prepayment Account (i) allocable to Term Loans to prepay Eurodollar Term Loans and (ii) allocable to Revolving Credit Loans to prepay Eurodollar Revolving Credit Loans, in each case on the last day of their respective Interest Periods (or, at the direction of the Company, on any earlier date) until all outstanding Term Loans or Revolving Credit Loans, as the case may be, have been prepaid or until all the allocable cash held in the Prepayment Account with respect to such Loans has been exhausted. The term "PREPAYMENT ACCOUNT" shall mean an account established by the Company with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (i). The Administrative Agent will, at the written or telephonic request (which shall promptly be confirmed in writing) of the Company, use its reasonable efforts to invest amounts on deposit in the Prepayment Account in the Cash Equivalents specified in such request; PROVIDED, HOWEVER, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation, (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if an Event of Default shall have occurred and be continuing and (iii) no such investments shall mature after the last day of the applicable Interest Periods of the Eurodollar Term Loans or Eurodollar Revolving Credit Loans to be prepaid, as the case may be. The Company shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Loans on the last day of the applicable

Interest Periods is not less than the amount that would have been available had no investments been made pursuant thereto. Until no Term Loans or Revolving Credit Loans, as the case may be, are outstanding, interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested as specified above. Upon prepayment or payment in full of all Term Loans or Revolving Credit Loans, as the case may be, any amount remaining on deposit in the Prepayment Account with respect to such Loans shall be paid to the Company. If the maturity of the Loans has been accelerated pursuant to Section 12, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Company hereby grants to the Administrative Agent, for its benefit and the benefit of the Issuing Bank and the Lenders, a security interest in the Prepayment Account.

         (j) Amounts prepaid in respect of the Term Loans may not be reborrowed.

         (k) The Revolving Credit Loans shall be prepaid and the Letters of Credit shall be cash collateralized or replaced to the extent such extensions of credit exceed the amount of the Revolving Credit Facility.

         6.5 COMMITMENT FEES; OTHER FEES. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender (other than any Revolving Credit Lender which has defaulted in its obligation to fund a Loan under this Agreement), a commitment fee for the period from and including the Closing Date to but excluding the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein) at the rate of 1/2 of 1% per annum on the average daily Available Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein, commencing on the first such date to occur after the date hereof.

         (b) The Company shall pay (without duplication of any other fee payable under this subsection 6.5) to the Arranger, all fees separately agreed to by the Company and the Arranger.

         (c) The Company shall pay (without duplication of any other fee payable under this subsection 6.5) to the Administrative Agent all fees separately agreed to by the Company and the Administrative Agent.

         (d) In lieu of any letter of credit commissions and fees provided for in any Letter of Credit Application (other than any standard issuance, amendment and negotiation fees), the Company will pay the Administrative Agent, (i) for the account of the Issuing Lender, a non-refundable fronting fee equal to 0.25% per annum and (ii) for the account of the Revolving Credit Lenders, a non-refundable Letter of Credit fee equal to the Applicable Margin in respect of Revolving Credit Loans that are Eurodollar Loans, in each case on the amount available to be drawn under such Letter of Credit. Such fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter, and shall be calculated on the average daily amount available to be drawn under the Letters of Credit.

         (e) The Company agrees to pay the Issuing Lender for its own account its customary administration, amendment, transfer and negotiation fees charged by the Issuing Lender in connection with its issuance and administration of Letters of Credit.

         6.6 COMPUTATION OF INTEREST AND FEES. (a) Interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed; PROVIDED that interest calculated at Alternate Base Rate (based on the Corporate Base Rate included therein) shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of each determination of a Eurodollar Rate or a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of the effective date and the amount of each such change in the Alternate Base Rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. Each Administrative Agent shall, at the request of a Borrower, deliver to such Borrower a statement showing in reasonable detail the calculations used by such Administrative Agent in determining any interest rate pursuant to subsection 6.1(a).

         6.7 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

         (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the Eurocurrency Rate, as the case may be, for such Interest Period, or

         (b) the Administrative Agent has received notice from the Majority Lenders or the Majority Revolving Credit Lenders, as the case may be, that the Eurodollar Rate or Eurocurrency Rate, as the case may be, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Eurodollar Loans or Multicurrency Loans, as the case may be, during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the Lenders as soon as practicable thereafter. If such notice is given (i) any Eurodollar Loans or Multicurrency Loans, as the case may be, requested to be made on the first day of such Interest Period shall be made as ABR Loans in U.S. Dollars, (ii) any Revolving Credit or Term Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as ABR Loans, (iii) any outstanding Eurodollar Loans shall be converted on the first day of such Interest Period to ABR Loans and (iv) any Multicurrency Loans to which such Interest Period relates shall be repaid on the first day of such Interest Period. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans or Multicurrency Loans shall be made or continued as such, nor shall the Company have the right to convert ABR Loans to Eurodollar Loans.

         6.8 PRO RATA TREATMENT AND PAYMENTS. (a)(i) Each borrowing of Revolving Credit Loans by the Company from the Revolving Credit Lenders hereunder shall be made PRO RATA according to the Revolving Credit Commitment Percentages of the Revolving Credit Lenders in effect on the date of such borrowing. Each borrowing of Term Loans by the Company from the Term Loan Lenders hereunder shall be made PRO RATA according to the Term Loan Commitment Percentages of the Term Loan Lenders in effect on the date of such borrowing. Each payment by the Company on account of any commitment fee hereunder shall be allocated by the Administrative Agent among the Revolving Credit Lenders in accordance with the respective amounts which such Revolving Credit Lenders are entitled to receive pursuant to subsection 6.5(a). Any reduction of the Revolving Credit Commitments or Term Loan Commitments, as the case may be, of the Lenders shall be allocated by the Administrative Agent among the Lenders PRO RATA according to the Revolving Credit Commitment Percentages or Term Loan Commitment Percentages, as the case may be, of such Lenders. Except as provided in subsection 6.4(h), each payment (other than any optional prepayment) by the Company on account of principal of or interest in respect of Revolving Credit Loans or Term Loans shall be allocated by the Administrative Agent PRO RATA according to the respective principal amounts thereof then due and owing to each Lender. Except as provided in subsection 6.4(h), each optional prepayment by the Company on account of principal of or interest in respect of Revolving Credit Loans or Term Loans shall be allocated by the Administrative Agent PRO RATA according to the respective outstanding principal amounts thereof. All payments (including prepayments) to be made by the Company in respect of Revolving Credit Loans or Term Loans hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders entitled thereto, at the Administrative Agent's office specified in subsection 4.2, in U.S. Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received.

         (ii) Each borrowing of Multicurrency Loans by the Company or any Foreign Subsidiary Borrower shall be made PRO RATA according to the Revolving Credit Commitment Percentages of the Revolving Credit Lenders. Each payment (including each prepayment) by the Company or a Foreign Subsidiary Borrower on account of principal of and interest on

Multicurrency Loans shall be allocated by the Administrative Agent PRO RATA according to the respective principal amounts of the Multicurrency Loans then due and owing by the Company or such Foreign Subsidiary Borrower to each Revolving Credit Lender. All payments (including prepayments) to be made by the Company or a Foreign Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made at or before the payment time for the currency of such Multicurrency Loan, on the due date thereof to the Administrative Agent, for the account of the Revolving Credit Lenders, at the payment office for the currency of such Multicurrency Loan, in the currency of such Multicurrency Loan and in immediately available funds. The Administrative Agent shall distribute such payments to the Revolving Credit Lenders entitled to receive the same promptly upon receipt in like funds as received.

         (iii) If any payment hereunder (other than payments on the Eurodollar Loans and the Multicurrency Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or a Multicurrency Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its share of such borrowing available to such Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate per annum equal to (i) the daily average Federal Funds Effective Rate (in the case of a borrowing of Revolving Credit Loans or Term Loans) and (ii) the Administrative Agent's reasonable estimate of its average daily cost of funds (in the case of a borrowing of Multicurrency Loans), in each case for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the applicable Borrower shall repay such Lender's share of such borrowing (together with interest thereon from the date such amount was made available to such Borrower (i) at the rate per annum applicable to ABR Loans hereunder (in the case of amounts made available in U.S. Dollars) and (ii) the Administrative Agent's reasonable estimate of its average daily cost of funds PLUS the Applicable Margin applicable to Multicurrency Loans (in the case of a borrowing of Multicurrency Loans)) to the Administrative Agent not later than three Business Days after receipt of written notice from the Administrative Agent specifying such Lender's share of such borrowing that was not made available to such Administrative Agent, and the Borrower shall have the right to pursue any remedies against such Lender for its failure to make its portion of such borrowing available.

         (c) Unless the Administrative Agent shall have been notified in writing by any Borrower prior to a date on which a payment is due from such Borrower hereunder that such Borrower will not make such payment available to such Administrative Agent, the Administrative Agent may assume that such Borrower is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Lenders a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the due date therefor, the applicable Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate per annum equal to (i) the daily average Federal Funds Effective Rate (in the case of a borrowing of Revolving Credit Loans or Term Loans) and (ii) the Administrative Agent's reasonable estimate of its average daily cost of funds (in the case of a borrowing of Multicurrency Loans), in each case for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

         6.9 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or Multicurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans or Multicurrency Loans, continue Eurodollar Loans or Multicurrency Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled until such time as it shall no longer be unlawful for such Lender to make or maintain the affected Loans, (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Eurodollar Loans or within such earlier period as may be required by law and (c) such Lender's Multicurrency Loans shall be prepaid on the last day of the then current Interest Period with respect thereto or within such earlier period or may be required by law. If any such conversion of a Eurodollar Loan or repayment of a Multicurrency Loan occurs on a day which is not the last day of the then current Interest Period Interest Period with respect thereto, the Company shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 6.11.

         6.10 REQUIREMENTS OF LAW. (a) In the event that the adoption of or any change in any Requirement of Law (or in the interpretation or application thereof) or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental
Authority:

         (i) does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Loans made by it or any Letter of Credit, or change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Lender);

         (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate or Eurocurrency Rate; or

         (iii) does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by any amount which such Lender deems to be material, of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case in respect of its Loans or Letters of Credit which it issues or in which it holds Participating Interests, then, in any such case, the applicable Borrower shall promptly pay such Lender, upon receipt of its demand setting forth in reasonable detail, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable, such additional amounts together with interest on each such amount from the date two Business Days after the date demanded until payment in full thereof at the ABR. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender, through the Administrative Agent, to the applicable Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and payment of all amounts outstanding hereunder for a period of one year.

         (b) In the event that any Lender shall have determined that the adoption of any law, rule, regulation or guideline regarding capital adequacy (or any change therein or in the interpretation or application thereof) or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Company (with a copy to the Administrative Agent) of a written request therefor, the Company shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) Any request by any Lender for compensation under this subsection
6.10 shall be accompanied by a certificate of a duly authorized officer of such Lender setting for such information and calculations supporting such request as such Lender shall customarily provide in similar situations.

         6.11 INDEMNITY. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in payment when due of the principal amount of or interest on any Loans of such Lender, (b) default by such Borrower in making a borrowing or conversion after such Borrower has given a notice of borrowing or a notice of conversion in accordance with this Agreement, (c) default by such Borrower in making any prepayment after such Borrower has given a notice in accordance with this Agreement or (d) the making of a prepayment of a Eurodollar Loan or Multicurrency Loan on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans or Multicurrency Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained, but excluding, in each case, lost profit. This covenant shall survive termination of this Agreement and payment of all amounts outstanding hereunder.

         6.12 TAXES. (a) All payments made by any Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Administrative Agent and each Lender, income or franchise taxes imposed on the Administrative Agent or such Lender by the jurisdiction under the laws of which the Administrative Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein or by any jurisdiction in which such Lender's lending office is located or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Lender and any jurisdiction other than a connection resulting solely from entering into this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being thereinafter called "NON-EXCLUDED TAXES"). Subject to the provisions of subsection 6.12(c), if any Non-Excluded Taxes are required to be withheld from any amounts payable by such Borrower to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Non-Excluded Taxes are paid by any Borrower with respect to payments made in connection with this Agreement, as promptly as possible thereafter, such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. Subject to the provisions of subsection 6.12(c), if any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lenders as a result of any such failure.

         (b) Each Lender that is not incorporated or organized under the laws of the United States of America or a state thereof agrees that, prior to the first date any payment is due to be made to it hereunder or under any Note, it will deliver to the Company and the Administrative Agent (A) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) two valid, duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments by the Borrower under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax or (B) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224, (i) a certificate substantially in the form of Exhibit I (a "TAX STATUS CERTIFICATE") and (ii) two completed and signed copies of Internal Revenue Service Form W-8 or successor applicable form, to establish in each case that such Lender is entitled to receive payments by the Borrowers under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes. Each Lender which delivers to the Company and the Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Company and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner or certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments by the Company under this Agreement without deduction or withholding of any United States federal income taxes, unless any change in treaty, law or regulation or official interpretation thereof has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (c) The Company shall not be required to pay any additional amounts to the Administrative Agent or any Lender (or Transferee except to the extent such Transferee's transferor was entitled, at the time of transfer, to receive additional amounts from the Company) in respect of United States withholding tax pursuant to subsection 6.12(a) if (i) the obligation to pay such additional amounts would not have arisen but for a failure by the Administrative Agent or such Lender (or Transferee) to comply with the requirements of subsection 6.12(b) (or in the case of a Transferee, the requirements of subsection 14.6(h)).

         (d) Each Revolving Credit Lender that is not incorporated or organized under the laws of the jurisdiction under which a Foreign Subsidiary Borrower is incorporated or organized shall, upon request by such Foreign Subsidiary Borrower, within a reasonable period of time after such request, deliver to such Foreign Subsidiary Borrower or the applicable governmental or taxing authority, as the case may be, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement to such Lender may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated or organized, PROVIDED that such Revolving Credit Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Revolving Credit Lender.

         (e) Except as otherwise provided in subsection 6.14(a), each Lender agrees to use reasonable efforts (including reasonable efforts to change its lending office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this subsection 6.12; PROVIDED, HOWEVER, that such efforts shall not impose on such Lender any additional costs or legal or regulatory burdens deemed by such Lender in its sole judgment to be material.

         (f) The agreements in subsection 6.12(a) shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder until the expiration of the applicable statute of limitations for such taxes.

         6.13 USE OF PROCEEDS. The proceeds of the Term Loans shall be used to refinance the Senior Notes, to pay related fees and expenses and for general corporate and working capital purposes of the Company and its Subsidiaries. The proceeds of the Revolving Credit Loans and the Multicurrency Loans shall be used for the general working capital and general corporate purposes of the Company and its Subsidiaries. The Letters of Credit shall be used for the general working capital purposes of the Company and its Subsidiaries.

         6.14 CHANGE IN LENDING OFFICE; REPLACEMENT OF LENDER. (a) Each Lender agrees that if it makes any demand for payment under subsection 6.10 or 6.12(a), or if any adoption or change of the type described in subsection 6.9 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for any Borrower to make payments under subsection 6.10 or 6.12(a), or would eliminate or reduce the effect of any adoption or change described in subsection 6.9.

         (b) If any Lender requests any payment under subsection 6.10 or 6.12(a), the Borrower shall have the right (i) to replace such Lender with one or more replacement lenders, each of which shall be reasonably acceptable to the Administrative Agent, or (ii) to replace only the Revolving Credit Commitments (and outstanding Extensions of Credit thereunder) or only the Term Loan Commitments (or Term Loans), as the case may be, with identical Commitments and/or Loans of one or more replacement lenders, each of which shall be reasonably acceptable to the Administrative Agent.


         SECTION 7.  REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Agreement and to make the Loans, and to induce the Issuing Lender to issue Letters of Credit, each Borrower hereby represents and warrants to the Administrative Agent and to each Lender that:

         7.1 FINANCIAL CONDITION. (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at September 30, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Arthur Andersen LLP, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at December 31, 1996 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified by the chief financial officer of the Company, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the respective nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or chief financial officer, as the case may be, and as disclosed therein). [[Except as set forth on Schedule 7.1]], neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from September 30, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at September 30, 1996, other than the sale of inventory in the ordinary course of business.

         (b) The unaudited PRO FORMA balance sheets of the Company and its consolidated Subsidiaries as at December 31, 1996, certified by a Responsible Officer of the Company (collectively, the "PRO FORMA BALANCE SHEET"), copies of which have been furnished to each Lender, are the unaudited consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries, adjusted to give effect (as if such events had occurred on such date) to the incurrence of the Loans and the use of the proceeds thereof on the Closing Date. The Pro Forma Balance Sheet, together with the notes thereto, was prepared in accordance with GAAP and reflects on a PRO FORMA basis the financial position of the Company and its consolidated Subsidiaries as of December 31, 1996, as adjusted as described above, assuming that the events specified in the preceding sentence had actually occurred at such date.

         7.2 NO CHANGE. Since September 30, 1996 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         7.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified in any such jurisdiction could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         7.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.  Each
Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Loan Party that is a party hereto or thereto. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party hereto or thereto enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         7.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Loan Party or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         7.6 NO MATERIAL LITIGATION. Except as set forth on Schedule 7.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Loan Parties, threatened by or against any Loan Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or
(b) which could reasonably be expected to have a Material Adverse Effect.

         7.7 NO DEFAULT. No Loan Party nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         7.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Loan Parties and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except to the extent that the failure to have such title would not have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by subsection 10.3. With respect to real property or interests in real property, as of the Closing Date, the Company has (i) fee title to all of the real property listed on
Schedule 7.8 under the heading "Fee Properties" (each, a "FEE PROPERTY"), and
(ii) good and valid title to the leasehold estates in all of the real property leased by it and listed on Schedule 7.8 under the heading "Leased Properties" (each, a "LEASED PROPERTY"), in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Liens permitted pursuant to subsection 10.3, (B) as to Leased Property, the terms and provisions of the respective lease therefor and any matters affecting the fee title and any estate superior to the leasehold estate related thereto, and (C) title defects, or leases or subleases granted to others, which are not material to the Fee Properties or the Leased Properties, as the case may be, taken as a whole. The Fee Properties and the Leased Properties constitute, as of the Closing Date, all of the real property owned in fee or leased by the Company.

         7.9 INTELLECTUAL PROPERTY. Each Loan Party and each of its Subsidiaries owns, or is licensed to use or otherwise has the right to use, all trademarks, tradenames, copyrights, patents, trade secrets and other proprietary information that it uses in the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). To the knowledge of each Loan Party, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or enforceability of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of such Intellectual Property by each Loan Party and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.10 NO BURDENSOME RESTRICTIONS. No Contractual Obligation of any Loan Party or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         7.11 TAXES. Each Loan Party and each of its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Loan Parties, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Loan Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

         7.12 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

         7.13 ERISA. Neither the Company nor any Commonly Controlled Entity has any liability in respect of any Multiemployer Plan.

         7.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

         7.15 SUBSIDIARIES. Schedule IV sets forth all Subsidiaries of the Company as of the Closing Date.

         7.16 ENVIRONMENTAL MATTERS. Except to the extent that all of the following, taken together, could not reasonably be expected to result in a Material Adverse Effect or to result in the payment of Material Environmental
Amount:

         (a) The facilities and properties owned, leased or operated by each Loan Party or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

         (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any Loan Party or any of its Subsidiaries (the "BUSINESS") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

         (c) Neither any Loan Party nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties or elsewhere in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties, threatened, under any Environmental Law to which any Loan Party or any Subsidiary thereof is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

         (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Loan Party or any Subsidiary thereof in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

         7.17 SOLVENCY. Each Loan Party is, and after giving effect to the consummation of any Acquisition and to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

         7.18 SECURITY DOCUMENTS. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described, and as defined, therein and proceeds thereof, and, after taking the actions described in Schedule 3 thereto, the Guarantee and Collateral Agreement shall at all times constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Secured Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by subsection 10.3.

         (b) Each Mortgage is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein, and upon filing the Mortgages in the jurisdictions listed on Schedule V, such security interests will constitute perfected liens on, and security interests in, all right, title and interest of the debtor party thereto in the collateral described therein.

         7.19 REGULATION H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

         7.20 ACCURACY OF INFORMATION. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished in writing to the Administrative Agent, the Arranger or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole together with all other information provided in this Agreement, the other Loan Documents or any other such document, certificate or statement, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of any fact material to the interests of the Administrative Agent or any Lender, or omitted to state a fact necessary in order to make the statements contained herein or therein not misleading in any respect material to the interests of the Administrative Agent or any Lender. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in such other documents, certificates and statements furnished to the Administrative Agent, the Arranger and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.


         SECTION 8.  CONDITIONS PRECEDENT

         8.1 CONDITIONS TO CLOSING DATE. The Closing Date shall occur on the date of satisfaction of the following conditions precedent:

         (a) LOAN DOCUMENTS. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each of the Borrowers, with a counterpart for each Lender,(ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender and (iii) the Mortgage executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender.

         (b) BORROWING CERTIFICATE. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Company, dated the Closing Date, substantially in the form of Exhibit H with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company.

         (c) CORPORATE PROCEEDINGS OF THE COMPANY. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents to which the Company is a party, certified by the Secretary or an Assistant Secretary of the Company as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (d) COMPANY INCUMBENCY CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of the Company, dated the Closing Date, as to the incumbency and signature of the officers of the Company executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company.

         (e) CORPORATE PROCEEDINGS OF SUBSIDIARIES. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Subsidiary of the Company which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (f) SUBSIDIARY INCUMBENCY CERTIFICATES. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

         (g) CORPORATE DOCUMENTS. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

         (h) RECAPITALIZATION. The Senior Notes shall have been repaid in full and all Liens securing the obligations thereunder shall have been released.

         (i) FEES. The Arranger and the Administrative Agent and the Lenders shall have received all invoiced fees and expenses required to be paid on the Closing Date.

         (j) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

              (i) the executed legal opinion of Cadwalader, Wickersham & Taft, counsel to the Company and the other Loan Parties, substantially in the form of Exhibit F-1; and

              (ii) the executed legal opinion of Leagre & Barnes, special Indiana counsel to the Company and the other Loan Parties, substantially in the form of Exhibit F-2;

    each such legal opinion to cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

         (k) FINANCIAL STATEMENTS. The Administrative Agent shall have received, with a copy for each Lender, (i) audited consolidated financial statements of the Company and its consolidated Subsidiaries for the three most recent fiscal years ended prior to the Closing Date and unaudited consolidated financial statements of the Company and its consolidated Subsidiaries, reasonably satisfactory to the Lenders and certified by the chief financial officer of the Company, for the three months ended December 31, 1996, and (ii) unaudited interim consolidated financial statements of the Company and its consolidated Subsidiaries for each fiscal month and quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, reasonably satisfactory to the Lenders and certified by the chief financial officer of the Company, all such financial statements, including the related schedules and notes thereto, having been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or chief financial officer, as the case may be, and as disclosed therein).

         (l) PRO FORMA BALANCE SHEET. The Administrative Agent shall have received, with a copy for each Lender, the Pro Forma Balance Sheet described in subsection 7.1(b).

         (m) BUSINESS PLAN. The Administrative Agent shall have received, with a copy for each Lender, a business plan for fiscal years 1996 - 2001 reasonably satisfactory to the Lenders.

         (n) ENVIRONMENTAL REPORTS AND ANALYSIS. The Administrative Agent shall have received, with a counterpart for each Lender, such environmental reports and analysis relating to environmental matters with respect to the real property owned or leased by the Company and its Subsidiaries, which the Administrative Agent, in its discretion, shall have requested.

         (o) APPRAISALS. The Administrative Agent shall have received satisfactory appraisals in respect of each parcel of real property covered by a Mortgage.

         (p) PLEDGED STOCK; STOCK POWERS. The Administrative Agent shall have received the certificates representing the shares pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof. All actions required to perfect the security interest in the pledged stock of the Foreign Subsidiaries listed in Item 1 of
    Schedule VI created pursuant to the Guarantee and Collateral Agreement shall have been taken.

         (q) ACTIONS TO PERFECT LIENS. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

         (r) LIEN SEARCHES. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Company and its Subsidiaries in each of the jurisdictions and offices where assets of the Company and its Subsidiaries are located or recorded, and such search shall reveal no material liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by the Loan Documents.

         (s) SURVEYS. The Administrative Agent shall have received (or shall receive within 10 Business Days after the Closing Date), and the title insurance company issuing the policy referred to in subsection 8.1(t) (the "TITLE INSURANCE COMPANY") shall have received, maps or plats of an as-built survey of the sites of the property covered by each Mortgage certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof;
    (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

         (t) TITLE INSURANCE POLICY. The Administrative Agent shall have received in respect of each parcel covered by each Mortgage a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall (i) be in an amount satisfactory to the Administrative Agent; (ii) be issued at ordinary rates; (iii) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent; (iv) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70); (vi) contain such endorsements and affirmative coverage as the Administrative Agent may request and (vii) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

         (u) FLOOD INSURANCE. If requested by the Administrative Agent, the Administrative Agent shall have received (i) a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by any Mortgage, (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the Act, whichever is less, and (C) has a term ending not later than the maturity of the indebtedness secured by such Mortgage and (ii) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System.

         (v) COPIES OF DOCUMENTS. The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in subsection 8.1(t) and a copy, certified by such parties as the Administrative Agent may deem appropriate, of all other documents affecting the property covered by each Mortgage.

         8.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, the Closing Date), is subject to the satisfaction of the following conditions precedent as of the date such Extension of Credit is requested to be made:

         (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by each of the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit requested to be made on such date.

         (c) FOREIGN SUBSIDIARY OPINION. If such requested Extension of Credit is the initial Multicurrency Loan to be made to any Foreign Subsidiary Borrower, the Administrative Agent shall have received (with a copy for each Lender) a Foreign Subsidiary Opinion in respect of such Foreign Subsidiary Borrower.

Each Extension of Credit made to a Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such Extension of Credit that the conditions contained in this subsection 8.2 have been satisfied.


         SECTION 9.  AFFIRMATIVE COVENANTS

         The Company hereby agrees that, so long as the Commitments (or any of them) remain in effect, any Loan or Reimbursement Obligation remains outstanding and unpaid or any other amount is owing to any Lender or either Administrative Agent hereunder or under any other Loan Document, the Company shall and shall cause each of its Subsidiaries to:

         9.1 FINANCIAL STATEMENTS.  Furnish to each Lender:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, copies of the consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing; and

         (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and except that interim statements may exclude detailed footnote disclosure in accordance with standard practice).

         9.2 CERTIFICATES; OTHER INFORMATION.  Furnish to each Lender:

         (a) concurrently with the delivery of the financial statements referred to in subsection 9.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

         (b) concurrently with the delivery of the financial statements referred to in subsections 9.1(a) and 9.1(b), a certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; and (ii) in the case of financial statements referred to in subsections 9.1(a) and 9.1(b), including calculations and information demonstrating in reasonable detail compliance with the requirements of subsection 10.1;

         (c) not later than 30 days following the end of each fiscal year of the Company, a copy of the projections by the Company of the operating budget of the Company and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such officer has no reason to believe they are incorrect or misleading in any material respect;

         (d) within five Business Days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

         (e) concurrently with the delivery of the financial statements referred to in subsections 9.1(a) and 9.1(b), to the extent not included in the financial statements and reports referred to in subsection 9.2(d), a management narrative report explaining all significant variances from forecasts, projections and previous results and all significant current developments in staffing, marketing, sales and operations; and

         (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         9.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

         9.4 MAINTENANCE OF EXISTENCE. Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 10.5; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         9.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

         9.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, upon prior written notice, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and, in the presence of an officer of the Company, with its independent certified public accountants.

         9.7 NOTICES. Promptly give notice to the Administrative Agent (who shall promptly notify each Lender) of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding (including without limitation any notice of violation, alleged violation, liability or potential liability under any Environmental Law) affecting the Company or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

         (d) the following events, as soon as possible and in any event within 30 days after any Loan Party knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
    (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

         (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         9.8 ENVIRONMENTAL LAWS . (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that any failures could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or to result in the payment of Material Environmental Amount.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

         9.9 ADDITIONAL SUBSIDIARIES. (a) With respect to any Domestic Subsidiary of the Company created or acquired after the Closing Date by the Company, promptly (i)cause such Subsidiary to become a party to the Guarantee and Collateral Agreement,(ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, executed in blank, securing such Subsidiary's obligations under such guarantee and covering the types of assets covered by the Guarantee and Collateral Agreement, (iii)take all required actions to perfect the security interests created by the Guarantee and Collateral Agreement in the assets of such Subsidiary,(iv) to the extent required by subsection 9.10(a), cause such Subsidiary to execute and deliver one or more Mortgages, in form and substance satisfactory to the Administrative Agent, securing such Subsidiary's obligations under such guarantee, and any other documents required under such subsection and
(v) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses
(i) through (iv)
which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (b) With respect to each Foreign Subsidiary listed in Item 2 of
Schedule VI, at or within two months after the Closing Date, and with respect to
(i) each direct Material Foreign Subsidiary of the Company acquired or formed after the Closing Date, promptly after the acquisition or formation thereof, and
(ii) each existing Foreign Subsidiary which becomes a Material Foreign Subsidiary, execute and deliver and cause each such Foreign Subsidiary to execute and deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, such documents and instruments (including, without limitation, pledge agreements) and take such action (including, without limitation, the delivery of stock certificates and instruments) as the Administrative Agent may reasonably request in order to grant to the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Obligations, a first priority perfected security interest in 65% of the Capital Stock of, or equivalent ownership interests in, such Foreign Subsidiary, along with any warrants, options, or other rights to acquire the same, in all cases to the extent legally permissible and practicable and deliver to the Administrative Agent such legal opinions as it shall reasonably request with respect thereto.

         9.10 AFTER-ACQUIRED PROPERTY. (a) Upon the acquisition by the Company or any of its Domestic Subsidiaries of any fee or leasehold interest in real property for consideration in excess of $1,000,000, or of any Domestic Subsidiary holding any such interest, deliver to the Administrative Agent one or more Mortgages granting the Administrative Agent a first priority security interest in such real property and/or leaseholds, together with (i) legal opinions in form and substance satisfactory to the Administrative Agent and covering the matters covered, with respect to the Mortgage delivered on the Closing Date, by the opinions delivered pursuant to subsection 8.1(j)(ii) and
(ii) the documents which would be required under subsections 8.1(s), 8.1(t), 8.1(u) and 8.1(v), as appropriate, if such Mortgage were to have been delivered at the Closing Date.

         (b) Grant in favor of the Administrative Agent, for the benefit of the Lenders, Liens on any other assets hereafter acquired by the Company or any Domestic Subsidiary and on previously encumbered assets which become unencumbered, to the extent such Liens are then permissible under applicable law and pursuant to any agreements to which the Company or its Subsidiaries are a party, at any time that the aggregate fair market value of such assets exceeds $1,000,000, pursuant to documentation in form and substance satisfactory to the Administrative Agent.


         SECTION 10.  NEGATIVE COVENANTS

         The Company hereby agrees that, so long as the Commitments (or any of them) remain in effect, any Loan or Reimbursement Obligation remains outstanding and unpaid or any other amount is owing to any Lender or either Administrative Agent hereunder or under any other Loan Document, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         10.1 FINANCIAL CONDITION COVENANTS.

         (a) INTEREST COVERAGE. Permit for any period of four consecutive fiscal quarters ending during any test period set forth below the ratio of
    (i) Consolidated EBITDA for such period of four consecutive fiscal quarters to (ii) Consolidated Interest Expense for such period of four consecutive fiscal quarters, to be less than the ratio set forth opposite such test period below:


              Test Period                                  Ratio
              -----------                                  -----

              Closing through 9/30/97                      1.50x

              10/1/97 through 3/31/98                      1.75x

              4/1/98 through 9/30/98                       2.00x

              10/1/98 through 9/30/99                      2.25x

              10/1/99 through 9/30/00                      2.50x

              Thereafter                                   3.00x

         (b) MAINTENANCE OF CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED EBITDA RATIO. Permit the ratio of (i) Consolidated Indebtedness on any date during any test period set forth below to (ii) Consolidated EBITDA for the four fiscal quarters most recently ended prior to such date, to be greater than the amount set forth opposite such test period below:


              Test Period                                  Ratio
              -----------                                  -----

              Closing through 9/30/97  4.50x

              10/1/97 through 3/31/98  4.25x

              4/1/98 through 9/30/98   4.00x

              10/1/98 through 9/30/99  3.50x

              10/1/99 through 9/30/00  3.25x


              Thereafter     3.00x

         10.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness of the Borrowers under this Agreement;

         (b) Existing Subordinated Debt;

         (c) New Subordinated Debt;

         (d) existing Indebtedness of the Company listed on Schedule 10.2;

         (e) Indebtedness of the Company to any Domestic Subsidiary of the Company and of any Subsidiary to the Company or to any other Domestic Subsidiary of the Company;

         (f) Indebtedness under sale and leaseback transactions permitted by subsection 10.12;

         (g) Indebtedness of the Company under Hedge Agreements entered into solely to hedge interest rate exposure and not for speculative purposes;

         (h) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including obligations under Financing Leases and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; PROVIDED that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this paragraph (h), together with the aggregate principal amount of Indebtedness permitted under subsection 10.2(i) then outstanding and the aggregate amount of sale-leaseback transactions permitted under subsection 10.12 theretofore consummated, shall not exceed $10,000,000 at any time outstanding;

         (i) Indebtedness of any Person that becomes a Subsidiary after the date hereof; PROVIDED that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this paragraph (i), together with the aggregate principal amount of Indebtedness permitted under subsection 10.2(h) then outstanding and the aggregate amount of sale-leaseback transactions permitted under subsection 10.12 theretofore consummated, shall not exceed $10,000,000 at any time outstanding;

         (j) Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit;

         (k) Indebtedness of any Foreign Subsidiaries, in addition to Indebtedness permitted by paragraph (l), in an aggregate amount not in excess of $10,000,000 at any time outstanding;

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                                                                             61


         (l) Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary; and

         (m) additional unsecured Indebtedness of the Company not exceeding $25,000,000 in aggregate principal amount at any one time outstanding under terms acceptable to the Administrative Agent, the proceeds of which shall be used for Acquisitions.

         10.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

         (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person;

         (f) Existing Liens listed on Schedule 10.3;

         (g) Liens securing Indebtedness of the Borrower permitted by subsection 10.2(h) incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise), PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 90% of the original purchase price of such property at the time it was acquired;

         (h) Liens on current assets of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted under subsection 10.2(k);

         (i) Liens (not otherwise permitted hereunder) which secure obligations in aggregate amount at any time outstanding not exceeding (as to the Borrower and all Subsidiaries), and on property with an aggregate value not exceeding, $2,000,000; and

         (j) Liens created pursuant to the Security Documents.

         10.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

         (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 10.4;

         (b) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $2,000,000 at any one time outstanding;

         (c) guarantees made in the ordinary course of its business by the Company of obligations (other than Indebtedness) of any of its Domestic Subsidiaries, which obligations are otherwise permitted under this Agreement;

         (d) the guarantee of the Company under this Agreement and guarantee of the Domestic Subsidiaries under the Guarantee and Collateral Agreement;


         (e) guarantees of any Foreign Subsidiary of the obligations of any other Foreign Subsidiary; and

         (f) guarantees of the Company of obligations of Foreign Subsidiaries in an aggregate amount not in excess of $10,000,000 at any one time outstanding.

         10.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

         (a) any Subsidiary of the Company may be merged or consolidated with or into the Company (PROVIDED that the Company shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the

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                                                                             63


    Company (PROVIDED that if a Domestic Subsidiary is a party to such transaction, such Domestic Subsidiary shall be the continuing or surviving corporation); and

         (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other wholly owned Domestic Subsidiary of the Company.

         10.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Company or any wholly owned Domestic Subsidiary, except:

         (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

         (b) the sale of inventory in the ordinary course of business;

         (c) as permitted by subsection 10.5(b);

         (d) the sale or other disposition of any other property for consideration not in excess of $500,000 in the aggregate in any fiscal year; and

         (e) any other Asset Sale; PROVIDED that (i) any consideration received therefor has been determined by the Company's Board of Directors to be at fair market value,(ii) in the case of the sale of the Company's magnetics business, 75% of such consideration is paid in cash, and in the case of any other Asset Sale, at least 90% of such consideration is paid in cash and
    (iii) the Net Proceeds of each such transaction are applied to the prepayment of the Loans as provided in subsection 6.4(e).

         10.7 LIMITATION ON DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in common stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary thereof (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS").

         10.8 LIMITATION ON CAPITAL EXPENDITURES. Make any Capital Expenditure except for Capital Expenditures by the Company and its Subsidiaries in the ordinary course of business not exceeding, in the aggregate during any fiscal year of the Borrower, $15,000,000;

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                                                                             64


PROVIDED, that up to $5,000,000 of such permitted amount not expended in any fiscal year may be carried over for expenditure in the subsequent fiscal year.

         10.9 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

         (a) extensions of trade credit in the ordinary course of business;

         (b) investments in Cash Equivalents;

         (c) loans and advances to employees of the Company or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Company and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

         (d) investments by the Company or its Subsidiaries in any wholly-owned Subsidiary of the Company which has complied with the conditions set forth in subsection 9.9(a) or any wholly-owned Foreign Subsidiary which has complied with the conditions set forth in subsection 9.9(b); PROVIDED that the aggregate amount of all such advances, loans, investments, transfers or guarantees outstanding at any time made to or on behalf of the Foreign Subsidiaries shall not exceed $5,000,000;

         (e) investments in the form of non-cash consideration received by the Company or any of its Subsidiaries in connection with any Asset Sale permitted by subsection 10.6(e);

         (f) Acquisitions; PROVIDED, the aggregate amount of investments permitted pursuant to this paragraph (f) shall not exceed, while this Agreement is in effect, the sum of (i) $100,000,000 plus (ii) 50% of Consolidated Excess Cash Flow from the Closing Date, LESS the amount of such Consolidated Excess Cash Flow theretofore applied to repay Existing Subordinating Debt or New Subordinated Debt MINUS (iii) the amount of investments made pursuant to subsection 10.9(g); and

         (g) additional investments not to exceed $10,000,000 in the aggregate while this Agreement is outstanding.

         10.10 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS. (a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness (other than the Loans), (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Indebtedness (excluding the Loans) (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the

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                                                                             65


rate or extend the date for payment of interest thereon), or (c) amend, modify or change the subordination provisions of any Subordinated Debt; PROVIDED that
(i) the Existing Subordinated Debt may be repaid with the proceeds of the New Subordinated Debt and (ii) Subordinated Debt may be repaid with up to (A) 25% of Consolidated Excess Cash Flow for the fiscal year ending September 30, 1997, (B) 50% of Consolidated Excess Cash Flow for each subsequent fiscal year and (C) 100% of the net proceeds of any sale of Capital Stock or other equity investment in the Company to the extent applied to the prepayment of Subordinated Debt within 90 days of the Company's receipt thereof; and PROVIDED, FURTHER, that in addition to the repayments permitted in the immediately preceding proviso, up to $15,000,000 of the Subordinated Debt may be repaid.

         10.11 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Company's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

         10.12 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary; provided, that such sale leaseback transactions in an amount of, together with the aggregate principal amount of Indebtedness permitted under subsection 10.2(h) and (i) then outstanding, up to $10,000,000 in the aggregate while this Agreement is in effect may be consummated by the Company.

         10.13 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Borrower to end on a day other than September 30.

         10.14 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than (a) this Agreement and (b) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         10.15 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for the information and data processing, management and storage businesses.

         10.16 LIMITATION ON MODIFICATION OF SKC ARRANGEMENT. Amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of the SKC Arrangement if such amendment, modification or change could be adverse to the interests of the Lenders.


         SECTION 11.  GUARANTEE

         11.1 GUARANTEE. (a) The Company hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Foreign Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         (b) The Company further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel, which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Company under this Section. This Section shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

         (c) No payment or payments made by any Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments are terminated.

         (d) The Company agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Section for such purpose.

         11.2 NO SUBROGATION. Notwithstanding any payment or payments made by the Company hereunder, or any set-off or application of funds of the Company by the Administrative Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrowers or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from the Borrowers in respect of payments made by the

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                                                                             67


Company hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Company in trust for the Administrative Agent and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company (duly indorsed by the Company to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Administrative Agent may determine. The provisions of this paragraph shall be effective notwithstanding the termination of this Agreement and the payment in full of the Obligations and the termination of the Commitments.

         11.3 AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS; WAIVER OF RIGHTS. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and any Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as the Administrative Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Administrative Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the Company, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrowers or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrowers or such other guarantor shall not relieve the Company of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Company. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         11.4 GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between the Borrowers and the Company, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers and the Company with respect to the Obligations. This Section 11 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or the Company) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of the Company under this Section 11, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Borrower, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrowers or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Company of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Company. This Section 11 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Company under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

         11.5 REINSTATEMENT. This Section 11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

         11.6 PAYMENTS. The Company hereby agrees that all payments required to be made by it hereunder will be made to the Administrative Agent without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.


         SECTION 12.  EVENTS OF DEFAULT

         Upon the occurrence of any of the following events:

         (a) Any Borrower shall fail to pay (i) any principal of any Loans or any Reimbursement Obligations when due (whether at the stated maturity, by acceleration or otherwise) in accordance with the terms thereof or hereof or (ii) any interest on any Loans, or any fee or other amount payable hereunder, within five days after any such interest, fee or other amount becomes due in accordance with the terms hereof; or

         (b) Any representation or warranty made or deemed made by the Company or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) The Company or any other Loan Party shall default in the observance or performance of any negative covenant contained in Section 10 or in any Security Document to which it is a party; or

         (d) The Company or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document other than as provided in (a) through
    (c) above, and such default shall continue unremedied for a period of 30 days; or

         (e) Any Loan Document shall cease, for any reason, to be in full force and effect, or the Company or any other Loan Party shall so assert; or any security interest created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

         (f) The Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect, or any guarantor thereunder shall so assert; or

         (g) The subordination provisions contained in any instrument pursuant to which the Subordinated Debt was created or in any instrument evidencing such Subordinated Debt shall cease, for any reason, to be in full force and effect or enforceable in accordance with their terms; or

         (h) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than Indebtedness under this

    Agreement), in the payment of any Guarantee Obligation or in the payment of any SKC Arrangement Obligation or Hedge Agreement Obligation, in any case where the principal amount thereof then outstanding exceeds $5,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness, Guarantee Obligation, SKC Arrangement Obligation or Hedge Agreement Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Guarantee Obligation, SKC Arrangement Obligation or Hedge Agreement Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness, SKC Arrangement Obligation or Hedge Agreement Obligation or, beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

         (i)(i) The Company, any Domestic Subsidiary or any Material Foreign Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company, any Domestic Subsidiary or any Material Foreign Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company, any Domestic Subsidiary or any Material Foreign Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company, any Domestic Subsidiary or any Material Foreign Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company, any Domestic Subsidiary or any Material Foreign Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company, any Domestic Subsidiary or any Material Foreign Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (j)(i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA,
    (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole; or

         (k) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $2,500,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

         (l)(i) Any Person or "group" (within the meaning of Section 13(d) or 15(d) of the Exchange Act), other than any Person or group owning 20% or more of the Capital Stock of the Company on the date hereof (A) shall have acquired, combined with previous holdings, beneficial ownership of 25% or more of any outstanding class of capital stock of the Company having ordinary voting power in the election of directors or (B) shall obtain the power (whether or not exercised) to elect a majority of the Company's directors or (ii) the Board of Directors of the Company shall not consist of a majority of Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (i) above with respect of the Company automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all Reimbursement Obligations, regardless of whether or not such Reimbursement Obligations are then due and payable) shall immediately become due and payable, and (B) if such event is any other Event of Default, any of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Company declare the Commitments to be

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                                                                             72


terminated forthwith, whereupon the Commitments shall immediately terminate;
(ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the direction of the Majority Lenders, the Administrative Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts payable in respect of Letters of Credit whether or not the beneficiaries thereof shall have presented the drafts and other documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable and (iii) the Administrative Agent may, and upon the direction of the Majority Lenders shall, exercise any and all remedies and other rights provided pursuant to this Agreement and/or the other Loan Documents.

         With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Company hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Participating Lenders, a security interest in such cash collateral to secure all obligations of the Company under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Company hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Company hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company. The Company shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the Participating Lenders, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

         Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


         SECTION 13.  THE ADMINISTRATIVE AGENT AND THE ARRANGER

         13.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative

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                                                                             73


Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         13.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         13.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

         13.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of

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                                                                             74


the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         13.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         13.6 NON-RELIANCE ON ADMINISTRATIVE AGENT, ARRANGER AND OTHER LENDERS. Each Lender expressly acknowledges that none of the Administrative Agent, the Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Arranger hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender. Each Lender represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent and the Arranger shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or the Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         13.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent and the Arranger in their capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Total Outstandings in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Aggregate Total Outstandings immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or the Arranger in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Arranger under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's or the Arranger's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

         13.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         13.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         13.10 THE ARRANGER. The Arranger, in its capacity as such, shall not have any duties or responsibilities hereunder or under any Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Arranger in its capacity as such.


         SECTION 14.  MISCELLANEOUS

         14.1 AMENDMENTS AND WAIVERS. (a) Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection
14.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (i) enter into with the Company written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of the Borrowers hereunder or thereunder or (ii) waive at the Company's request, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall:

         (A) reduce the amount or extend the scheduled date of maturity of any Loan or of any scheduled installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby;

         (B) amend, supplement, modify or waive any provision of this subsection 14.1 or reduce the percentages specified in the definition of "Majority Lenders" or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the consent of all the Lenders, or reduce the percentages specified in the definition of "Majority Revolving Credit Lenders" without the consent of all of the Revolving Credit Lenders;

         (C) amend, supplement, modify or waive any provision of Section 13 or any other provision of this Agreement governing the rights or obligations of the Administrative Agent without the consent of the then Administrative Agent;

         (D) extend the expiring date on any Letter of Credit beyond the Revolving Credit Termination Date without the consent of each Revolving Credit Lender;

         (E) release the guarantee contained in Section 11 or the Guarantee and Collateral Agreement or all or a substantial portion of the Collateral under, and as defined in, the Security Documents without the consent of each Lender; or

         (F) amend, supplement, modify or waive any provision of subsection 6.4(d), (e), (f) or (h) without the consent of (x) at any time prior to the termination of the Commitments, Lenders having Available Revolving Credit Commitments, undrawn Term Loan Commitments and Aggregate Total Outstandings aggregating more than 60% of the sum of the Available Revolving Credit Commitments, undrawn Term Loan Commitments and Aggregate Total Outstandings of all Lenders, and (y) at any time after the termination of the Commitments, Lenders having Aggregate Total Outstandings aggregating more than 60% of the Aggregate Total Outstandings of all Lenders.

Any waiver and any amendment, supplement or modification pursuant to this subsection 14.1 shall apply to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans and the Reimbursement Obligations. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         (b) In addition to amendments effected pursuant to the foregoing paragraph (a), Schedule II may be amended as follows:

         (i) Schedule II will be amended to add Subsidiaries of the Company as Foreign Subsidiary Borrowers upon (A) execution and delivery by the Company, any such Foreign Subsidiary Borrower, all the Revolving Credit Lenders and the Administrative Agent, of a Joinder Agreement providing for any such Subsidiary to become a Foreign Subsidiary Borrower, and (B) delivery to the Administrative Agent of (I) a Foreign Subsidiary Opinion in respect of such additional Foreign Subsidiary Borrower and (II) such other documents with respect thereto as the Administrative Agent shall reasonably request.

         (ii) Schedule II will be amended to remove any Subsidiary as a Foreign Subsidiary Borrower upon (A) execution and delivery by the Company of a written amendment providing for such amendment and (B) repayment in full of all outstanding Loans of such Foreign Subsidiary Borrower.

         (c) The Administrative Agent shall give prompt notice to each Revolving Credit Lender of any amendment effected pursuant to subsection 14.1(b).

         14.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by

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                                                                             78


facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrowers, the Issuing Lender, the Arranger and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrowers:      c/o Anacomp, Inc.
                             11550 North Meridian Street
                             Suite 600
                             Carmel, Indiana 46032
                             Attention: Gary Bilsland
                             Fax: (317) 818-3291

         The Administrative
           Agent:            The First National Bank of Chicago
                             1 First National Plaza
                             Chicago, Illinois 60670
                             Attention: Courtenay Wood
                             Fax: (312) 732-1563

         The Arranger:       Lehman Commercial Paper Inc.
                             3 World Financial Center
                             New York, New York 10285
                             Attention: Michelle Swanson
                             Fax: (212) 528-0819


         The Issuing Lender: The First National Bank of Chicago
                             1 First National Plaza
                             Chicago, Illinois 60670
                             Attention: Courtenay Wood
                             Fax: (312) 732-1563


PROVIDED that any notice, request or demand to or upon the Administrative Agent, the Issuing Lender or the Lenders pursuant to subsection 2.2, 2.3, 3.2, 4.3, 5.2 or 6.2 shall not be effective until received.

         14.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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                                                                             79


         14.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder until all obligations hereunder and under the other Loan Documents have been paid in full and the Commitments hereunder have been terminated.

         14.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse each of the Administrative Agent and the Arranger for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, syndication and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Arranger, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred during the continuance of any Default or Event of Default in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Arranger and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and related documents or the use of the proceeds of the Loans, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), PROVIDED, that the Company shall have no obligation hereunder to the Administrative Agent, the Arranger or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent, the Arranger or any such Lender. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder for a period of one year.

         14.6 SUCCESSORS AND ASSIGNS; PARTICIPATION AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrowers

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                                                                             80


may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Company agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 14.7(a) as fully as if it were a Lender hereunder. The Company also agrees that each Participant shall be entitled to the benefits of subsections 6.9, 6.10, 6.11 and 6.12 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of subsection 6.12, such Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or to an additional bank or financial institution (an "ASSIGNEE"), in the case of any assignment relating to Loans to such an additional bank or financial institution (other than by Lehman Commercial Paper Inc. in connection with its syndication of the Commitments and the Loans) with the consent of the Company, the Administrative Agent and the Arranger (which consents in each case shall not be unreasonably withheld), all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, to the extent required, by the Company, the Administrative Agent and the Arranger) and delivered to the Administrative Agent for its acceptance and recording in the Register, with a copy to the Arranger, PROVIDED that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Revolving Credit Commitment being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Revolving Credit Commitment remaining with the assigning Lender are each not less than $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and
(y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this subsection and subsection 14.6(e), the consent of the Company shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Company, for any assignment which occurs at any time when any of the events described in clause (i) of Section 12 shall have occurred and be continuing.

         (d) The Administrative Agent shall, on behalf of the Company, maintain at the address of the Administrative Agent referred to in subsection 14.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder or under any Note as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder or under any Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of any assignment relating to Revolving Credit Loans to an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Administrative Agent, to the extent required by subsection 14.6(c)) together with payment to the Administrative Agent by the assigning Lender or Assignee of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (x) by Lehman Commercial Paper Inc. in connection with its syndication of the Commitments and the Loans or (y) in the case of an Assignee which is already a Lender or is an Affiliate of a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company.

         (f) The Company authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee, subject to the provisions of subsection 14.18, any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.


         (h) If, pursuant to this subsection 14.6, any interest in this Agreement or any Note or Letter of Credit is transferred to any Transferee which is not incorporated or organized under the laws of the United States of America or a state thereof, the assigning Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the assigning Lender (for the benefit of the assigning Lender, the Administrative Agent and the Borrowers) that under applicable law and treaties no Non-Excluded Taxes will be required to be withheld by the Administrative Agent, any Borrower or the assigning Lender with respect to any payments to be made to such Transferee in respect of the Loans or Participating Interests, (ii) to furnish to the assigning Lender, the Administrative Agent and the Company, such forms and certificates required to be furnished pursuant to subsection 6.12(b) and
(iii) to agree (for the benefit of the assigning Lender, the Administrative Agent and the Borrowers) to be bound by the provisions of subsections 6.12(b) and (c).

         14.7 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans owing to it by any Borrower, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (i) of Section 12 or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it by such Borrower, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan owing to it by such Borrower, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

         14.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Company and the Administrative Agent.

         14.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrowers, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         14.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         14.12 SUBMISSION TO JURISDICTION; WAIVERS. (a) Each Borrower hereby irrevocably and unconditionally:

         (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in subsection 14.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

         (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         (b) Each Foreign Subsidiary Borrower hereby irrevocably appoints the Company as its agent for service of process in any proceeding referred to in subsection 14.12(a) and agrees that service of process in any such proceeding may be made by mailing or delivering a copy thereof to it care of Company at its address for notice set forth in subsection 14.2.

         14.13 ACKNOWLEDGEMENTS.  Each Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) none of the Administrative Agent or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agents and the Lenders, on the one hand, and the Company's, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

         14.14 WAIVERS OF JURY TRIAL.  EACH OF THE BORROWERS, THE
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY

AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         14.15 POWER OF ATTORNEY. Each Foreign Subsidiary Borrower hereby grants to Company an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Agreement and each other Loan Document, including, without limitation, execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. Each Foreign Subsidiary Borrower hereby explicitly acknowledges that the Administrative Agent and each Lender have executed and delivered this Agreement and each other Loan Document to which it is a party, and has performed its obligations under this Agreement and each other Loan Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this subsection. The power of attorney granted by each Foreign Subsidiary Borrower hereunder is coupled with an interest.

         14.16 JUDGMENT. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

         (b) The obligation of each Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, such Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to such Borrower such excess.

         14.17 CONFIDENTIALITY. Each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of information designated in writing as confidential and provided to it by the Company or any Subsidiary in connection with this Agreement; PROVIDED, HOWEVER, that any Lender may disclose such information (a) at the request of any regulatory authority having supervisory jurisdiction over it or in connection with an examination of such Lender by any such authority, (b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law, (d) at the direction of any other Governmental Authority, (e) to such Lender's Affiliates, independent auditors and other professional advisors or (f) to any Transferee or potential Transferee; PROVIDED that such Transferee agrees in writing to comply with the provisions of this subsection 14.17.

         14.18 MATTERS RELATING TO FLORIDA AAC CORPORATION. The Company has advised the Administrative Agent and the Lenders that Florida AAC Corporation, a Subsidiary of the Company, was expected to be merged into the Company prior to the Closing Date, but certain administrative matters relating to such merger may not be completed in time to allow such merger to occur on or before the Closing Date. The Company agrees that, within five Business Days after the Closing Date, the Company will either (i) cause such merger to occur or (ii) cause Florida AAC Corporation to become a party to the Guarantee and Collateral Agreement and take all related actions contemplated by subsection 9.9 as if Florida AAC Corporation were a Domestic Subsidiary created or acquired by the Company after the Closing Date.

         14.19 MATTERS RELATING TO CERTAIN EXISTING FINANCING STATEMENTS. The Company acknowledges that Uniform Commercial Code searches have disclosed that UCC Financing Statements naming Citibank, N.A. as secured party and the Company as debtor (the "CITIBANK FINANCING STATEMENTS") are on file in several filing offices, and that any Liens perfected by the Citibank Financing Statements would not be permitted to exist pursuant to subsection 10.3. The Company has informed the Administrative Agent and the Lenders that the Citibank Financing Statements relate to a credit facility that was in effect prior to the Company's emerging from bankruptcy proceedings in 1996 and that all indebtedness and other claims under such credit facility were extinguished in such bankruptcy proceedings and replaced in part by the Senior Notes. The Company represents and warrants that there is no outstanding indebtedness secured by Liens that would be perfected by the Citibank Financing Statements, and the Company covenants that it will not incur, assume or suffer to exist any such indebtedness. The Company agrees that, as promptly as possible, and in any event within 20 Business Days after the Closing Date, the Company will procure, and submit to the appropriate filing offices, termination statements executed by Citibank, N.A. in respect of each of the Citibank Financing Statements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                          ANACOMP, INC.



                          By:  /s/ Gary Bilsland
                             ----------------------------------------
                          Title: Assistant Treasurer


                          ANACOMP GmbH



                          By:  /s/ Hasso Jenss
                             ----------------------------------------
                          Title: Managing Director




                          ANACOMP LTD.



                          By:  /s/ K. Gordon Fife
                             ----------------------------------------
                          Title: Vice President-Tax


                          ANACOMP B.V.



                          By:  /s/ Cees de Graaff
                             ----------------------------------------
                          Title: Managing Director


                          ANACOMP S.A.



                          By:  /s/ K. Gordon Fife
                             ----------------------------------------
                          Title: Vice President-Tax

                          N.V. ANACOMP BELGIUM S.A.



                          By:  /s/ Cees de Graaff
                             ----------------------------------------
                          Title: Managing Director


                          XIDEX (U.K.) LTD.



                          By:  /s/ K. Gordon Fife
                             ----------------------------------------
                          Title: Vice President-Tax


                          ANACOMP SCANDINAVIA AB



                          By:  /s/ Hasso Jenss
                             ----------------------------------------
                          Title: Managing Director


                          ANACOMP CANADA, INC.



                          By:  /s/ K. Gordon Fife
                             ----------------------------------------
                          Title: Vice President-Tax


                          XIDEX GmbH

                          By:  /s/ Hasso Jenss
                             ----------------------------------------
                          Title: Managing Director

                          LEHMAN COMMERCIAL PAPER INC.,
                             as Arranger and as a Lender



                          By:  /s/ Dennis J. Dee
                             ----------------------------------------
                          Title: Authorized Signatory


                          THE FIRST NATIONAL BANK OF CHICAGO, as
                          Administrative Agent, Issuing Lender and as a Lender


                          By:  /s/ Larry Cooper
                             ----------------------------------------
                          Title: First Vice President



                          PRIME INCOME TRUST



                          By:  /s/ Rajesh K. Gupta
                             ----------------------------------------
                          Title:

                          THE ING CAPITAL SENIOR SECURED HIGH INCOME
                          FUND, L.P.

                          By:     ING CAPITAL ADVISORS INC., as
                          Investment Advisor


                          By:  /s/ Michael B. Hatley
                             ----------------------------------------
                          Title: Vice President & Portfolio Manager

                          MERRILL LYNCH SENIOR FLOATING RATE FUND,
                          INC.



                          By:  /s/ Anthony R. Clemente
                             ----------------------------------------
                          Title: Authorized Signatory

                          PILGRIM AMERICA PRIME RATE TRUST


                          By:  /s/ Howard Tiffen
                             ----------------------------------------
                          Title: Senior Vice President


                          PROTECTIVE LIFE INSURANCE COMPANY


                          By:  /s/ James Dondero
                             ----------------------------------------
                          Title: Authorized Signatory



                          VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                          INCOME TRUST


                          By:  /s/ Jeffrey W. Maillet
                             ----------------------------------------
                          Title: Senior Vice President & Director


                          CRESCENT/MACH I PARTNERS, L.P.

                          By:     TCW ASSET MANAGEMENT COMPANY,      its
                          Investment Advisor

                          By:  /s/ Justin L. Driscoll
                             ----------------------------------------
                          Title: Senior Vice President

                                                                      SCHEDULE I

                                COMMITMENTS; ADDRESSES


A.  Revolving Credit Commitment Amounts and Addresses

                                                           Revolving Credit
              Revolving Credit Lender                         Commitment


The First National Bank of Chicago
1 First National Plaza
Chicago, Illinois  60670                                             $12,500,000


Lehman Commercial Paper Inc.
3 World Financial Center
200 Vesey Street
New York, New York  10285                                             12,500,000

TOTAL                                                                $25,000,000

B.  Term Loan Commitment Amounts and Addresses

                                                                     Term Loan
                   Term Loan Lender                                  Commitment

Lehman Commercial Paper Inc.
3 World Financial Center
200 Vesey Street
New York, New York  10285                                            $15,000,000

Merrill Lynch Senior Floating Rate Fund, Inc.
800 Scudders Mill Road
Plainsborough, New Jersey  08536
                                                                      $7,000,000

Prime Income Trust
2 World Trade Center
72nd Floor
New York, New York  10048                                             $6,100,000

The ING Capital Senior Secured High Income Fund, L.P.
333 South Grande Avenue
Los Angeles, California  90071                                        $6,100,000

Pilgrim America Prime Rate Trust
2 Renaissance Square
Phoenix, Arizona  85004                                               $6,100,000

Protective Life Insurance Company
Two Galleria Tower
13455 Noel Road - Suite 1150
Dallas, Texas  75240                                                  $6,100,000

Van Kampen America Capital Prime Rate Income Trust
1 Parkview Plaza
Oakbrook Terrace, Illinois  60181                                     $6,100,000

Crescent/Mach I Partners, L.P.
200 Park Avenue - Suite 2200
New York, New York  10166                                             $2,500,000

TOTAL                                                                $55,000,000

                                                                     SCHEDULE II

                             FOREIGN SUBSIDIARY BORROWERS


                                            Jurisdiction of
NAME AND ADDRESS                            INCORPORATION
----------------                            ----------------

Xidex GmbH                                  Germany
Didierstrasse 27c
65203 Wiesbaden
Germany

Anacomp GmbH                                Germany
Didierstrasse 27c
65203 Wiesbaden
Germany

Anacomp Limited                             United Kingdom
Rosa Building
Mulberry Business Park
Fishponds Road
Wokingham Berkshire
RG41 2GY
United Kingdom

Xidex (U.K.) Limited                        United Kingdom
Intermediate Road
Brynmawr
Gwent
NP3 4YA
United Kingdom


Anacomp B.V.                                Holland
Ambachtsmark 1
1355 EA Almere-Haven
The Netherlands

Anacomp S.A.                                France
21 Industrielle Paris Nord II
13, Rue De La Perdrix
93290 Tremblay
France

N.V. Anacomp Belgium S.A.                   Belgium
Excelsiorlaan 3
1930 Zaventem
Belgium

Anacomp Canada Inc.                              Canada
80 Riviera Drive
Markham, Ontario
Canada L3R 5M1


Anacomp Scandinavia A.B.                         Sweden
Arstaangsvagen 21 E
117 43 Stockholm
Sweden

                                                                    SCHEDULE III
                                                                    ------------


                      AVAILABLE FOREIGN CURRENCY PAYMENT OFFICES
                             OF THE ADMINISTRATIVE AGENT


Available Foreign Currency             Payment Office
--------------------------             --------------

Belgium Francs                         To:  Generale de Banque
                                            Brussels, Belgium
                                            A/C 11-01-348/00/
                                            SWIFT ADDRESS:   GEBABEBB36A

                                       For: The First National Bank of Chicago,
                                            Chicago favor Cayman Islands Branch
Canadian Dollars
                                       To:  Bank of Nova Scotia-Toronto
                                            International Banking Division
                                            44 King Street West
                                            Toronto, Ontario Canada
                                            Account Number:  2216-19
                                            SWIFT ADDRESS:   NOSCCATT

                                       For: The First National Bank of Chicago,
                                            Cayman Islands Branch

Deutsche Marks                         To:  Swiss Bank Corporation
                                            Ulmentrasse 30 (D-6000)
                                            Frankfurt, Germany
                                            Account Number:  111550-5005
                                            SWIFT ADDRESS:   SBCOFEFF

                                       For: The First National Bank of Chicago,
                                            Cayman Islands Branch

French Francs                          To:  Credit Commerciale de France
                                            103 Avenue des Champes-Elysees
                                            Paris, France
                                            Account Number:  00203501611
                                            SWIFT ADDRESS:   CCFRFRPP

                                       For: The First National Bank of
                                            Chicago,Cayman Islands Branch

Italian Lira                           To:  Cassa de Risparino delle Provincie
                                            Lombarde, Milan
                                            Account Number:  15387/018 (FNBC
                                                             CHICAGO) for A/C
                                                             FNBC CAYMAN ISLANDS

                                       For: The First National Bank of Chicago,
                                            Cayman Islands Branch

Pounds Sterling                        To:  Midland Bank, PLC
                                            International Division
                                            London, England
                                            Account Number:  35202851
                                            SWIFT ADDRESS:   MIDLGB22

                                       For: The First National Bank of Chicago,
                                            Cayman Islands Branch

                                                                     SCHEDULE IV

                     DOMESTIC SUBSIDIARIES; FOREIGN SUBSIDIARIES


DOMESTIC SUBSIDIARIES
---------------------

Dysan International Sales Corporation II*
Xidex International Corporation*
Florida AAC Corporation**


FOREIGN SUBSIDIARIES
--------------------

Xidex GmbH (Germany)
Anacomp GmbH (Germany)
Datamagnetics GmbH (Germany)
Anacomp Holdings Ltd. (U.K.)
Anacomp Ltd. (U.K.)
Xidex U.K. Ltd. (U.K.)
Anacomp B.V. (Holland)
Anacomp Scandinavia A.B. (Sweden)
Anacomp A/S (Denmark)
Anacomp O.Y. (Finland)
Anacomp A/S (Norway)
Anacomp S.A. (France)
Anacomp GesmbH (Austria)
N.V. Anacomp Belgium S.A. (Belgium)
Anacomp Italia S.r.l. (Italy)
COM S.r.l. (Italy)
Xidex Magnetics S.A. (Switzerland)*
Xidex Corp. S.A. (Switzerland) *
Anacomp Canada, Inc. (Canada)
Anacomp do Brazil Ltda. (Brazil)
Anacomp Japan Ltd. (Japan)
Anacomp Pty Ltd. (Australia)*
Xidex New Zealand Ltd. (New Zealand)*
Data-Ware Development Int'l., Ltd. (Barbados)***


----------------------------------
*   Has substantially no assets and/or in process of being dissolved.
** Within five (5) business days after the Closing Date will be merged into the Company or will become a party to the Guarantee and Collateral Agreement.
*** Has approximately $46,400 in assets.

                                                                      SCHEDULE V


                             PROPERTIES TO BE MORTGAGED;
                        JURISDICTIONS FOR MORTGAGE RECORDINGS

         PROPERTY                           JURISDICTION

    1715 Fourth Street                      Deed Records of Young County, Texas
    Graham, TX  76450

                                                                     SCHEDULE VI


                              FOREIGN SUBSIDIARY PLEDGES


1.  Foreign Subsidiary Stock Pledges to be Perfected on Closing Date:

         Anacomp Holdings Ltd.

2.  Foreign Subsidiary Stock Pledges to be Perfected After Closing Date:

         Xidex GmbH
         Anacomp S.A.

                                                                    SCHEDULE 1.1

                                   CERTAIN ASSETS TO BE ACQUIRED
                                       Sale Leaseback Summary


                                                     Asset                     Asset
COMPANY       UNITS       COST          LOW %     PURCH PRICE     HIGH %     PURCH PRICE      PERIOD
-------       -----       ----          -----     -----------     ------     -----------      ------
CIT             22      5,960,500      19.10%      1,138,456      19.10%      1,138,456        97-09
Ameritech II    19      4,870,000      12.50%        608,750      20.00%        974,000        98-12
Cargill         12      3,000,000      20.00%        600,000      20.00%        600,000        99-01
CIT II          46     11,720,000      16.13%      1,890,436      16.13%      1,890,436        99-01
UJB              4        950,000      16.13%        153,235      16.13%        153,235        99-01
Prime I          8      2,000,000       7.00%        140,000       7.00%        140,000        99-12
Bell South       6      1,500,000      10.00%        150,000      10.00%        150,000        99-12
----------------------------------------------------------------------------------------------------
                76     19,170,000                  2,933,671                  2,933,671

Prime II         8      2,150,000       7.00%        150,500       7.00%        150,500        00-01
----------------------------------------------------------------------------------------------------
               125     32,150,500                  4,831,377                  5,196,627
               ===     ==========                  =========                  =========
----------------------------------------------------------------------------------------------------


Note: CIT, CITII and UJB all have notes. Cash outlay would be less than CapEx/Asset price.

                                                                    SCHEDULE 7.1
                                CONTINGENT LIABILITIES

A)   Letters of Credit Issued

            Number                     Beneficiary                  Amount
     ----------------------     -------------------------        ------------

     1)*   NY 0688 30015500     United Pacific Insurance         $    600,000

     2)    NY 0692 30004293     Dept. of Health Services              232,824

     3)    NY 0692 30005316     Dept. of Health Services            2,000,000

     4)**  NY 0816 30006547     Gulf Insurance Company                400,000

     5)    ST 05341             Aetna Casualty and Surety           2,609,059

     6)    ST 05334             Center Capital                        500,000

*    Being replaced by LC # ST 05340
**   Being replaced by LC # ST 05339

B) Subsequent to December 31, 1996, Anacomp, Inc. acquired all of the Common Stock of COM, S.r.1. The purchase price consisted of $460 thousand in cash paid at closing with an additional $400 thousand in guaranteed payments over the next two years.

C) Subsequent to December 31, 1996, Anacomp, Inc. acquired all of the common stock of DataWare Development, Inc. for a purchase price that consisted of $11.2 million cash at closing and a contingent cash payment of up to $3.2 million based on future income of the DataWare business over the next two years.

                                                                   SCHEDULE 7.6


                                    LITIGATION*

ANACOMP AS DEFENDANT:


      CASE NAME               AAC'S COUNSEL                  CLAIM                           STATUS
      ---------               -------------                  -----                           ------
In re: Xidex Corp. (Report    Barry Powell              Customs Service is            Customs has "liquidated"
filed 11/9/92, Regulatory     Grunfeld,                 seeking repayment by          AAC's drawback entries
Audit Division, U.S.          Desiderio, Lebowitz       AAC of approx.                without benefit of
Customs Service,              & Silverman (G.           $2,200,000 of duty            drawback.  AAC has
Department of the Treasury)   Gaskin)                   drawback claims paid by       filed a protest with
                                                        Customs for which AAC         Customs for its Xidex
                                                        allegedly does not have       claims (8/94), and
                                                        appropriate supporting        supplemental materials to
                                                        documentation.                support its previous
                                                                                      protective protest filing
                                                                                      for MID claims (10/94).
                                                                                      Interest is accruing on the
                                                                                      amount AAC allegedly owes,
                                                                                      and the indebtedness now
                                                                                      exceeds $2.8 million.
                                                                                      Settlement discussions are
                                                                                      ongoing.  AAC is seeking
                                                                                      to litigate this matter in
                                                                                      the Bankruptcy Court.
                                                                                      Customs has sought to make
                                                                                      an end-run and demand that
                                                                                      the sureties pay Customs
                                                                                      the amount covered by bonds
                                                                                      (approximately $2.6 million).
                                                                                      The Court did not allow
                                                                                      Customs to do that and has
                                                                                      released the sureties
                                                                                      from performing under the
                                                                                      bonds.  Anacomp has
                                                                                      filed a summary judgment
                                                                                      motion seeking to dismiss
                                                                                      Customs' claim, and
                                                                                      Customs is seeking to
                                                                                      move the dispute to the
                                                                                      Court of International
                                                                                      Trade.

------------------------------------------

ANACOMP AS DEFENDANT:


      CASE NAME                  AAC'S COUNSEL                  CLAIM                           STATUS
      ---------                  -------------                  -----                           ------

2. Intercargo Insurance and       Jeff Smith               Sureties filed to obtain      Settled and paid $500,000
   Old Republic Insurance v.      Cadwalader               an order compelling AAC to    into the Court, and
   Anacomp, Inc. (filed 11/8/95   (212) 504-6000           pay amounts owed to           $1,250,000 when AAC
   in U.S. District Court,        (G. Gaskin)              U.S. Customs which are        emerged from
   Northern District of                                    covered by the sureties'      bankruptcy.  Paying an
   California                                              bonds.                        additional
                                                                                         $250,000/month until the
                                                                                         amount of bonds are
                                                                                         covered in full, and will
                                                                                         then pay accrued interest.
                                                                                         However, U.S. Customs
                                                                                         is seeking to force
                                                                                         Intercargo and the other
                                                                                         sureties to pay the money
                                                                                         over to Customs now by
                                                                                         making a claim on the
                                                                                         surety bonds. Customs
                                                                                         was not successful in this
                                                                                         approach, at which time
                                                                                         the Bankruptcy Court
                                                                                         released the sureties from
                                                                                         their performance
                                                                                         obligation under the
                                                                                         bonds.  Customs will
                                                                                         most likely appeal.

3. Smith Barney, Inc. v.          Chris Kearney            Claim is for breach of        Bankruptcy Court in
   Anacomp, Inc. (filed 9/16/96   Keker & Van Nort         contract, i.e., Anacomp's     Delaware has vacated a
   U.S. District Court,           (415) 676-2272           failure to pay Smith          temporary restraining
   Northern District of           (G. Gaskin)              Barney a success fee as       order that had prevented
   California)                                             a result of Anacomp's         Smith Barney from
                                                           bankruptcy restructuring;     pursuing this lawsuit.
                                                           Damages of $2,200,000         Thus, Smith Barney has
                                                           claimed.                      proceeded with its suit in
                                                                                         California.  Anacomp is
                                                                                         appealing the Bankruptcy
                                                                                         Court's ruling in the
                                                                                         District Court in
                                                                                         Delaware and is
                                                                                         answering and litigating
                                                                                         in the District Court in
                                                                                         California.


ANACOMP AS PLAINTIFF:


      CASE NAME                  AAC'S COUNSEL                  CLAIM                           STATUS
      ---------                  -------------                  -----                           ------

1. Anacomp v. Hanny               Jeff Smith               Claim is for breach of        Discovery to commence.
   Magnetics Limited (filed       Cadwalader               contract, i.e., failure to    Court ordered Early
   9/11/96 in U.S. District       (212) 504-6384           pay Anacomp $3,780,847        Neutral Evaluation to be
   Court, Northern District       Maria Mascaro            under a 9/25/93               held during February
   of California)                 McCutchen, Doyle         Agreement between the         1997, at which the parties
                                  Brown & Emerson          parties.                      may try and settle.
                                  (415) 393-2128
                                  (G. Gaskin)


BANKRUPTCY LITIGATION:

      CASE NAME                  AAC'S COUNSEL                  CLAIM                           STATUS
      ---------                  -------------                  -----                           ------
1. U.S. Customs Services v.       Cadwalader               Appeal of Confirmation        District Court has not yet
   Anacomp (District Court)                                Order based on alleged        ruled.
                                                           infirmities in Bankruptcy
                                                           Plan's treatment of U.S.
                                                           Customs Services' duty
                                                           draw-back claim.


                                                           SCHEDULE 7.8

REAL PROPERTY OWNED AND LEASED


A.   FEE INTERESTS

     STREET ADDRESS
     OF PROPERTY                               COUNTY
     --------------                            ------

     Graham Texas                              Young
     1715 Fourth Street
     Graham, TX 76450

B.   LEASEHOLD INTERESTS

     STREET ADDRESS
     OF PROPERTY                               COUNTY
     --------------                            ------

     1121 West Grant Road                      Pima
     Suite 407
     Tucson, AZ 85705

     11075 Knott Avenue                        Orange
     Suites A, B & C
     Cypress, CA 90630

     1290 B Street                             Alameda
     Suite 201
     Hayward, CA  94541

     12365 Crosthwaite Circle                  San Diego
     Poway, CA 92064

     1150 Folsom Street                        San Francisco
     San Francisco, CA 94103-3997

     1235 Midas Way                            Santa Clara
     Sunnyvale, CA 94086

     1282 Reamwood                             Santa Clara
     Sunnyvale, CA 94088

     1242 Kifer Road                           Santa Clara
     Sunnyvale, CA 94086

     STREET ADDRESS
     OF PROPERTY                               COUNTY
     --------------                            ------

     21111 Oxnard Street                       Los Angeles
     Woodland Hills, CA 91367

     7808 Cherry Creek So Drive                Denver
     Suite 205
     Denver, CO 80231

     100 Prestige Park Road                    Hartford
     East Hartford, CT 06108-1988

     300 Long Beach Blvd.                      Fairfield
     Stratford, CT 06497

     2709 Art Museum Drive, #4                 Duval
     Jacksonville, FL 32207

     14505 Commerce Way                        Dade
     Suite 800
     Miami Lakes, FL 33016

     7121 Grand National Drive                 Orange
     Suites 106, 107, 108
     Orlando, FL 32819-8384

     4920 West Cypress Street                  Hillsborough
     Suite 108
     Tampa, FL 33607-3802

     2115 Monroe Drive NE                      Fulton
     Atlanta, GA 30324-4832

     715 Algonquin Road                        Cook
     Suite 101
     Arlington Heights, IL 60005-4418

     717 West Algonquin Road                   Cook
     Arlington Heights, IL 60005

     640 N. LaSalle Street                     Cook
     Chicago, IL  60610

     11550 North Meridian St.                  Hamilton
     5th & 6th Floor
     Carmel, IN 46032
                                       2

     STREET ADDRESS
     OF PROPERTY                               COUNTY
     --------------                            ------

     6281 Hillsdale Court                      Marion
     Building #3
     Indianapolis, IN 46250

     6821 Hillsdale Court                      Marion
     Building 3 - Suite B
     Indianapolis, IN 46250

     1318 Adams Street                         Wyandotte
     Kansas City, KS 66103

     1051-H Newton Pike                        Fayette
     Lexington, KY 40511

     The Fincastle Building                    Jefferson
     303 West Broadway
     Louisville, KY 40202-2105

     12120-A Plum Orchard Dr.                  Montgomery
     Silver Spring, MD 20904

     5 Mount Royal Avenue                      Middlesex
     Marlborough, MA 01752

     200 Boston Avenue                         Middlesex
     Medford, MA 02155

     27 Maple Street                           Middlesex
     Pepperell, MA  01463

     So Hadley Industrial Park                 Hampshire
     17 Industrial Drive
     South Hadley, MA 01075

     23399 Commerce Drive                      Oakland
     Suite B-8
     Farmington Hills, MI 48335

     2520 Pilot Knob Road                      Hennepin
     Suite 300
     Minneapolis, MN 55120

     STREET ADDRESS
     OF PROPERTY                               COUNTY
     --------------                            ------

     602 2nd Avenue                            Hennepin
     Suite B-93D, B-95, B-90
     Minneapolis, MN  55402

     1815 Belt Way Drive                       Ind. City
     St. Louis, MO 63114-5815

     55 Eagle Rock Avenue                      Morris
     E Hanover, NJ  07936

     105 Newfield Avenue                       Middlesex
     Raritan Center
     Edison, NJ 08837

     300 Cooper Center
     7905 Browning Rd., #300                   Camden
     Pennsauken, NJ 08109-4204

     2415 Princeton Drive NE                   Bernalillo
     Suite B & I
     Albuquerque, NM 87107-1701

     4335 Industrial Road                      Clark
     #440
     Las Vegas, NV 89103

     85 Denton Avenue                          Nassau
     New Hyde Park, NY  11040

     157 Chambers Street                       New York
     New York, NY 10007-1015

     222 Broadway                              New York
     24th Floor
     New York, NY 10038

     3495 Winton Place  Bldg. E Ste. 5         Monroe
     Rochester, NY 14609

     7815 National Service Rd., 606            Guilford
     Greensboro, NC 27409

     STREET ADDRESS
     OF PROPERTY                               COUNTY
     --------------                            ------

     6118 St. Giles Street                     Wake
     Suite D
     Raleigh, NC 27612-2604

     1100 Resource Drive                       Cuyahoga
     Brooklyn Heights, OH 44131-0000

     1155 Western Avenue                       Hamilton
     Cincinnati, OH 45203-1174

     1150 Dublin Road                          Franklin
     Suite A
     Columbus, OH 43215

     12060 S.W. Garden Place                   Washington
     Tigard, OR 97223-0000

     2020 Ardmore Blvd.                        Allegheny
     Suite 325
     Pittsburgh, PA 15221-4637

     1715A Fourth Street                       Young
     Graham, TX  76450

     2214 Paddock Way Drive                    Dallas
     Suite 200
     Grand Prairie, TX 75050-0000

     6767 Portwest Drive                       Harris
     Suite 190
     Houston, TX 77024

     1288 West 2240 South                      Salt Lake
     Suite A
     Salt Lake City, UT 84119

     2414 S.W. Andover St.                     King
     Suite 100
     Seattle, WA 98106

SCHEDULE 10.2
EXISTING INDEBTEDNESS


I.          Anacomp, Inc.


A)          Letters of Credit Issued

             Number                    Beneficiary                Amount
    ---------------------        ------------------------      ------------

    1)*  NY 0688 30015500        United Pacific Insurance      $   600,000

    2)   NY 0692 30004293        Dept. of Health Services          232,824

    3)   NY 0692 30005316        Dept. of Health Services        2,000,000

    4)** NY 0816 30006547        Gulf Insurance Company            400,000

    5)   ST 05341                Aetna Casualty andSurety        2,609,059

    6)   ST 05334                Center Capital                    500,000

*  Being replaced by LC # ST 05340
** Being replaced by LC # ST 05339

B)      Indianapolis Industrial Revenue Bonds                      275,000

C)      AT&T Capital Lease                                          19,790

D)      Carlisle Company Note                                    1,200,000

E)      SKC (Not Part of Trade Credit)                           2,656,000

F)      COM Products                                               500,000

G)      Hideout, Inc.                                               66,500

H)      13% Senior Subordinated Notes                          171,960,000

I)      DataWare Capital Lease                                      23,852

J)      Purchase Price for COM S.r.                                400,000

K)     Contingent Cash Payment for DataWare Development, Inc.    3,200,000

L)     FileNet, Corp. Software License Fees                      1,000,000


II.    Anacomp Italia S.r.l.


A)     Term Loan                                                    69,598

                                 EXISTING LIENS


         Borrower                  Name                  Agreement                 Amount
-----------------------      -----------------     -----------------------  ---------------------
   Anacomp, Inc.             SKC America, Inc.     Amended and Restated
                             and SKC Limited       Master Supply Agreement         $10,000,000.00

   Xidex (U.K.) Limited      Barclays Bank         Overdraft Agreement           GBP 2,400,000.00

   Anacomp Italia S.r.l.     Banca Commerciale     Overdraft Agreement       ITL 1,000,000,000.00


          Liens on equipment leased to third parties under operating leases and on the related leases, incurred prior to January 5, 1996, under which the remaining receivables aggregate not more than $4,000,000.

          Cash collateral securing obligations under the letters of credit referenced as items 1 through 4 under part I.A. of Schedule 10.2.

                                                                   SCHEDULE 10.4

                        EXISTING GUARANTEE OBLIGATIONS

None.

                                                                     EXHIBIT A-1

                            FORM OF REVOLVING CREDIT NOTE



$_____________
                                                               February___, 1997


         FOR VALUE RECEIVED, the undersigned, ANACOMP, INC., an Indiana corporation (the "COMPANY"), hereby unconditionally promises to pay to the order of______________ (the "LENDER") at the office of THE FIRST NATIONAL BANK OF CHICAGO, located at 1 First National Plaza, Chicago, Illinois, in lawful money of the United States of America and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a)___________________ DOLLARS ($__________), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company pursuant to subsection 2.1 or 2.5 of the Credit Agreement, as hereinafter defined. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 6.1 and 6.2 of such Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Company in respect of such Revolving Credit Loan.

    This Note (a) is one of the Revolving Credit Notes referred to in the
Credit and Guarantee Agreement dated as of February    , 1997 (as amended,
supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Foreign Subsidiary Borrowers, the Lender, the other banks and financial institutions from time to time parties thereto, The First National Bank of Chicago, as Administrative Agent and Lehman Commercial Paper Inc., as Arranger and Syndication Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

    Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

    All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                                      ANACOMP, INC.



                                            By:
                                                --------------------------------

                                            Name:
                                                 ------------------------------

                                            Title:
                                                  -----------------------------

                  LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS


                                     Amount                                   Amount of ABR Loans
                                  Converted to        Amount of Principal         Converted to         Unpaid Principal Balance
  Date      Amount of ABR Loans     ABR Loans         of ABR Loans Repaid       Eurodollar Loans               of ABR Loans
--------    -------------------    -----------        -------------------     --------------------     -------------------------
























                                                                     EXHIBIT A-2
                                  FORM OF TERM NOTE

$____________                                               New York, New York
                                                             February __, 1997

    FOR VALUE RECEIVED, the undersigned, ANACOMP, INC., an Indiana corporation (the "COMPANY"), hereby unconditionally promises to pay to the order of _______________ (the "LENDER") at the office of THE FIRST NATIONAL BANK OF CHICAGO, located at 1 First National Plaza, Chicago, Illinois, in lawful money of the United States of America and in immediately available funds, the principal amount of _____________ DOLLARS ($_________), or, if less, the unpaid principal amount of the Term Loan made by the Lender pursuant to subsection 3.1 of the Credit Agreement, as hereinafter defined. The principal amount shall be paid in the amounts and on the dated specified in subsection 3.3. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 6.1 and 6.2 of such Credit Agreement.

    The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Company in respect of such Term Loan.

    This Note (a) is one of the Term Notes referred to in the Credit and Guarantee Agreement dated as of February __, 1997 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Foreign Subsidiary Borrowers, the Lender, the other banks and financial institutions from time to time parties thereto, The First National Bank of Chicago, as agent and Lehman Commercial Paper Inc., as Arranger and Syndication Agent, (b) is subject to the provisions of the Credit Agreement and
(c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

    Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

    All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                            ANACOMP, INC.
                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________




                                                                      Schedule A
                                                               to Term Loan Note

                                               LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                     Amount of ABR
        Amount of ABR     Amount Converted    Amount of Principal   Loans Converted to      Unpaid Principal
Date        Loans           to ABR Loans      of ABR Loans Repaid    Eurodollar Loans     Balance of ABR Loans     Notation Made By
-----------------------------------------------------------------------------------------------------------------------------------











                                                                      Schedule B
                                                               to Term Loan Note
                                    LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


                                                            Interest Period and        Amount of Principal
              Amount of            Amount Converted         Eurodollar Rate with       of Eurodollar Loans
Date       Eurodollar Loans       to Eurodollar Loans         Respect Thereto                Repaid
----------------------------------------------------------------------------------------------------------

















           Amount of Eurodollar         Unpaid Principal
            Loans Converted to        Balance of Eurodollar
Date             ABR Loans                    Loans                 Notation Made By
------------------------------------------------------------------------------------























                                                                EXHIBIT B


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          GUARANTEE AND COLLATERAL AGREEMENT


                                       made by


                                    ANACOMP, INC.


                                     in favor of


                          THE FIRST NATIONAL BANK OF CHICAGO,
                               as Administrative Agent



                            Dated as of February 28, 1997





--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                            Page

SECTION 1.  DEFINED TERMS...................................................  1
    1.1  Definitions........................................................  1
    1.2  Other Definitional Provisions......................................  5

SECTION 2.  GUARANTEE.......................................................  6
    2.1  Guarantee..........................................................  6
    2.2  Right of Contribution..............................................  6
    2.3  No Subrogation.....................................................  6
    2.4  Amendments, etc. with respect to the Borrower Obligations..........  7
    2.5  Guarantee Absolute and Unconditional...............................  7
    2.6  Reinstatement......................................................  8
    2.7  Payments...........................................................  8

SECTION 3.  GRANT OF SECURITY INTEREST......................................  8

SECTION 4.  REPRESENTATIONS AND WARRANTIES..................................  9
    4.1  Representations in Credit Agreement................................  9
    4.2  Title; No Other Liens..............................................  9
    4.3  Perfected First Priority Liens..................................... 10
    4.4  Chief Executive Office............................................. 10
    4.5  Inventory and Equipment............................................ 10
    4.6  Farm Products...................................................... 10
    4.7  Pledged Securities................................................. 10
    4.8  Receivables........................................................ 10
    4.9  Intellectual Property.............................................. 11

SECTION 5.  COVENANTS....................................................... 11
    5.1  Covenants in Credit Agreement...................................... 11
    5.2  Delivery of Instruments and Chattel Paper.......................... 11
    5.3  Maintenance of Insurance........................................... 11
    5.4  Payment of Obligations............................................. 12
    5.5  Maintenance of Perfected Security Interest; Further Documentation.. 12
    5.6  Changes in Locations, Name, etc.................................... 12
    5.7  Notices............................................................ 13
    5.8  Pledged Securities................................................. 13
    5.9  Receivables........................................................ 14
    5.10  Intellectual Property............................................. 14

SECTION 6.  REMEDIAL PROVISIONS............................................. 15
    6.1  Certain Matters Relating to Receivables............................ 15
    6.2  Communications with Obligors; Grantors Remain Liable............... 16
    6.3  Pledged Stock...................................................... 17
    6.4  Proceeds to be Turned Over To Administrative Agent................. 17
    6.5  Application of Proceeds............................................ 18
    6.6  Code and Other Remedies............................................ 18

                                                                            PAGE

    6.7  Private Sales...................................................... 19
    6.8  Waiver; Deficiency................................................. 19

SECTION 7.  THE ADMINISTRATIVE AGENT........................................ 19
    7.1  Administrative Agent's Appointment as Attorney-in-Fact, etc........ 19
    7.2  Duty of Administrative Agent....................................... 21
    7.3  Execution of Financing Statements.................................. 21
    7.4  Authority of Administrative Agent.................................. 21

SECTION 8.  MISCELLANEOUS................................................... 22
    8.1  Amendments in Writing.............................................. 22
    8.2  Notices............................................................ 22
    8.3  No Waiver by Course of Conduct; Cumulative Remedies................ 22
    8.4  Enforcement Expenses; Indemnification.............................. 22
    8.5  Successors and Assigns............................................. 23
    8.6  Set-Off............................................................ 23
    8.7  Counterparts....................................................... 23
    8.8  Severability....................................................... 23
    8.9  Section Headings................................................... 23
    8.10  Integration....................................................... 24
    8.11  GOVERNING LAW..................................................... 24
    8.12  Submission To Jurisdiction; Waivers............................... 24
    8.13  Acknowledgements.................................................. 24
    8.14  WAIVER OF JURY TRIAL.............................................. 25
    8.15  Additional Grantors............................................... 25
    8.16  Judgment.......................................................... 25
    8.17  Releases.......................................................... 25

SCHEDULES

Schedule 1    Notice Addresses of Guarantors
Schedule 2    Description of Pledged Securities
Schedule 3    Filings and Other Actions Required to Perfect Security Interests
Schedule 4    Location of Jurisdiction of Organization and Chief Executive
              Office
Schedule 5    Location of Inventory and Equipment
Schedule 6 Copyrights and Copyright Licenses; Patents and Patent Licenses; Trademark and Trademark Licenses
Schedule 7    Immaterial Subsidiaries
Schedule 8    Existing Prior Liens

                                       FORM OF
                          GUARANTEE AND COLLATERAL AGREEMENT

         GUARANTEE AND COLLATERAL AGREEMENT, dated as of February 28, 1997, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "GRANTORS"), in favor of THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") for the banks and other financial institutions (the "LENDERS") from time to time parties to the Credit and Guarantee Agreement, dated as of February 28, 1997 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among ANACOMP, INC., an Indiana corporation (the "COMPANY"), the Foreign Subsidiary Borrowers parties thereto (together with the Company, the "BORROWERS"), LEHMAN COMMERCIAL PAPER INC., as Arranger and Syndication Agent, the Lenders and the Administrative Agent.


                                 W I T N E S S E T H:

         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

         WHEREAS, each Borrower is a member of an affiliated group of companies that includes each other Grantor;

         WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

         WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

         NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                              SECTION 1.  DEFINED TERMS

         1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

         (b) The following terms shall have the following meanings:

         "AGREEMENT": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "BORROWER OBLIGATIONS": in respect of any Borrower, the collective reference to the unpaid principal of and interest on the Loans made to such Borrower, the Reimbursement Obligations of such Borrower and all other obligations and liabilities of such Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of such Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, and including, with respect to the Company, its guarantee obligations pursuant to Section 12 of the Credit Agreement) to the Administrative Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any Hedge Agreement entered into by such Borrower with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Borrower pursuant to the terms of any of the foregoing agreements).

         "COLLATERAL":  as defined in Section 3.

         "COLLATERAL ACCOUNT": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

         "COPYRIGHTS": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in SCHEDULE 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

         "COPYRIGHT LICENSES": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in SCHEDULE 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such Copyright License is not prohibited by such Copyright License without the consent of any other party thereto, would not give any other party to such Copyright License the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); PROVIDED, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any money or other amounts due or to become due under any such Copyright License.

         "GENERAL INTANGIBLES": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); PROVIDED, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

         "GUARANTOR OBLIGATIONS": with respect to any Guarantor, the collective reference to (i) the Borrower Obligations of all Borrowers and
    (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

         "GUARANTORS": the collective reference to each Grantor other than the Company.

         "HEDGE AGREEMENTS": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "IMMATERIAL SUBSIDIARY":  the Subsidiaries of the Company listed on
    Schedule 7.

         "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the

    Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "INTERCOMPANY NOTE": any promissory note evidencing loans made by any Grantor to the Company or any of its Subsidiaries.

         "ISSUERS":  the collective reference to each issuer of a Pledged
    Security.

         "NEW YORK UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

         "OBLIGATIONS": (i) in the case of each Borrower, its Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

         "PATENTS": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in SCHEDULE 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in SCHEDULE 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

         "PATENT LICENSE": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in SCHEDULE 6, to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such Patent License is not prohibited by such Patent License without the consent of any other party thereto, would not give any other party to such Patent License the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); PROVIDED, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any money or other amounts due or to become due under any such Patent License.

         "PLEDGED NOTES": all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

         "PLEDGED SECURITIES": the collective reference to the Pledged Notes and the Pledged Stock.

         "PLEDGED STOCK": the shares of Capital Stock listed on SCHEDULE 2, together with any other shares, stock certificates, options or rights of any nature whatsoever pledged pursuant to subsection 9.9 of the Credit Agreement.

         "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

         "RECEIVABLE": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

         "SECURITIES ACT":  the Securities Act of 1933, as amended.

         "TRADEMARKS": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in SCHEDULE 6, and (ii) the right to obtain all renewals thereof.

         "TRADEMARK LICENSE": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in SCHEDULE 6, to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such Trademark License is not prohibited by such Trademark License without the consent of any other party thereto, would not give any other party to such Trademark License the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); PROVIDED, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any money or other amounts due or to become due under any such Trademark License.

         "VEHICLES": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.

         1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                                SECTION 2.  GUARANTEE

         2.1 GUARANTEE. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations of all Borrowers.

         (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

         (c) Each Guarantor agrees that the Borrower Obligations of one or more Borrowers may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

         (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Borrower Obligations.

         (e) No payment made by any Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of such Borrower Obligations or any payment received or collected from such Guarantor in respect of such Borrower Obligations), remain liable for the Borrower Obligations of all Borrowers up to the maximum liability of such Guarantor hereunder until all Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

         2.2 RIGHT OF CONTRIBUTION. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

         2.3 NO SUBROGATION. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         2.4 AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER OBLIGATIONS. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

         2.5 GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrowers and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         2.6 REINSTATEMENT. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.7 PAYMENTS. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in the currency in which such payment is due pursuant to the Credit Agreement at the relevant payment office specified in the Credit Agreement.


                        SECTION 3.  GRANT OF SECURITY INTEREST

         Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations,:

         (a) all Accounts;

         (b) all Chattel Paper;

         (c) all Documents;

         (d) all Equipment;

         (e) all General Intangibles;

         (f) all Instruments;

         (g) all Intellectual Property;

         (h) all Inventory;

         (i) all Pledged Securities;

         (j) all Vehicles;

         (k) all books and records pertaining to the Collateral; and

         (l) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.


                      SECTION 4.  REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

         4.1 REPRESENTATIONS IN CREDIT AGREEMENT. In the case of each Guarantor, the representations and warranties set forth in Section 8 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, PROVIDED that each reference in each such representation and warranty to the Company knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

         4.2 TITLE; NO OTHER LIENS. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others except Liens permitted to exist pursuant to the Credit Agreement. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

         4.3 PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on SCHEDULE 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law and (ii) Liens described on SCHEDULE 8 and except to the extent that filings outside the United States might be required to perfect such security interest in non-U.S. intellectual property.

         4.4 CHIEF EXECUTIVE OFFICE. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on SCHEDULE 4.

         4.5 INVENTORY AND EQUIPMENT. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on
SCHEDULE 5.

         4.6 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

         4.7 PLEDGED SECURITIES. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor, except that the shares of Pledged Stock of any Issuer which is a Foreign Subsidiary constitute no more than 65% of all the issued and outstanding Capital Stock of such Issuer.

         (b) All the shares of the Pledged Stock have been duly and validly issued and, to the extent the same are shares of Capital Stock of a corporation, are fully paid and nonassessable.

         (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

         4.8 RECEIVABLES. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

         (b) Receivables in respect of which a Governmental Authority is the obligor do not constitute more than 8%, in face amount, of all Receivables.

         (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

         4.9 INTELLECTUAL PROPERTY. (a) SCHEDULE 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

         (b) On the date hereof, to the best of such Grantor's knowledge, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

         (c) Except as set forth in SCHEDULE 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

         (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

         (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.


                                SECTION 5.  COVENANTS

         Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

         5.1 COVENANTS IN CREDIT AGREEMENT. In the case of each Guarantor, such Guarantor shall comply with and perform each covenant set forth in the Credit Agreement applicable thereto as if such Guarantor were a party to the Credit Agreement.

         5.2 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

         5.3 MAINTENANCE OF INSURANCE. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders. By its acceptance of this Agreement the Administrative Agent and each Lender acknowledges its satisfaction with the insurance policies of the Grantors in existence on the Closing Date.

         (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

         (c) The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance during the month of February in each calendar year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

         5.4 PAYMENT OF OBLIGATIONS. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

         5.5 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION.
(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in
Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

         (b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

         (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

         5.6 CHANGES IN LOCATIONS, NAME, ETC. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to SCHEDULE 5 showing any additional location at which Inventory or Equipment shall be kept:

         (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on SCHEDULE 5;

         (ii) change the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

         (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

         5.7 NOTICES. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

         (a)any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

         (b)of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

         5.8 PLEDGED SECURITIES. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations, PROVIDED that the foregoing shall not require any Grantor to so deliver any such Capital Stock of any Issuer which is a Foreign Subsidiary if, as a result thereof, the Capital Stock of such Foreign Subsidiary pledged hereunder would exceed 65% of all Capital Stock of such Foreign Subsidiary. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the

Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

         (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer,
(ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

         (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Section 6.3(c) shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 6.3(c) with respect to the Pledged Securities issued by it.

         5.9 RECEIVABLES. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

         (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

         5.10 INTELLECTUAL PROPERTY. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with any appropriate notice of registration and all other notices and legends required by applicable Requirements of Law,
(iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

         (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

         (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

         (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

         (e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

         (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any State of the United States, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

         (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any State of the United States, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

         (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                           SECTION 6.  REMEDIAL PROVISIONS

         6.1 CERTAIN MATTERS RELATING TO RECEIVABLES. (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time (but not more frequently than once per fiscal quarter), upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

         (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time and only at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

         (c) At the Administrative Agent's request, at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

         6.2 COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE. (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

         (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

         (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         6.3 PLEDGED STOCK. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; PROVIDED, HOWEVER, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

         (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Credit Agreement shall prescribe, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to comply with any instruction received by it from the Administrative Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.

         6.4 PROCEEDS TO BE TURNED OVER TO ADMINISTRATIVE AGENT. In addition to the rights of the Administrative Agent and the Lenders specified in Section
6.1 with respect to payments of

Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

         6.5 APPLICATION OF PROCEEDS. At such intervals as may be agreed upon by the Company and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Credit Agreement prescribes, and any part of such funds which the Credit Agreement does not require to be applied in payment of the Obligations and which Administrative Agent deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Company or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

         6.6 CODE AND OTHER REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Credit Agreement shall prescribe, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 Business Days before such sale or other disposition.

         6.7 PRIVATE SALES. (a)  Each Grantor recognizes that the
Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

         (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

         6.8 WAIVER; DEFICIENCY. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.


                         SECTION 7.  THE ADMINISTRATIVE AGENT

         7.1 ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

         (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

         (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

         (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

         (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

         (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;(2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;(3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;(4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;(5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral;(6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate;(7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such

    Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

    Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

         (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

         (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         7.2 DUTY OF ADMINISTRATIVE AGENT. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         7.3 EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

         7.4 AUTHORITY OF ADMINISTRATIVE AGENT. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.


                              SECTION 8.  MISCELLANEOUS

         8.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Administrative Agent, PROVIDED that any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent of the Credit Agreement.

         8.2 NOTICES. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 14.2 of the Credit Agreement; PROVIDED that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on SCHEDULE 1.

         8.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         8.4 ENFORCEMENT EXPENSES; INDEMNIFICATION. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent.

         (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 15.5 of the Credit Agreement.

         (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

         8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; PROVIDED that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

         8.6 SET-OFF. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

         8.7 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.9 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         8.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

         8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         8.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Grantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any consequential damages.

         8.13 ACKNOWLEDGEMENTS.  Each Grantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

         8.14 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         8.15 ADDITIONAL GRANTORS. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to subsection 10.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

         8.16 JUDGMENT. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

         (b) The obligation of each Grantor in respect of any sum due from it to the Administrative Agent or any Lender hereunder shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of the Loan Documents (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, such Grantor agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Administrative Agent or any Lender the Administrative Agent or, such Lender agrees to remit to such Borrower such excess.

         8.17 RELEASES. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

         (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; PROVIDED that the Company shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

         IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.



                                       ANACOMP, INC.



                                       By:
                                          -------------------------
                                          Title:



                                       THE FIRST NATIONAL BANK OF CHICAGO, as
                                       Administrative Agent



                                       By:___________________________
                                          Title:

                             ACKNOWLEDGEMENT AND CONSENT


    The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of February 28, 1997 (the "AGREEMENT"), made by the Grantors parties thereto for the benefit of The First National Bank of Chicago, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

    1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

    2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

    3. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 6.3(a) or 6.7 of the Agreement.


                                                 [NAME OF ISSUER]



                                                 By

                                                 Title

                                                 ------------------------------
                                                 Address for Notices:
                                                      -------------------------




                                                 ------------------------------
                                                 Fax:
                                                 ------------------------------
                                                      -------------------------

                                                                      Annex 1 to
                                              GUARANTEE AND COLLATERAL AGREEMENT



         ASSUMPTION AGREEMENT, dated as of _____________, made by ______________________________, a ______________ corporation (the "ADDITIONAL
GRANTOR"), in favor of The First National Bank of Chicago, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the banks and other financial institutions (the "LENDERS") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                                W I T N E S S E T H :


         WHEREAS, Anacomp, Inc. (the "COMPANY"), certain of its Foreign Subsidiaries, the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of February 28, 1997 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT");

         WHEREAS, in connection with the Credit Agreement, the Company and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of February 28, 1997 (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE AND COLLATERAL AGREEMENT") in favor of the Administrative Agent for the benefit of the Lenders;

         WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

         WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

         NOW, THEREFORE, IT IS AGREED:

         1. GUARANTEE AND COLLATERAL AGREEMENT. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________ to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee and

______________________

*  Refer to each Schedule which needs to be supplemented.

Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.


         2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


         IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                       [ADDITIONAL GRANTOR]



                                       By:
                                         Name:
                                         Title:

                                                                       EXHIBIT C

                                                                           Texas


                         DEED OF TRUST AND SECURITY AGREEMENT


                                         from


                                ANACOMP, INC., Grantor


                                          to


                             GLENN D. KESSELHAUT, Trustee


                                   for the use and
                                      benefit of


                   THE FIRST NATIONAL BANK OF CHICAGO, Beneficiary


                            DATED AS OF FEBRUARY ___, 1997




                          After recording, please return to:

                              Simpson Thacher & Bartlett
                             a partnership which includes
                              professional corporations
                                 425 Lexington Avenue
                              New York, New York  10017

                           ATTN:  Erin L. Rothfuss, Esq.

                                                                           Texas



                         DEED OF TRUST AND SECURITY AGREEMENT



         THIS DEED OF TRUST AND SECURITY AGREEMENT, dated as of February    ,
1997 is made by ANACOMP, INC., an Indiana corporation, whose address is 11550 North Meridian Street, Carmel, Indiana 46032, to GLENN D. KESSELHAUT, an individual, ("Trustee") whose address is Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, for the use and benefit of THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("Beneficiary"), as administrative agent for the Lenders (as defined in the Credit Agreement hereinafter defined), whose address is One First National Plaza, Chicago, Illinois 60670. References to this "Deed of Trust" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                      BACKGROUND

         A. Grantor is the owner of the parcel(s) of real property described on Schedule A attached (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Real Estate").

         B. Grantor is a party to that certain Credit Agreement dated as of even date herewith (as the same may be amended, supplemented, modified, extended, restated or replaced from time to time, the "Credit Agreement") among Grantor, each Foreign Subsidiary Borrower, the several banks and other financial institutions from time to time parties thereto (the "Lenders") and The First National Bank of Chicago, as administrative agent for the Lenders. All defined terms used and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         C. Pursuant to the Credit Agreement, (i) certain of the Lenders have agreed to make revolving credit loans to Grantor (the "Revolving Credit Loans");
(ii) certain of the Lenders have agreed to make term loans to Grantor (the "Term Loans"); (iii) certain of the Lenders have agreed to make revolving credit loans in any Available Foreign Currency to Grantor or in U.S. Dollars or any Available Foreign Currency to any Foreign Subsidiary Borrower (the "Multicurrency Loans"); and (iv) the Issuing Lender has agreed to issue letters of credit for the account of Grantor. The maximum aggregate principal amount of the Loans and the

Letter of Credit Obligations outstanding at any one time shall not exceed $80,000,000.

         D. The Loans may be evidenced by promissory notes of Grantor made payable to the order of the relevant Lender (as the same may be amended, supplemented, modified, extended, restated or replaced from time to time, the "Notes"). Each Note bears interest at the rate stated in such Note; references in this Deed of Trust to the "Default Rate" shall mean, at any time, the interest rate applicable to overdue principal amounts of the Loans as provided in the Credit Agreement. The obligation of Grantor to reimburse the Issuing Lender for amounts drawn under Letters of Credit (the "Reimbursement Obligation") is governed by the section of the Credit Agreement entitled "Letters of Credit."

         E. It is a condition precedent to the obligation of the Lenders to make their respective Loans to Grantor and of the Issuing Lender to issue the Letters of Credit for the account of Grantor that Grantor shall have executed and delivered this Deed of Trust to Beneficiary for the benefit of Beneficiary and the other Lenders.

         NOW, THEREFORE, in consideration of the premises and to induce Beneficiary and the other Lenders to make their respective Loans to Grantor and the Issuing Lender to issue the Letters of Credit for the account of Grantor, Grantor hereby agrees with Beneficiary, for the benefit of Beneficiary and the other Lenders as follows:

                                   GRANTING CLAUSES

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees that to secure:

         (a)  (i) the repayment of the indebtedness evidenced by the Notes, and
    (ii) all interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Grantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to Beneficiary or to the Lenders that are required to be paid by Grantor pursuant to the terms of the Credit Agreement or this Deed of Trust) or otherwise payable thereon, (iii) payment of the Reimbursement Obligation with respect to the Letters of Credit, whether in respect of any drawings under any Letters of Credit, fees, commissions, expenses or otherwise and (iv) all obligations in respect of Hedge Agreements with any Lender (the items set forth in clauses

    (i), (ii), (iii) and (iv) being referred to collectively as the "Indebtedness"); and

         (b) the performance of all covenants, agreements, obligations and liabilities of Grantor (the "Obligations") under or pursuant to the provisions of the Credit Agreement, the Notes, this Deed of Trust, any other document securing payment of the Indebtedness (the "Security Documents") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Notes, the Security Documents and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or the performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "Loan Documents");

GRANTOR HEREBY CONVEYS TO TRUSTEE AND HEREBY GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO TRUSTEE AND ALSO TO SUBSTITUTE TRUSTEE (AS DEFINED BELOW), IN TRUST WITH POWER OF SALE FOR THE USE AND BENEFIT OF BENEFICIARY, AND GRANTS BENEFICIARY AND TRUSTEE A SECURITY INTEREST IN:

         (A)  the Real Estate;

         (B) all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof;

         (C) all right, title and interest of Grantor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

         (D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

         (E) all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Grantor;

         (F) all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Trust Property (as defined below) (collectively, the "Rents");

         (G) all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

         (H) all unearned premiums under insurance policies now or subsequently obtained by Grantor relating to the Real

    Estate or Equipment and Grantor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

         (I) all right, title and interest of Grantor in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

         (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Beneficiary as provided in this Deed of Trust; all capital, operating, reserve or similar accounts held by or on behalf of Grantor and related to the operation of the Trust Property, whether now existing or hereafter arising and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts;

         (K) all accounts and revenues arising from the operation of the Improvements including, without limitation, (i) any right to payment now existing or hereafter arising for rental of hotel rooms or other space or for goods sold or leased or for services rendered, whether or not yet earned by performance, arising from the operation of the Improvements or any other facility on the Trust Property and (ii) all rights to payment from any consumer credit-charge card organization or entity including, without limitation, payments arising from the use of the American Express Card, the Visa Card, the Carte Blanche Card, the Mastercard or any other credit card, including those now existing or hereafter created, substitutions therefor, proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom; and

         (L)  all proceeds, both cash and noncash, of the foregoing;

         (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses
(A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (L) are collectively referred to as the "Trust Property").

         TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby granted unto Trustee, Substitute Trustee, their successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed.

                                 TERMS AND CONDITIONS

         Grantor further represents, warrants, covenants and agrees with Trustee and Beneficiary as follows:

         1. WARRANTY OF TITLE. Grantor warrants that Grantor has good title to the Real Estate in fee simple and good title to the rest of the Trust Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Beneficiary to insure the lien of this Deed of Trust (the "Permitted Exceptions") and Grantor shall warrant, defend and preserve such title and the rights granted by this Deed of Trust with respect thereto against all claims of all persons and entities. Grantor further warrants that it has the right to grant this Deed of Trust.

         2. PAYMENT OF INDEBTEDNESS. Grantor shall pay the Indebtedness at the times and places and in the manner specified in the Notes and shall perform all the Obligations.

         3. REQUIREMENTS. (a) Grantor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Trust Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Trust

Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Trust Property. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Grantor or to any of the Trust Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Trust Property are collectively referred to as the "Legal Requirements".

         (b) From and after the date of this Deed of Trust, Grantor shall not by act or omission permit any building or other improvement on any premises not subject to this Deed of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Grantor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used.
Grantor shall not by act or omission impair the integrity of any of the Real Estate so as to constitute an illegal subdivision or to prohibit the Premises and Improvements from being conveyed as one zoning or tax lot. Grantor represents that the Premises are not part of a larger tract of land owned by Grantor or its affiliates or otherwise considered as part of one zoning or tax lot, or, if they are that any authorization or variance required for the subdivision of such larger tract which a sale of the Premises would entail has been obtained from all appropriate Governmental Authorities so that the Premises and Improvements constitute one zoning or tax lot capable of being conveyed as such. Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.

         4. PAYMENT OF TAXES AND OTHER IMPOSITIONS. (a) Promptly when due, Grantor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Trust Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Trust Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Grantor shall, within 30 days a request by Beneficiary, deliver to Beneficiary (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Beneficiary showing the payment of any other such Imposition. If by law any Imposition, at Grantor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

         (b) Nothing herein shall affect any right or remedy of Trustee or Beneficiary under this Deed of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition shall have become due, and to add to the Indebtedness the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Trustee or Beneficiary in discharge of any Impositions shall be (i) a charge on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Deed of Trust, and (ii) payable on demand by Grantor to Trustee or Beneficiary, as the case may be, together with interest at the Default Rate as set forth above.

         (c) Grantor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Deed of Trust or on any interest payable thereon for any taxes assessed against the Trust Property or any part thereof, and shall not claim any deduction from the taxable value of the Trust Property by reason of this Deed of Trust.

         (d) Grantor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Grantor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless
(i) Grantor has given prior written notice to Beneficiary of Grantor's intent so to contest or object to an Imposition, (ii) Grantor shall demonstrate to Beneficiary's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Trust Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) Grantor shall furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Beneficiary in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a charge against the Real Estate or any part of the Trust Property.

         (e) Upon written notice to Grantor, Beneficiary after an Event of Default (as defined below) shall be entitled to require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual Impositions. Beneficiary may commingle such funds with its own funds and Grantor shall not be entitled to interest thereon.

         5. INSURANCE. (a) Grantor shall maintain or cause to be maintained on all of the Premises:

         (i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss. The policy shall include building ordinance law endorsements and the policy limits for each policy shall be automatically reinstated after each loss. Notwithstanding any of the foregoing, such automatic reinstatement of policy limits shall not be required of flood and earthquake insurance policies;

        (ii) comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to injury and property damage relating to any one occurrence plus such excess limits as Beneficiary shall request from time to time;

       (iii) when and to the extent reasonably required by Beneficiary, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated;

        (iv) insurance against rent loss, extra expense or business interruption (and/or soft costs, in the case of new construction), if applicable, in amounts satisfactory to Beneficiary, but not less than one year's gross rent or gross income;

         (v) during the course of any construction or repair of Improvements, comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), (including coverage for elevators and escalators, if any). The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that required by Beneficiary with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

        (vi) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Grantor engaged on or with respect to the Premises in such amounts as are reasonably satisfactory to Beneficiary, but in no event less than the limits established by law;

       (vii) during the course of any construction, addition, alteration or repair of the Improvements, builder's risk completed value form insurance against "all risks of physical loss," including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements, with deductible approved by Beneficiary, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction);

      (viii) boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against rent, extra expense, business interruption and soft costs, if applicable, arising from any such breakdown, in such amounts as are reasonably satisfactory to Beneficiary but not less than the lesser of $1,000,000 or 10% of the value of the Improvements;

        (ix) if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount satisfactory to Beneficiary, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended; and

         (x) such other insurance in such amounts as Beneficiary may reasonably request from time to time.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or materially amended without 30 days' prior written notice to Beneficiary, and (ii) with respect to all property insurance, provide for deductibles not to exceed $50,000, contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Beneficiary), with loss payable to Beneficiary (modified, if necessary, to provide that the entire amount of proceeds may be retained by Beneficiary without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause acceptable to Beneficiary and be written by insurance companies having an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than XII, or otherwise as approved by Beneficiary. Liability insurance policies shall name Beneficiary (and Trustee, if

Trustee shall so request) as an additional insured and contain a waiver of subrogation against Beneficiary (and Trustee, if Trustee shall so request); all such policies shall indemnify and hold Beneficiary (and Trustee, if Trustee shall so request) harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways. The amounts of each insurance policy and the form of each such policy shall at all times be satisfactory to Beneficiary. Each policy shall expressly provide that any proceeds which are payable to Beneficiary shall be paid by check payable to the order of Beneficiary and requiring the endorsement of Beneficiary. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Grantor or by any lessee of any part of the Trust Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever such insurance shall become unsatisfactory to Beneficiary, Grantor shall immediately obtain new or additional insurance satisfactory to Beneficiary. Grantor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Beneficiary in all respects.

         (b) Grantor shall deliver to Beneficiary an original of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Beneficiary, together with a copy of the declaration page for each such policy. Grantor shall (i) pay as they become due all premiums for such insurance, (ii) not later than 10 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment satisfactory to Beneficiary with standard non-contributory mortgagee clauses in favor of and acceptable to Beneficiary.

         (c) If Grantor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Beneficiary, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Grantor shall pay to Beneficiary on demand such premium or premiums so paid by Beneficiary with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Deed of Trust and shall be collectible in the same manner as the Indebtedness secured by this Deed of Trust.

         (d) Grantor shall increase the amount of property insurance required to equal 100% replacement cost pursuant to the provisions of this Section at the time of each renewal of each policy (but not later than 12 months from the date of this Deed of Trust and each successive 12 month period to occur thereafter) by using the F.W. Dodge Building Index to determine whether there shall have been an increase in the replacement value since the most recent adjustment and, if there shall have been such an increase, the amount of insurance required shall be adjusted accordingly.

         (e) Grantor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Grantor or to any of the Trust Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Trust Property. Grantor shall not use or permit the use of the Trust Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed of Trust.

         (f) If the Trust Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Grantor for any personal injury, bodily injury or property damage incurred on or about the Real Estate, Grantor shall give immediate notice thereof to Beneficiary. If the Trust Property is damaged by fire or other casualty and the cost to repair such damage is less than the lesser of (i) 50% of the replacement cost of the Improvements at the affected Real Estate site and (ii) $100,000, then provided that no Event of Default shall have occurred and be continuing, Grantor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Grantor; provided that Grantor shall, promptly after any such damage, repair all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair. If the Trust Property is damaged by fire or other casualty, and the cost to repair such damage exceeds the above limit, or if an Event of Default shall have occurred and be continuing, then Grantor authorizes and empowers Beneficiary, at Beneficiary's option and in Beneficiary's sole discretion, as attorney-in-fact for Grantor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Beneficiary's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary. Beneficiary shall have the right to require Grantor to repair or restore the Trust Property, and Grantor hereby designates Beneficiary as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Beneficiary may be applied by Beneficiary toward reimbursement of all costs and expenses of Beneficiary in collecting such proceeds, and the balance, at Beneficiary's option in its sole and absolute discretion, to the principal (to the installments in inverse order of maturity, if payable in installments) and interest due or to become due under the Notes, to fulfill any other Obligation of Grantor, to the restoration or repair of the property damaged, or released to Grantor. In the event Beneficiary elects to release such proceeds to Grantor, Grantor shall be obligated to use such proceeds to restore or repair the Trust Property. Application by Beneficiary of any insurance proceeds toward the last maturing installments of principal and interest due or to become due under the Notes shall not excuse Grantor from making any regularly scheduled payments due thereunder, nor shall such application extend or reduce the amount of such payments.

         (g) In the event of foreclosure of this Deed of Trust or other transfer of title to the Trust Property in extinguishment of the Indebtedness, all right, title and interest of Grantor in and to any insurance policies covering the Premises then in force shall pass to the purchaser or grantee and Grantor hereby appoints Beneficiary its attorney-in-fact, in Grantor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

         (h) Upon written notice to Grantor, Beneficiary after an Event of Default shall be entitled to require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual premiums due on such insurance. Beneficiary may commingle such funds with its own funds and Grantor shall not be entitled to interest thereon.

         (i) Grantor may maintain insurance required under this Deed of Trust by means of one or more blanket insurance policies maintained by Grantor; PROVIDED, HOWEVER, that (A) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Trust Property in an amount equal to the coverages required to be maintained by Grantor as provided above and (B) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Trust Property.

         6. RESTRICTIONS ON LIENS AND ENCUMBRANCES. Except for the lien of this Deed of Trust and the Permitted Exceptions, and as otherwise expressly permitted by subsection 11.3 of the Credit Agreement, Grantor shall not further mortgage, nor otherwise encumber the Trust Property nor create or suffer to exist any lien, charge or encumbrance on the Trust Property, or any part thereof, whether superior or subordinate to this Deed of Trust and whether recourse or non-recourse.

         7. TRANSFER RESTRICTIONS. Grantor shall not convey, sell, lease, assign, transfer or otherwise dispose of the Trust Property except as expressly permitted by subsection 11.6 of the Credit Agreement.

         8. LIMITATION ON FUNDAMENTAL CHANGES. Grantor shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets or make any material change in its present method of conducting business, except as expressly permitted by subsection 11.5 of the Credit Agreement.

         9. MAINTENANCE; NO ALTERATION; INSPECTION; UTILITIES. Grantor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Grantor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever. The Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld.

         (b) Beneficiary and any persons authorized by Beneficiary shall have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Grantor relating to the Trust Property.

         (c) Grantor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

         10. CONDEMNATION/EMINENT DOMAIN. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. Grantor authorizes Beneficiary, at Beneficiary's option and in Beneficiary's sole discretion, as attorney-in-fact for Grantor, to commence, appear in and prosecute, in Beneficiary's or Grantor's name, any action or proceeding relating to any condemnation of the Trust Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation. If Beneficiary elects not to participate in such condemnation proceeding, then Grantor shall, at its expense, diligently prosecute any such proceeding and shall consult with Beneficiary, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Beneficiary to be applied in the same manner as insurance proceeds, as provided above, and Grantor agrees to execute any such assignments of all such awards as Beneficiary may request.

         11. RESTORATION. If Beneficiary elects to release funds to Grantor for restoration of any of the Trust Property, then such restoration shall be performed only in accordance with the following conditions:

         (i) prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted to and approved by Beneficiary;

        (ii) prior to making any advance of restoration funds, Beneficiary shall be satisfied that the remaining restoration funds are sufficient to complete the restoration and to pay all related expenses, including interest on the Indebtedness (to the extent appropriate) and real estate taxes on the Premises, during restoration;

       (iii) at the time of any disbursement of the restoration funds, (A) no Default (as defined below) shall then exist, (B) no mechanics' or materialmen's liens shall have been filed and remain undischarged, except those discharged by the disbursement of the requested restoration funds and
    (C) a satisfactory bring-down or continuation of title insurance on the Premises shall be delivered to Beneficiary;

        (iv) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of satisfactory evidence of the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications acceptable to Beneficiary;

         (v) with respect to each advance of restoration funds, Beneficiary may retain 10% of the amount of such advance as a holdback until the restoration is fully completed;

        (vi) the restoration funds shall bear no interest and may be commingled with Beneficiary's other funds;

       (vii) Beneficiary may impose such other conditions as are customarily imposed by construction lenders; and

      (viii) any restoration funds remaining shall be retained by Beneficiary and may be applied by Beneficiary, in its sole discretion, to the Indebtedness in the inverse order of maturity.

         12. LEASES. (a) Grantor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Trust Property other than in favor of Beneficiary, or (ii) without the prior written consent of Beneficiary, execute or permit to exist any Lease of any of the Trust Property except as provided in subsection 11.5 of the Credit Agreement.

         (b) As to any Lease of all or any portion of the Premises consented to by Beneficiary, Grantor shall:

         (i) promptly perform all of the provisions of the Lease on the part of the lessor thereunder to be performed;

        (ii) promptly enforce all of the provisions of the Lease on the part of the lessee thereunder to be performed;

       (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Grantor as lessor or of the lessee thereunder;

        (iv) exercise, within 5 days after a request by Beneficiary, any right to request from the lessee a certificate with respect to the status thereof;

         (v) simultaneously deliver to Beneficiary copies of any notices of default which Grantor may at any time forward to or receive from the lessee;

        (vi) promptly deliver to Beneficiary a fully executed counterpart of the Lease; and

       (vii) promptly deliver to Beneficiary, upon Beneficiary's request, an assignment of the Grantor's interest under such Lease.

         (c) Grantor shall deliver to Beneficiary, within 10 days after a request by Beneficiary, a written statement, certified by Grantor as being true, correct and complete, containing the names of all lessees and other occupants of the Premises, the terms of all Leases of all or any portion of the Premises and the spaces occupied and rentals payable thereunder, and a list of all Leases of all or any portion of the Premises which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Beneficiary may request.

         (d) All Leases of all or any portion of the Premises entered into by Grantor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Deed of Trust unless Beneficiary shall otherwise elect in writing.

         (e) As to any Lease now in existence or subsequently consented to by Beneficiary, Grantor shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Grantor accept the payment of rent more than thirty (30) days in advance of its due date.

         (f) If any act or omission of Grantor would give any lessee under any Lease of all or any portion of the Premises the right, immediately or after lapse of a period of time, to cancel or terminate such Lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, such lessee shall not exercise such right until it has given written notice of such act or omission to Beneficiary and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice without a remedy being effected.

         (g) In the event of the enforcement by Beneficiary of any remedy under this Deed of Trust, the lessee under each Lease of all or any portion of the Premises shall, if requested by Beneficiary or any other person succeeding to the interest of Beneficiary as a result of such enforcement, attorn to Beneficiary or to such person and shall recognize Beneficiary or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Beneficiary or such successor in interest shall not be:
(i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Beneficiary or such successor in interest; (iii) liable for any previous act or omission of Grantor (or its predecessors in interest); (iv) responsible for any monies owing by Grantor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Grantor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Beneficiary or such successor in interest. Each lessee or other occupant, upon request by Beneficiary or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Grantor agrees that each Lease entered into after the date of this Deed of Trust shall include language to the effect of subsections
(d)-(g) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

         13. FURTHER ASSURANCES/ESTOPPEL CERTIFICATES. To further assure Beneficiary's and Trustee's rights under this Deed of Trust, Grantor agrees upon demand of Beneficiary or Trustee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Trust Property and a separate assignment of each Lease in recordable form) as may be required by Beneficiary or Trustee to confirm the rights or benefits conferred on Beneficiary or Trustee by this Deed of Trust. Grantor, within 5 business days after request, shall deliver, in form and substance satisfactory to Beneficiary, a written statement, duly acknowledged, setting forth the amount of the Indebtedness, and whether any offsets, claims, counterclaims or defenses exist against the Indebtedness and certifying as to such other matters as Beneficiary shall reasonably request.

         14. BENEFICIARY'S RIGHT TO PERFORM. If Grantor fails to perform any of the covenants or agreements of Grantor, Beneficiary or Trustee, without waiving or releasing Grantor from any obligation or default under this Deed of Trust, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Grantor to Beneficiary or Trustee (as the case may be) and the same shall be secured by this Deed of Trust and shall be an encumbrance on the Trust Property prior to any right, title to, interest in or claim upon the Trust Property attaching subsequent to the date of this Deed of Trust. No payment or advance of money by Beneficiary or Trustee under this Section shall be deemed or construed to cure Grantor's default or waive any right or remedy of Beneficiary or Trustee.

         15. GRANTOR'S EXISTENCE, ETC. Grantor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state in which it was formed and its right to own property and transact business in the state of Texas. Grantor represents and warrants that Grantor is a duly organized and validly existing corporation in good standing, and this Deed of Trust has been executed by a duly authorized officer thereof. This Deed of Trust constitutes the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

         16. FINANCIAL STATEMENTS; CERTIFICATES; OTHER INFORMATION. Grantor shall deliver to Beneficiary all financial statements, certificates and other information required to be delivered pursuant to the Credit Agreement.

         17. NOTICE OF CERTAIN OCCURRENCES. Grantor shall give notice to the Administrative Agent (as defined in the Credit Agreement) promptly upon the occurrence of the events listed in subsection 10.7 of the Credit Agreement.

         18. EVENTS OF DEFAULT. The occurrence of any Event of Default as such term is defined in the Credit Agreement shall constitute an Event of Default hereunder.

         19. REMEDIES. (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Beneficiary may have pursuant to the Loan Documents, or as provided by law, and without limitation, (x) if such event is an

Event of Default specified in clause (i) or (ii) of subsection 12(i) of the Credit Agreement, automatically the Indebtedness and all other amounts owing under the Credit Agreement (including, without limitation, all amounts of Letters of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), the Notes, this Deed of Trust and the other Security Documents immediately shall become due and payable, and (y) if such event is any other Event of Default, with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to Grantor declare the Indebtedness (together with accrued interest thereon) and all other amounts payable under the Credit Agreement (including, without limitation, all amounts of Letters of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), the Notes, this Deed of Trust and the other Security Documents to be immediately due and payable. Except as expressly provided above in this Section or as required by applicable law, notice of intention to accelerate, notice of acceleration, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Beneficiary may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

         (i) Beneficiary may direct Trustee to sell or offer for sale the Trust Property in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of the same, to the highest bidder for cash at public auction. Such sale shall be made at the courthouse door of the County wherein the Real Estate (or any of that portion thereof to be sold) is situated (whether the parts or parcels thereof, if any, in different counties are contiguous or not, and without the necessity of having any personal property hereby mortgaged present at such sale) on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m. after posting a written or printed notice or notices of the place, time and terms of the sale of the Trust Property for twenty-one
    (21) days prior to the date of the sale at the courthouse door of the county in which the sale is to be made and at the courthouse door of any other county in which a portion of the Trust Property may be situated and filing a copy of such notice(s) in the office of the county clerk in each of such counties, and by serving written notice of the proposed sale at least twenty-one (21) days preceding the date of sale by certified mail on Grantor and on each debtor obligated to pay the Indebtedness according to the records of the Beneficiary. It is agreed that the posting and transmittal of notices may be performed by the Trustee, Beneficiary, or by any person acting for them. Applicable notices and the sale shall be accomplished by following the procedures permitted or required by Tex. Prop. Code Ann. 51.002 (Vernon 1984), as same may be amended from time to time, relating to the sale of real estate and/or by Chapter 9 of the Texas Uniform Commercial Code relating to the sale of personal property collateral after default by a debtor (as said Section and Chapter may now exist or may hereafter be amended or succeeded, the "Code"), or by any other present or subsequent articles or enactments relating to the same. Nothing contained in this subsection (i) shall be construed to limit in any way Trustee's rights to sell the Trust Property by private sale if, and to the extent, that such private sale is permitted under the laws of the State of Texas or by public or private sale after entry of judgment by any court of competent jurisdiction ordering the same. At any such sale (1) whether made under power herein contained, the aforesaid 51.002, the Code, any other legal requirement or by virtue of any judicial procedure or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Trust Property (Grantor hereby covenanting and agreeing to deliver to Trustee any portion of the Trust Property not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (2) each instrument of conveyance executed by Trustee shall contain a special warranty of title, subject to Permitted Encumbrances, binding upon Grantor, (3) each and every recital contained in any instrument of conveyance made by Trustee shall be PRIMA FACIE proof of the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Trustee hereunder, (4) there shall be a PRIMA FACIE presumption that any and all prerequisites to the validity thereof shall have been performed, (5) the receipt of Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, (6) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar, both at law and in equity, against Grantor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor, and (7) to the extent and under such circumstances as are permitted by law, Beneficiary may be a purchaser at any such sale;

        (ii) Beneficiary may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Trust Property, (B) institute and maintain an action on the Notes or with respect to the Reimbursement Obligation under the Credit Agreement, or (C) take such other action at law or in equity for the enforcement of this Deed of Trust or any of the Loan Documents as the law may allow. Beneficiary may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment.

       (iii) Beneficiary may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Trust Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Trust Property to Beneficiary upon demand at any such time) and use, operate, manage, maintain and control the Trust Property and every part thereof. Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Trust Property for such periods of time and upon such conditions as Beneficiary may, in its discretion, deem proper,
    (y) to enforce, cancel or modify any Lease to the extent permitted by applicable law and the terms of such Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Trust Property as Beneficiary shall deem appropriate as fully as Grantor might do.

         (b) Beneficiary, in any action to foreclose this Deed of Trust in a judicial procedure or in connection with the exercise of any non-judicial power of sale by Trustee, shall be entitled to the appointment of a receiver. In case of a trustee's sale or foreclosure sale, the Real Estate may be sold, at Beneficiary's election, in one parcel or in more than one parcel and Beneficiary is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held.

         (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Deed of Trust, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Beneficiary or Trustee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Beneficiary and Trustee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed of Trust.

         (d) Following any sale of the Trust Property, or any part hereof, under the provisions of this instrument, all persons and parties in possession of the property sold shall be divested of any and all interest in and claim to the Trust Property, and shall be obligated to immediately vacate the premises, and prior to such vacation shall be tenants at sufferance of the purchaser of the property sold and shall be subject to eviction in an action of forcible detainer; provided, the provisions of this subparagraph shall be subject to any agreements made in writing by Beneficiary with reference to any existing and/or future leases; provided, further, the purchaser at any foreclosure sale shall have the option but not the obligation to affirm any then existing leases or tenancies or otherwise succeed to the rights of Grantor thereunder.

         20. RIGHT OF BENEFICIARY TO CREDIT SALE. Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, the Notes and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

         21. APPOINTMENT OF RECEIVER. If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Indebtedness and Obligations or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Property, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.

         22. EXTENSION, RELEASE, ETC. (a) Without affecting the encumbrance or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of the Indebtedness, Beneficiary may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option any parcel, portion or all of the Trust Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Deed of Trust shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the encumbrance of this Deed of Trust until the encumbrance amount shall equal the principal amount of the Indebtedness outstanding.

         (b) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect the encumbrance of this Deed of Trust or any liens, rights, powers or remedies of Beneficiary or Trustee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

         (c) If Beneficiary shall have the right to foreclose this Deed of Trust or to direct the Trustee to exercise its power of sale, Grantor authorizes Beneficiary at its option to foreclose the lien of this Deed of Trust (or direct the Trustee to sell the Trust Property, as the case may be) subject to the rights of any tenants of the Trust Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Trust Property by Trustee, or to terminate such tenant's rights in such sale will not be asserted by Grantor as a defense to any proceeding instituted by Beneficiary to collect the Indebtedness or to foreclose this Deed of Trust.

         (d) Unless expressly provided otherwise, in the event that Beneficiary's interest in this Deed of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid charge on the Trust Property for the amount secured hereby.

         23. SECURITY AGREEMENT UNDER UNIFORM COMMERCIAL CODE. (a) It is the intention of the parties hereto that this Deed of Trust shall constitute a Security Agreement within the meaning of the Code. If an Event of Default shall occur under this Deed of Trust, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with Beneficiary's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, attorneys' fees and legal expenses. At Beneficiary's request, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

         (b) Grantor and Beneficiary agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Grantor is the record owner of the Real Estate; and (iv) the addresses of Grantor and Beneficiary are as set forth on the first page of this Deed of Trust.

         (c) Grantor, upon request by Beneficiary from time to time, shall execute, acknowledge and deliver to Beneficiary one or more separate security agreements, in form satisfactory to Beneficiary, covering all or any part of the Trust Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Beneficiary may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed of Trust and such security instrument. Grantor further agrees to pay to Beneficiary on demand all costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Beneficiary shall reasonably require. Grantor shall from time to time, on request of Beneficiary, deliver to Beneficiary an inventory in reasonable detail of any of the Trust Property which constitutes personal property. If Grantor shall fail to furnish any financing or continuation statement within 10 days after request by Beneficiary, then pursuant to the provisions of the Code, Grantor hereby authorizes Beneficiary, without the signature of Grantor, and hereby irrevocably appoints and constitutes Beneficiary as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Beneficiary to proceed against any personal property encumbered by this Deed of Trust as real property, as set forth above.

         24. ASSIGNMENT OF RENTS. (a) Grantor hereby assigns to Beneficiary, the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Grantor grants to Beneficiary the right to enter the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Beneficiary and Trustee hereby waive the right to enter the Trust Property for the purpose of collecting the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Deed of Trust; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence of any Event of Default under this Deed of Trust by giving not less than five days' written notice of such revocation to Grantor; in the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of the Trust Property or of such part thereof as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and surrender the possession of the Trust Property to Beneficiary or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

         (b) Beneficiary's acceptance of this assignment shall not, prior to entry upon and taking possession of the Trust

Property by Beneficiary, be deemed to constitute Beneficiary a "mortgagee in possession", nor obligate Beneficiary to appear in or defend any proceeding relating to any of the Leases or to the Trust Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any tenant and not delivered to Beneficiary, or render Beneficiary liable for any injury or damage to person or property in or about the Trust Property. Neither the collection of Rents due under the Leases herein described, nor possession of the Trust Property by Beneficiary under any of the circumstances set forth herein shall render Beneficiary liable with respect to any obligations of Grantor to any tenant or subtenant under said Leases, such liability to arise only with respect to a party purchasing the Trust Property at a foreclosure sale or receiving a deed covering the Trust Property in lieu of foreclosure and then to arise only with respect to obligations accruing subsequent to such foreclosure sale or deed in lieu thereof.

         (c) By Beneficiary's acceptance of this Deed of Trust, it is understood and agreed that a full and complete release of this Deed of Trust shall operate as a full and complete reassignment to Grantor of the Beneficiary's rights and interests under this Section.

         (d) All provisions hereof shall inure to the benefit of and all actions authorized hereunder shall be exercisable by the Trustee or the Substitute Trustee at Beneficiary's request.

         25. TRUST FUNDS. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Grantor. Within 10 days after request by Beneficiary, Grantor shall furnish Beneficiary satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Beneficiary, which statement shall be certified by Grantor.

         26. ADDITIONAL RIGHTS. The holder of any subordinate lien or subordinate deed of trust on the Trust Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall any holder of any subordinate lien or subordinate deed of trust join any tenant under any Lease in any trustee's sale or action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder or trustee or beneficiary contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Beneficiary on account of such Default or Event of Default.

         27. CHANGES IN METHOD OF TAXATION. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien or deed of trust thereon, or changing in any way the laws for the taxation of mortgages or deeds of trust or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or deeds of trust or debts secured thereby, the holder of this Deed of Trust shall have the right to declare the Indebtedness due on a date to be specified by not less than 30 days' written notice to be given to Grantor unless within such 30-day period Grantor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Indebtedness and such assumption shall be permitted by law.

         28. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed to Grantor at the address given on the first page of this Deed of Trust, to Beneficiary at the address given on the first page of this Deed of Trust and to Trustee at the address given on the first page of this Deed of Trust. Any party may change its address by notice to the other party. If any party other than Grantor shall be entitled to receive copies of notices, demands or approvals, failure of Beneficiary or Trustee to send such copies shall not impair the effectiveness of any notice sent to Grantor.

         29. NO ORAL MODIFICATION. This Deed of Trust may not be changed or terminated orally. Any agreement made by Grantor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate deed of trust, lien or encumbrance. Trustee's execution of any written agreement between Grantor and Beneficiary shall not be required for the effectiveness thereof as between Grantor and Beneficiary.

         30. PARTIAL INVALIDITY. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Deed of Trust or in any provisions of the Indebtedness or Loan Documents, the obligations of Grantor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Beneficiary.

         31. GRANTOR'S WAIVER OF RIGHTS. To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Trustee or Beneficiary of the power of sale or other rights hereby created.

         32. REMEDIES NOT EXCLUSIVE. Beneficiary and Trustee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary's or Trustee's right to realize upon or enforce any other security now or hereafter held by Beneficiary or Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Beneficiary or Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee, as the case may be. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust Property), be deemed a "mortgagee in possession," and neither Beneficiary nor Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

         33. MULTIPLE SECURITY. If (a) the Premises shall consist of one or more parcels, whether or not contiguous but located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in such county in the state of Texas (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and
(b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee's sale or foreclosure action all trustee's sale or foreclosure proceedings against all such collateral securing the Indebtedness (including the Trust Property), which action may be brought or consolidated in the courts of, or sale conducted in, such county in which such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee's sale or foreclosure action is a specific inducement to Beneficiary to extend the Indebtedness, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of FORUM NON CONVENIENS which it may now or hereafter have. Grantor further agrees that if Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Indebtedness, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee's sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the state of Texas, Beneficiary may commence or continue any trustee's sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Trust Property in a trustee's sale, to foreclose this Deed of Trust or the exercise of any other rights hereunder or the recovery of any judgment by Beneficiary or the occurrence of any sale by the Trustee in any such proceedings shall not prejudice, limit or preclude Beneficiary's right to commence or continue one or more trustee's sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee's sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the state of Texas) which directly or indirectly secures the Indebtedness, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single trustee's sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

         34. SUCCESSORS AND ASSIGNS. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary and Trustee and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary or Trustee at any time if in the sole discretion of either of them such waiver is deemed advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Property, and shall inure to the benefit of Beneficiary, Trustee and their respective successors and assigns. Without limiting the generality of the foregoing, any successor to Trustee appointed by Beneficiary shall succeed to all rights of Trustee as if such successor had been originally named as Trustee hereunder. The word "Grantor" shall be construed as if it read "Grantors" whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

         35. NO WAIVERS, ETC. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary or Trustee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate deed of trust or the holder of any subordinate lien on the Trust Property, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in any way impairing or affecting this Deed of Trust or the priority of this Deed of Trust over any subordinate lien or deed of trust.

         36. GOVERNING LAW, ETC. THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT THAT GRANTOR EXPRESSLY ACKNOWLEDGES THAT BY THEIR RESPECTIVE TERMS EACH OF THE CREDIT AGREEMENT AND THE NOTES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW, AND FOR PURPOSES OF CONSISTENCY, GRANTOR AGREES THAT IN ANY IN PERSONAM PROCEEDING RELATED TO THIS DEED OF TRUST THE RIGHTS OF THE PARTIES TO THIS DEED OF TRUST SHALL ALSO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK GOVERNING CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

         37. WAIVER OF TRIAL BY JURY. GRANTOR, TRUSTEE AND BENEFICIARY EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION, CLAIM, SUIT OR PROCEEDING RELATING TO THIS DEED OF TRUST AND FOR ANY COUNTERCLAIM THEREIN. GRANTOR HEREBY WAIVES ALL RIGHTS TO INTERPOSE ANY COUNTERCLAIM IN ANY SUIT BROUGHT BY BENEFICIARY OR TRUSTEE HEREUNDER AND ALL RIGHTS TO HAVE ANY SUCH SUIT CONSOLIDATED WITH ANY SEPARATE SUIT, ACTION OR PROCEEDING.

         38. CERTAIN DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any subsequent owner or owners of the Trust Property or any part thereof or interest therein," the word "Beneficiary" shall mean "Beneficiary or any subsequent holder of the Notes," the word "Trustee" shall mean "Trustee and any successor trustee hereunder," the word "Notes" shall mean "the Notes or any other evidence of indebtedness secured by this Deed of Trust," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Trust Property" shall include any portion of the Trust Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof. All terms used herein which are defined in the Texas Uniform Commercial Code shall be used in accordance with the definition therefor in said Code.

         39. ENFORCEABILITY; USURY. (a) In no event shall any provision of this Deed of Trust, the Notes, or any other instrument evidencing or securing the Indebtedness ever obligate Grantor to pay or allow Beneficiary to collect interest on the Notes, the Reimbursement Obligation or any other indebtedness secured hereby at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "Highest Lawful Rate"), or obligate Grantor to pay any taxes, assessments, charges, insurance premiums or other amounts to the extent that such payments, when added to the interest payable on the Notes or the Reimbursement Obligation, would be held to constitute the payment by Grantor of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary. To the extent the Highest Lawful Rate is determined by reference to the laws of the State of Texas, same shall be determined by reference to the indicated (weekly) rate ceiling (as defined and described in Texas Revised Civil Statutes Article 5069-1.04, as amended) at the applicable time in effect.

         (b) Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the Indebtedness shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this Deed of Trust, the Credit Agreement or the Notes, any funds are applied to the payment of any part of the principal amount of the Indebtedness prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the Indebtedness remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the Indebtedness, then Beneficiary shall refund to Grantor all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this Deed of Trust, or in any of the written evidences of the Indebtedness, Grantor shall never be required to pay any unearned interest on the Indebtedness or any portion thereof, and shall never be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

         40. HOMESTEAD. Grantor represents and covenants that the Trust Property forms no part any property owned, used or claimed by Grantor as a business or residential homestead, or as exempt from forced sale under the laws of the State of Texas, and disclaims and renounces all and every such claim thereto.

         41. SUBSTITUTE TRUSTEE. In case of the resignation of the Trustee, or the inability (through death or otherwise), refusal or failure of the Trustee to act, or at the option of Beneficiary or the Majority Lenders for any other reason (which reason need not be stated), a substitute trustee may be named, constituted and appointed by Beneficiary at Beneficiary's own option or at the request of the Majority Lenders (the "Substitute Trustee"), without other formality than an appointment and designation in writing, which appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and this conveyance shall vest in the Substitute Trustee the title, powers and duties herein conferred on the Trustee originally named herein, and the conveyance of the Substitute Trustee to the purchaser(s) at any sale of the Trust Property of any part thereof shall be equally valid and effective. The right to appoint a Substitute Trustee shall exist as often and whenever from any of said causes, the Trustee, original or substitute, resigns or cannot, will not or does not act, or Beneficiary or the Majority Lenders desire to appoint a new Trustee. No bond shall ever be required of the Trustee, original or substitute. The recitals in any conveyance made by the Trustee, original or substitute, shall be accepted and construed in court and elsewhere as prima facie evidence and proof of the facts recited, and no other proof shall be required as to the request by Beneficiary or the Majority Lenders to the Trustee to enforce this Deed of Trust, or as to the notice of or holding of the sale, or as to any particulars thereof, or as to the resignation of the Trustee, original or substitute, or as to the inability, refusal or failure of the Trustee, original or substitute, to act, or as to the election of Beneficiary or the Majority Lenders to appoint a new Trustee, or as to appointment of a Substitute Trustee, and all prerequisites of said sale shall be presumed to have been performed; and each sale made under the powers herein granted shall be a perpetual bar against Grantor and the heirs, personal representatives, successors and assigns of Grantor. Trustee, original or substitute, is hereby authorized and empowered to appoint any one or more persons as attorney-in-fact to act as Trustee under him and in his name, place and stead in order to take any actions that Trustee is authorized and empowered to do hereunder, such appointment to be evidenced by an instrument signed and acknowledged by said Trustee, original or substitute; and all acts done by said attorney-in-fact shall be valid, lawful and binding as if done by said Trustee, original or substitute, in person.

         42. INDEMNIFICATION OF TRUSTEE. EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, TRUSTEE SHALL NOT BE LIABLE FOR ANY ACT OR OMISSION OR ERROR OF JUDGMENT. TRUSTEE MAY RELY ON

ANY DOCUMENT BELIEVED BY HIM IN GOOD FAITH TO BE GENUINE. ALL MONEY RECEIVED BY TRUSTEE SHALL, UNTIL USED OR APPLIED AS HEREIN PROVIDED, BE HELD IN TRUST, AND TRUSTEE SHALL NOT BE LIABLE FOR INTEREST THEREON. GRANTOR SHALL INDEMNIFY TRUSTEE AGAINST ALL LIABILITY AND EXPENSES THAT HE MAY INCUR IN THE PERFORMANCE OF HIS DUTIES HEREUNDER EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         43. BUSINESS OR COMMERCIAL PURPOSE. Grantor warrants that the extension of credit evidenced by the Notes and the Letters of Credit Obligations under the Credit Agreement secured hereby are solely for business or commercial purposes, other than agricultural purposes. Grantor further warrants that the credit transaction evidenced by the Notes and the Letters of Credit Obligations under the Credit Agreement are specifically exempted under Section 226.3(a) of Regulation Z issued by the Board of Governors of the Federal Reserve System and Title 12 (Truth in Lending Act) and Section 1603 of Title 15 (General Provisions) of the Consumer Credit Protection Act and that no disclosures are required to be given under such regulations and federal laws in connection with the above transaction.

         44. FINAL AGREEMENT. In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby confirms and agrees that this Deed of Trust (including Schedule A), the Notes, any guarantees of the Notes executed by any guarantors and all other Loan Documents and loan papers together constitute a written "loan agreement" as defined in Section 26.02(a) of the Texas Business and Commerce Code.

         45. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         This Deed of Trust has been duly executed by Grantor on the date first above written.

                             ANACOMP, INC.,
                               an Indiana corporation


                             By:_____________________________
                                  Name:
                                  Title:

State of New York  )
                   )SS.
County of New York )


                On the 27th day of February, 1997, before me personally came _________________ to me known, who, being by me duly sworn, did depose and say s/he resides at _______________________________________; that s/he is
________________ of Anacomp, Inc., the corporation described in and which executed the foregoing instrument; that by order of the Board of Directors of said corporation s/he signed his/her name.


                             _________________________
                             Notary Public




State of New York  )
                   )SS.
County of New York )


                On the 27th day of February, 1997, before me personally came _________________ to me known, who, being by me duly sworn, did depose and say s/he resides at _______________________________________; that s/he is
________________ of Anacomp, Inc., the corporation described in and which executed the foregoing instrument; that by order of the Board of Directors of said corporation s/he signed his/her name.


                             _________________________
                             Notary Public

                                      SCHEDULE A

                             Description of the Premises

                                      SCHEDULE A


                                     DESCRIPTION

First Tract:

Being 8.444 acres out of Eli Sherrill Survey, Abstract Number 271, and the J.E. Jones Survey Abstract No. 164, in Young County, Texas, and being a part of a
10.0 acre tract described in Deed from Graham Benevolent Foundation to Earl Region et al recorded in Volume 414, Page 63, Deed Records of Young County, Texas and described as follows:

BEGINNING at spike in North boundary line of F.M. Highway No. 2179 (formerly Texas Highway No. 24) at the intersection of North line of Highway with South boundary line of Old Jacksboro Road;

THENCE with the South boundary line of Old Jackson Road North 32-53 West 120.5 feet to spike and North 89-30 West 889.0 feet to spike for Northwest corner of this tract and Northeast corner of West 60 feet (1.025 acres) of said 10.0 acre tract;

THENCE with South East line of 1.025 acre tract 524.7 feet to spike for Northwest corner of 0.531 acre tract;

THENCE East 154.02 feet to spike for Northeast corner of 0.531 acre tract;

THENCE South 100.61 feet to spike in North line of F.M. Highway No. 2179 at Southeast corner of 0.531 acre tract;

THENCE North 57-10 East with North line of Highway 952.6 feet to the PLACE OF BEGINNING; and being all of said 10.0 acres;

SAVE AND EXCEPT: the West 60 feet of said 10.0 acre tract described in Deed to City of Graham, recorded in Volume 732, Page 185, Deed Records of Young County, Texas, and containing 1.025 acres; and

SAVE AND EXCEPT 0.531 acre described as follows:

BEGINNING in South line of said 10 acres at the Southeast corner of the West 60 feet (1.025 acres) of said 10 acres, and being 71.4 feet North 57-10 East of the Southeast corner of said 10 acres;

THENCE North with the East line of 1.025 acres 200 feet to spike;

THENCE East 154.02 feet to spike;

THENCE South 100.61 feet to spike in North line of Highway;

THENCE South 57-10 West 183.30 feet to the PLACE OF BEGINNING.

NOTE: THIS COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

SECOND TRACT:

Being 4.13 acres out of Eli Sherrill Survey, Abstract Number 271, in Young County, Texas, being the same land described in Deed from Parameter Purchases, Inc. to Graham Magnetics, Inc., recorded in Volume 638, Page 16, Deed Records of Young County, Texas described as follows:

BEGINNING at corner in North boundary line of Old Jacksboro Road 350 feet West of the EBL of said Sherrill Survey, and also being 100 feet North and 748.5 feet South 89-30 East of the Northwest corner of 10.0 acre tract described in Deed from Graham Benevolent Foundation to Earl Region et al, recorded in Volume 414, Page 3, Deed Records of Young County, Texas;

THENCE North 89-30 West with North line of Old Jacksboro Road 300 feet to iron rod of corner;

THENCE North 00-30 East 600 feet to corner;

THENCE South 89-30 East 300 feet to corner;

THENCE South 00-30 West 600 feet to PLACE OF BEGINNING.

NOTE: THIS COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

THIRD TRACT:

Being 5.20 acres out of Eli Sherrill Survey, Abstract Number 271, in Young County, Texas, being the same land described in Deed from Parameter Purchases, Inc. to Graham Magnetics, Inc., recorded in Volume 638, Page 16, Deed Records of Young County, Texas, and described as follows:

BEGINNING at the Southeast corner of 4.13 acres described in Second Tract above;

THENCE North 00-30 East 600 feet to Northeast corner of said 4.13 acre tract;

THENCE South 89 deg. 30 min. East 396.1 feet to East line of Sherrill Survey;

THENCE South 00 deg. 18 min. West wtih East line of Sherrill Survey 229.7 feet to corner;

THENCE West 17 feet to corner;

THENCE South 06-00 West 411 feet to corner in North boundary line of Old Jacksboro Road;

THENCE with North line of Old Jacksboro Road North 65-45 West 96.5 feet and North 89-30 West 252 feet to the PLACE OF BEGINNING.

NOTE: THIS COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

FOURTH TRACT:

Being 1.648 acres out of Eli Sherrill Survey, Abstract Number 271, in Young County,
Texas, being more particularly described as follows:

BEGINNING in South boundary line of Old Jacksboro Road 448.5 feet South 89-30 East of the Northwest corner of 10 acre tract described in Deed from Graham Benevolent Foundation to East Region et al recorded in Volume 414, Page 63, Deed Records of Young County, Texas;

THENCE North 100 feet to iron rod at Southwest corner of 4.13 acre tract described in Second Tract;

THENCE following South line of said 4.13 acres and 5.20 acres described in Third Tract South 89-30 East 552 feet and South 65-45 East 96.5 feet to spike;

THENCE South 05-19-34 East 107.3 feet to spike on North boundary line of F.M. Highway No. 2179;

THENCE South 57-10 West 100 feet to East corner of 8.444 acres described in First Tract;

THENCE following North line of 8.44 acres North 32-53 West 120.50 feet and North 89-30 West 500.5 feet tot he PLACE OF BEGINNING, and being the same land described in Deed from the City of Graham, recorded in Volume 732, Page 186, Deed Record of Young County, Texas.

NOTE: THIS COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

                                                                       EXHIBIT D
                                       FORM OF
                                  JOINDER AGREEMENT


         JOINDER AGREEMENT, dated as of the date set forth below, entered into pursuant to the Credit And Guarantee Agreement, dated as of February __, 1997 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined), among Anacomp, Inc. (the "COMPANY"), the Foreign Subsidiary Borrowers parties thereto, the banks and financial institutions parties thereto, The First National Bank of Chicago, as Administrative Agent and Lehman Commercial Paper Inc., as Arranger and Syndication Agent.

                                  W I T N E S E T H:

         WHEREAS, the parties to this Joinder Agreement wish to amend Schedule II to the Credit Agreement in the manner hereinafter set forth; and

         WHEREAS, this Joinder Agreement is entered into pursuant to subsection
14.1 of the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

         1. Each of the undersigned Subsidiaries of the Company hereby acknowledges that it has received and reviewed a copy (in execution form) of the Credit Agreement, and agrees to:

    (a)  join the Credit Agreement as a Foreign Subsidiary Borrower;

    (b) be bound by, and hereby confirms, all covenants, agreements, consents, submissions, appointments and acknowledgements attributable to a Foreign Subsidiary Borrower in the Credit Agreement; and

    (c)  perform all obligations required of it by the Credit Agreement.

         2. Each of the undersigned Subsidiaries of the Company hereby represents and warrants that the representations and warranties with respect to it contained in, or made or deemed made by it in, Section 7 of the Credit Agreement are true and correct on the date hereof.

         3. The address and jurisdiction of incorporation of each undersigned Subsidiary of the Company is set forth in Annex I to this Joinder Agreement.

         4. The Company hereby agrees that its guarantees contained in Section 11 of the Credit Agreement shall remain in full force and effect after giving effect to this Joinder Agreement.

         5. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered in New York, New York by its proper and duly authorized officer as of the date set forth below.

                             [NAME OF SUBSIDIARY],
Dated:  ________________     as a Foreign Subsidiary Borrower


                             By:___________________________
                             Title:



                             ANACOMP, INC.


                             By:___________________________
                             Title:

ACCEPTED AND ACKNOWLEDGED:

The First National Bank of Chicago,
as Administrative Agent


By:______________________________
Title:

                                                                         ANNEX I

                              ADMINISTRATIVE INFORMATION


[Insert administrative information concerning Foreign Subsidiary Borrower].

                                                                       EXHIBIT E

                                       FORM OF
                              ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Credit Agreement, dated as of  February    ,
1997 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Anacomp, Inc. (the "COMPANY"), the Foreign Subsidiary Borrowers (together with the Company, the "BORROWERS"), the Lenders named therein, The First National Bank of Chicago, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT") and Lehman Commercial Paper Inc., as Arranger and Syndication Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         The Assignor identified on Schedule l hereto (the "ASSIGNOR") and the Assignee identified on Schedule l hereto (the "ASSIGNEE") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "ASSIGNED FACILITY"; collectively, the "ASSIGNED FACILITIES"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, any of their Subsidiaries or any other obligor or the performance or observance by the Borrowers, any of their Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 6.12(b) of the Credit Agreement.

         4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                      Schedule 1
                             to Assignment and Acceptance


Name of Assignor:

Name of Assignee:

Effective Date of Assignment:


      Credit            Principal        Commitment Percentage
Facility Assigned    Amount Assigned           Assigned
-----------------   ---------------    ------------------------

                    $______________      ___.________________%


[Name of Assignee]                [Name of Assignor]



By:_________________________      By:_________________________
Title:                            Title:



Accepted:                         Consented To:

The First National Bank of        ANACOMP, INC.
Chicago, as Administrative
Agent



By:_________________________      By:_________________________
Title:                            Title:

                                                           EXHIBIT F-1


                              February 28, 1997


The First National Bank of Chicago,
  as Administrative Agent

Lehman Commercial Paper Inc.,
  as Arranger and Syndication Agent

And

Each of the Lenders named in Annex A hereto that are parties to the Credit Agreement referred to below

Ladies and Gentlemen:

     We have acted as special counsel to Anacomp, Inc., an Indiana corporation ("Anacomp"), in connection with the preparation, execution and delivery of (i) the Credit and Guarantee Agreement, dated as of February 28, 1997 (the "Credit Agreement"), among Anacomp, certain foreign subsidiaries of Anacomp parties thereto as Foreign Subsidiary Borrowers, the lenders parties thereto (the "Lenders"), Lehman Commercial Paper Inc., as arranger and syndication agent, and The First National Bank of Chicago, as Administrative Agent (in such capacity, the "Administrative Agent"). This opinion letter is being furnished pursuant to subsection 9.1(j)(i) of the Credit Agreement. Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, except as otherwise defined herein.

     In rendering the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Credit Agreement, (ii) the Guarantee and Collateral Agreement, (iii) the First Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated February 28, 1997, made by Anacomp, Inc., as grantor, in favor of Chicago Title Insurance Company, as trustee, for the benefit of the Administrative Agent, as beneficiary (the "Mortgage"), (iv) unfiled copies of financing statements naming Anacomp, as debtor, and the Administrative Agent, as secured party (the "Financing Statements"), which we understand will be filed in the filing offices

The First National Bank of                 2               February 28, 1997
Chicago, as Administrative Agent


listed on Schedule A hereto (the "Filing Offices"), (v) the Amended and Restated Articles of Incorporation and Amended and Restated bylaws of Anacomp as in effect on the date hereof, (vi) resolutions of the board of directors of Anacomp relating to the Credit Agreement, the Guarantee and Collateral Agreement, the Mortgage and the Financing Statements adopted on or prior to the date hereof, and (vii) such certificates of public officials and such other certificates, documents, records and statements of officers and other representatives of Anacomp and public officials as we have deemed appropriate or necessary as the basis for the opinions set forth below. As to certain facts material to the opinions expressed herein, we have relied upon, and assumed the accuracy of, (x) the representations and warranties contained in the Credit Agreement, the Guarantee and Collateral Agreement and the Mortgages and (y) the certificates and other documents, records and statements referred to in item (vii) of the immediately preceding sentence.

     We have assumed that each of Anacomp and each of the Foreign Subsidiary Borrowers listed on Schedule II to the Credit Agreement (the "Existing Foreign Subsidiary Borrowers") is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, and that the execution and delivery by Anacomp of each of the Credit Agreement, the Guarantee and Collateral Agreement and the Mortgage and by each of the Existing Foreign Subsidiary Borrowers of the Credit Agreement, the performance by Anacomp of the Credit Agreement, the Guarantee and Collateral Agreement and the Mortgage and by each of the Existing Foreign Subsidiary Borrowers of the Credit Agreement, and the consummation of the transactions contemplated thereby, are within the corporate powers of Anacomp or such Existing Foreign Subsidiary Borrower, as the case may be, and have been duly authorized by all necessary corporate action, and that each of the Existing Foreign Subsidiary Borrowers has duly executed and delivered the Credit Agreement. We have further assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the due execution and delivery, pursuant to due authorization, by the Administrative Agent and each Lender of the Credit Agreement ,and that the Administrative Agent will comply with its obligations under the Credit Agreement and the Guarantee and Collateral Agreement.

     Members of our firm are admitted to the bar in the State of New York, and we express no opinion as to the laws of any jurisdiction other than the law of the State of New York and the law of the United States of America to the extent specified herein.

     Based upon the foregoing, and in reliance thereon, and subject to the qualifications and exceptions stated herein, we are of the opinion that:

     1. Based solely upon our review of the certificates of good standing issued by authorities in such jurisdictions, Anacomp is duly qualified as a foreign corporation and in

The First National Bank of                 3               February 28, 1997
Chicago, as Administrative Agent


good standing under the laws of each jurisdiction in the United States listed on Schedule D hereto, in the manner set forth in such certificates.

    2. The execution and delivery of each of the Credit Agreement, the Guarantee and Collateral Agreement and the Mortgage by Anacomp, the performance by Anacomp of the Credit Agreement, the Guarantee and Collateral Agreement and the Mortgage and the consummation of the transactions contemplated thereby, (i) do not and will not (A) contravene Anacomp's Amended and Restated Articles of Incorporation or Amended and Restated bylaws, (B) violate any provision of (1) any existing law or regulation binding on Anacomp or (2) to the best of our knowledge, any order, judgment, award or decree of any court, governmental authority or agency binding on Anacomp, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any agreement, contract, mortgage, lease, note, bond, credit agreement, security agreement, guarantee or other arrangement or instrument or obligation of Anacomp listed on Schedule C (collectively, "Contractual Obligations"), which Contractual Obligations officers of Anacomp have represented to us constitute all of the material contractual obligations of Anacomp as of the date hereof or (D) result in or require the creation or imposition of any Lien upon any property of Anacomp pursuant to any Contractual Obligations, other than those in favor of the Administrative Agent on behalf of and for the ratable benefit of the Lenders and (ii) do not require any consent, authorization by or approval of, or notice to or filing or registration with, any New York or United States Governmental Authority with respect to Anacomp or any Existing Foreign Subsidiary Borrower, other than the filing of the Financing Statements referred to in paragraph 5 and the recording of the Mortgage.

    3. Each of the Credit Agreement and the Guarantee and Collateral Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of, Anacomp, enforceable against Anacomp in accordance with its terms. The Credit Agreement constitutes the legal, valid and binding obligation of each of the Existing Foreign Subsidiary Borrowers, enforceable against each such Existing Foreign Subsidiary Borrower in accordance with its terms.

     4. To the best of our knowledge, except as set forth in Schedule 7.6 to the Credit Agreement, there are no pending or threatened actions, investigations or proceedings affecting Anacomp, or any of its properties, before any court, governmental authority or arbitrator that have a reasonable likelihood of having, individually or in the aggregate, a Material Adverse Effect. To the best of our knowledge, (i) neither the transactions contemplated by the Credit Agreement, or the Guarantee and Collateral Agreement or the Mortgage nor the performance of any obligation by Anacomp required or contemplated by the Credit Agreement, or the Guarantee and Collateral Agreement or the Mortgage, as the case may be, is the subject of any pending or threatened litigation and (ii) no material adverse condition has been imposed by any governmental authority or arbitrator upon any of the foregoing transactions.

The First National Bank of                 4               February 28, 1997
Chicago, as Administrative Agent


    5. Anacomp is not (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    6. Subject to the qualifications set forth in this opinion letter, the Guarantee and Collateral Agreement creates in favor of the Administrative Agent a security interest in the collateral described therein to which
Article 9 of the New York UCC is applicable (the "Article 9 Collateral"). Upon the filing of the Financing Statements in the Filing Offices, the Administrative Agent will have a perfected security interest in that portion of the Article 9 Collateral in which a security interest may be perfected by filing a financing statement under the New York UCC (the "New York Article 9 Filing Collateral"). Subject to the qualifications set forth in this opinion, the security interest of the Administrative Agent in that portion of the New York Article 9 Filing Collateral consisting of the non-negotiable instruments listed on Schedule 2 to the Guarantee and Collateral Agreement (the "Pledged Instruments") will be a perfected security interest upon delivery thereof to the Administrative Agent of the Pledged Instruments in the State of New York.

     7. The Guarantee and Collateral Agreement creates in favor of the Administrative Agent a security interest under the New York UCC in the shares of stock of the Issuers identified on Schedule 2 to the Guarantee and Collateral Agreement under the heading "Pledged Stock" (the "Pledged Shares"; collectively, the Pledged Shares and the Article 9 Collateral is herein referred to as the "Collateral"). With respect to any Pledged Shares which may constitute "certificated securities" as defined in Section 8-102(1)(a) of the New York UCC (the "New York Certificated Securities"), upon the delivery of certificates representing the New York Certificated Securities to the Administrative Agent in the State of New York the security interest of the Administrative Agent in such New York Certificated Securities will be perfected, and, assuming that the Administrative Agent acquires its interest in the New York Certificated Securities in good faith and without notice of any adverse claims and that each New York Certificated Security is either in bearer form or in registered form, issued or indorsed in the name of the Administrative Agent or in blank, the Administrative Agent will acquire its security interest in the New York Certificated Securities free of adverse claims.

     8. The principal of, interest on, or other amounts owing with respect to the Loans, and Reimbursement Obligations, whether incurred on the date hereof or hereafter, constitute "Senior Indebtedness" as defined in the Indenture, dated as of June 4, 1996 (the "Indenture"), between Anacomp and IBJ Schroder Bank & Trust Company, as trustee, relating to the Existing Subordinated Debt.

     Anything to the contrary expressly stated or implied notwithstanding, each of the opinions expressed herein is subject to the following qualifications whether or not such opinions refer to such qualifications:

The First National Bank of                 5               February 28, 1997
Chicago, as Administrative Agent


     a. (i) Our opinions set forth in paragraph 3 are subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to, or affecting, creditors' rights and remedies generally and general principles of equity (regardless of whether the same are considered in a proceeding at law or equity); (ii) certain remedial provisions of the Guarantee and Collateral Agreement and the Mortgage may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Guarantee and Collateral Agreement or the Mortgage, and each of the Guarantee and Collateral Agreement and the Mortgage, in each case, as a whole contain adequate provisions for enforcing the obligations of Anacomp (subject to clauses (i) and (iii)) and for the practical realization of the benefits created thereby; and (iii) with respect to the indemnity and contribution provisions contained in either of the Credit Agreement or the Guarantee and Collateral Agreement, our opinions are subject to the qualification that such provisions may be limited by federal or state securities laws or public policy considerations.

    b. Our opinions in paragraph 6 are limited to Article 9 of the New York UCC, and our opinions in paragraph 7 are limited to Article 8 of the New York UCC, and therefore those opinion paragraphs do not address (i) laws of jurisdictions other than New York, and of New York except for Article 9 or 8, as the case may be, of the New York UCC, (ii) collateral of a type not subject to Article 9 or 8, as the case may be, of the New York UCC, and (iii) under New York UCC Section 9-103 what law governs perfection of the security interests granted in the collateral covered by this opinion letter. In particular, we note that the issuers of the Pledged Shares are organized under the laws of England, France and Germany, and we express no opinion regarding whether, under the laws of England, France or Germany or in an action brought in an English, French or German court, the security interest under the New York UCC in the Pledged Shares would be given effect.

    c. Our opinions are limited to the laws and regulations within the scope of this opinion in effect on the date of this opinion, and we offer no opinion as to the possible application of the laws of other jurisdictions, unless they are specifically referred to herein, and have no responsibility to advise you of changes in such laws or regulations which may hereafter come to our attention.

    d. Our opinions set forth in paragraph 2 are limited to (i) authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, reports and notices to, governmental authorities of the State of New York or the United States of America pursuant to the requirements of, and (ii) violations of, conflicts with and defaults under, any laws, rules or regulations of the State of New York or the United States, which, in our experience, are normally applicable to transactions of the type provided for in the Credit Agreement and the Guarantee and Collateral Agreement.

    e. We express no opinion with respect to the effect of Section 552 of the United States Bankruptcy Code (relating to property acquired by Anacomp after the commencement of a case under the United States Bankruptcy Code with respect to either such party) and Section 547 of the United States Bankruptcy Code (relating to a security interest in such after-acquired property which serves to secure antecedent debt).

The First National Bank of                 6               February 28, 1997
Chicago, as Administrative Agent


    f. We express no opinion as to (i) the effect of the laws of any jurisdiction in which the Administrative Agent, the Arranger or any Lender is located (other than the State of New York) that limit the interest, fees or other charges the Lenders may impose; (ii) the right of any Participant to exercise any right of set off as contemplated by subsection 14.6(b) of the Credit Agreement other than in accordance with applicable law; (iii) any provision of the Loan Documents which is intended (I) to establish any standard other than any standard set forth in the New York UCC as the measure of the performance by any party thereto of such party's obligation of good faith, diligence, reasonableness or care or the fulfillment of the duties imposed on any secured party with respect to the disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities or (II) to permit modification thereof only by means of an agreement signed in writing by the parties thereto; (iv) except as set forth in paragraphs 6 and 7 above, the perfection or priority of any liens or security interests purported to be granted under the Loan Documents; (v) any provision of the Loan Documents requiring payment of attorneys' fees, except to the extent a court determines such fees to be reasonable; (vi) any provisions in Section 11 of the Credit Agreement or in the Guarantee and Collateral Agreement that provide that the guarantor's liability thereunder shall not be affected by actions or failures to act on the part of the recipient of the guarantee or by amendments or waivers of provisions of documents governing the guaranteed obligations; and (vii) the effect of the compliance or noncompliance with any federal or state laws or regulations applicable to any Lender or its affiliates because of their legal or regulatory status or the nature of their businesses.

    g. We express no opinion as to the enforceability of any provision of any Loan Document whereby any Loan Party purports to submit to the subject matter jurisdiction of the United States District Court for the Southern District of New York. We note the limitations of 28 U.S.C. Section 1332 on federal court jurisdiction where diversity of citizenship is lacking, and we also note that such submissions cannot supersede that court's discretion in determining whether to transfer an action from one federal court to another under 28 U.S.C. Section 1404(a).

    h.  We express no opinion as to:

             (i) the perfection of the security interests created by the Guarantee and Collateral Agreement in any Collateral not located in the State of New York or as to which a security interest may not be perfected by filing a financing statement on Form UCC-1 in an appropriate office within the State of New York;

             (ii) changes in the status of the security interest of the Administrative Agent and the Lenders in the Collateral under Sections 363, 364(d), 510(c) or 1129(b) of the United States Bankruptcy Code;

             (iii)     the validity or perfection of the security interests

The First National Bank of                 7               February 28, 1997
Chicago, as Administrative Agent


     as against the rights of purchasers of chattel paper, instruments or securities or of holders in due course of negotiable instruments or holders to whom documents of title have been duly negotiated as provided in Section 7-501 of the New York UCC, all to the extent provided in Sections 9-308 and 9-309 of the New York UCC;

          (iv) the perfection of the security interests in any Collateral sold, exchanged, leased or otherwise disposed of by Anacomp in the ordinary course of business as provided in the Credit Agreement and the Guarantee and Collateral Agreement or with the consent, express or implied, of the Administrative Agent;

         (v) the perfection of the security interests in any Collateral more than four months after such Collateral is removed from the State of New York;

         (vi) the validity or perfection of the security interests in any Collateral constituting a right to payment under a contract as against the rights of an assignee thereof who is also to do the performance under the contact; and

         (vii) any state or federal securities laws which may require registration or other compliance upon the sale of any of the Collateral pursuant to the Credit Agreement and the Guarantee and Collateral Agreement.

     Our opinions set forth in paragraphs 6 and 7 are subject to the following further qualifications:

    (a) we have assumed that the Collateral exists and that Anacomp has sufficient rights in the Collateral for the security interest of the Administrative Agent to attach. We express no opinion as to the nature or extent of Anacomp's rights in, or title to, any of the Collateral;

    (b) we have assumed the accuracy of the representations and warranties of Anacomp in the Guarantee and Collateral Agreement;

    (c)  we have assumed that the the Loans have been made to Anacomp;

    (d) the security interest of the Administrative Agent and the Lenders in Collateral consisting of proceeds is limited to the extent set forth in
Section 9-306 of the New York UCC;

The First National Bank of                 8               February 28, 1997
Chicago, as Administrative Agent


    (e) we express no opinion regarding the security interest of the Lender in any item of Collateral (i) of a type listed in Section 9-104 of the New York UCC (including but not limited to any interest in or claim in or under any deposit account or insurance policy, or any interest which constitutes real estate, including any lease or rents thereunder);

    (f) we express no opinion as to Collateral (i) which is an accession to, or commingled or processed with other goods to the extent that the security interest of the Agent is limited by Section 9-314 or 9-315 of the New York UCC or (ii) which consists or may consist of items which are subject to a certificate of title statute of any jurisdiction or a document of title;

    (g) we express no opinion as to Collateral which consists or may consist of items which are subject to a statute, regulation or treaty of the United States of America which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from the place specified in the New York UCC for filing to perfect such security interest;

    (h) we express no opinion as to Collateral consisting of claims against (including accounts, chattel paper or general intangibles) any government or governmental agency (including without limitation the United States of America or any state thereof or any agency or department of the United States of America or any state thereof);

    (i) we express no opinion regarding the security interest of the Administrative Agent in any Collateral consisting of copyrights, patents, trademarks, service marks or other intellectual property;

    (j) we call to your attention that in the cases of licenses or permits issued by governmental authorities, Anacomp may not have sufficient rights therein for the security interest of the Agent to attach and even if Anacomp has sufficient rights for the security interest to attach, exercise of remedies may be limited by the terms of the license or permit or require the consent of the governmental authority issuing such license or permit. We have further assumed that to the extent the terms of licenses or permits (or any laws or regulations applicable thereto) prohibit or condition the transfer of any licenses or permits, consent to the transfer under the Guarantee and Collateral Agreement has been obtained;

    (k) we express no opinion with respect to any of the New York Article 9 Filing Collateral consisting of equipment used in farming operations, or farm products, or accounts or general intangibles arising from or relating to the sale of farm products by a farmer, or consumer goods, crops growing or to be grown, timber to be cut or minerals or the like (including oil and gas), accounts subject to subsection 5 of Section 9-103 of the New York UCC, goods which are or are to become fixtures, an

The First National Bank of                 9               February 28, 1997
Chicago, as Administrative Agent


ownership interest evidenced by certificates of stock or other instruments and a leasehold evidenced by a proprietary lease, or either of the foregoing, from a corporation or partnership formed for the purpose of cooperative ownership of real estate, or beneficial interests in trusts or a decedent's estate;

    (l) we call to your attention that the perfection of the security interest of the Administrative Agent will be terminated as to any Collateral acquired by Anacomp more than four months after Anacomp changes its name, identity or corporate structure so as to make the Financing Statements seriously misleading, unless new appropriate financing statements indicating the new name, identity or corporate structure of Anacomp are filed before the expiration of such four months;

    (m) we call to your attention that the New York UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the filing of the original Financing Statements or the filing of any continuation statement in order to maintain the effectiveness of the original Financing Statements;

    (n) we call to your attention that the perfection and the effect of perfection or non-perfection of the security interest may be governed by laws other than those of the New York UCC to the extent either the Collateral or Anacomp is or becomes located in a jurisdiction other than New York;

    (o) we express no opinion as to whether any of the Pledged Shares constitute "certificated securities" as defined in Section 8-102(1)(a) of the New York UCC;

    (p) we express no opinion as to the priority of the security interest of the Administrative Agent in any Collateral;

    (q) we express no opinion with respect to the perfection or priority of the security interests of the Administrative Agent in the Pledged Shares; and

    (r) we express no opinion with respect to proceeds of, or distributions on, Pledged Shares; however, any security interest of the Agent in Collateral consisting of proceeds is limited to the extent set forth in Section 9-306 in the New York UCC.

    In rendering our opinion in paragraph 8, we have assumed that, after giving effect to the incurrence of the Obligations on the date of such incurrence and the application of the proceeds thereof (including the application of the proceeds of the Loans on the date hereof to the payment in full of the Senior Notes), there is no other indebtedness of Anacomp as of such date constituting "Senior Indebtedness" as defined in the Indenture (other than the Loans) and that none of the Loan Documents nor the Indenture have been amended, or otherwise modified.

The First National Bank of                 10               February 28, 1997
Chicago, as Administrative Agent


    When in this opinion letter we have used the expression "to the best of our knowledge," we have not made any independent investigation of the applicable facts, but have relied solely on certificates of Anacomp and are not aware of any facts inconsistent with the matters expressed in this opinion letter.

    In connection with our opinions expressed herein, we have assumed, with your permission, that the Financing Statements have been or will be presented for filing, with tender of the filling fee, to the filing officers at the proper Filing Offices.

    We have not been requested to render and, with your permission, we express no opinion as to the applicability to any transfers by, or obligations under the Loan Documents of, the Loan Parties of Section 548 of the United States Bankruptcy Code or Article 10 of the New York Debtor and Creditor Law relating to fraudulent transfers and obligations.

    We understand that the opinion letters listed on Schedule B to this opinion are being delivered to you in connection with the transactions contemplated by the Credit Agreement and the Guarantee and Collateral Agreement. We believe that, in the case of the opinions relating to jurisdictions of or within the United States, you are justified in relying on the opinions expressed therein, and in the case of the other opinions referred to thereon, we know of no reason why you are not justified in relying on the opinions expressed therein.

    This opinion is being furnished only to you as the Administrative Agent and Arranger under the Credit Agreement, and to your counsel, and is solely for your and their benefit and the benefit of any present Lenders and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose without our prior written consent, except that this opinion may be referred to or disclosed to any governmental authority or representative thereof, or pursuant to legal process, in connection with litigation, or by your independent public accountants, any valuation consultants, any potential or actual purchasers, assignees, or transferees of Notes, or your legal counsel, but in any event shall not be relied upon by any of the foregoing persons or any other persons without our prior written consent.

                                                Very truly yours,

                                                                         Annex A

                                       Lenders
Lehman Commercial Paper Inc.

The First National Bank of Chicago

Prime Income Trust

The ING Senior Secured High Income Fund, L.P.

Merrill Lynch Senior Floating Rate Fund, Inc.

Pilgrim American Group Inc.

Protective Life Insurance Company

VanKampen American Capital Prime Rate Income Trust

Crescent/Mach I Partners, L.P.

                                                                     Schedule A
                                    Filing Offices

                            Secretary of State of New York

                                                                     Schedule B
                                Local Counsel Opinions

       Opinions dated the date hereof of the following counsel:

                Leagre & Barnes (Indiana)

                Burlion, Bolle, Houben & Co. (Belgium)

                Smith Lyons (Canada)

                Slaughter & May (England)

                Baker & McKenzie (France)

                Doser Amereller Noack (Germany)

                Trenite  Van Doorne (Netherlands)

                Baker & McKenzie (Sweden)

                                                                     Schedule C
                           Material Contractual Obligations

1. Employment Agreement between Anacomp, Inc. and Thomas R. Simmons, effective October 1, 1992.

2. Amended and Restated Master Supply Agreement dated October 8, 1993, among Anacomp, Inc., SKC America, Inc. and SKC Limited, as amended by the First Cumulative Amendment, dated May 17, 1996.

3. Lease agreement dated June 24, 1993 and Amendment No. 1 dated October 19, 1994 between Anacomp, Inc. and Com-Lease, Inc.

4. Amended and Restated Employment Agreement between Anacomp, Inc. and P. Lang Lowrey III, effective as of October 1, 1996.

5. Lease Agreement between Anacomp, Inc. and Pacific Burnham Properties, Inc. dated March 5, 1991, as amended by the First Amendment to Lease dated August 1, 1991, the Second Amendment to Lease dated September 18, 1991, the Third Amendment to Lease dated June 25, 1992, the Fourth Amendment to Lease dated May 27, 1993, and the Fifth Amendment to Lease dated March 1, 1996.

6. Indenture dated as of June 4, 1996 between Anacomp, Inc. and IBJ Schroder Bank & Trust Company, as Administrative Agent, relating to Anacomp, Inc.'s 13% Senior Subordinated Notes due 2002.

7. Credit Agreement, dated as of February 28, 1997, among Anacomp, Inc., the lenders parties thereto, and The First National Bank of Chicago, as Administrative Agent.

8. Guarantee and Collateral Agreement, dated as of February 28, 1997, between Anacomp, Inc. and The First National Bank of Chicago.

9. First Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated February 28, 1997, made by Anacomp, Inc., as grantor, in favor of Chicago Title Insurance Company, as trustee, for the benefit of The First National Bank of Chicago, as beneficiary.

10. XCF Program-Contract AI0001 dated as of October 7, 1992, made between Xerox and Anacomp, Inc.

11. AFP/COM Base Agreement dated as of June 9, 1994, as amended, made between International Business Machines, Inc. and Anacomp, Inc.

12. Strategic Resellers Agreement dated as of November 29, 1995, made between Optica and Anacomp, Inc.

13. Exclusive Distribution Agreement dated as of June 1, 1995, made between Hanny Magnetics (B.V.I.) Limited, Memtek Products, Inc. and Anacomp, Inc.

14. Tape Cartridge License Agreement dated effective as of February 1, 1989, made between Digital Equipment Corporation (subsequently assigned to Quantum Corporation) and Anacomp, Inc.

15. Patent License Agreement dated effective as of January 1, 1992, made between International Business Machines Corporation and Anacomp, Inc.

16. Master Agreement for Development, License and Distribution dated as of December 31, 1996, made between FileNet Company Limited and Anacomp, Inc.

17. Distribution Agreement dated October 1, 1992, as amended, made between Anacomp, Inc. and Eastman Kodak Company.

18. Master Supply Agreement dated July 1, 1996, made between Eastman Kodak Company and Anacomp, Inc.

19. Duplicate Film Agreement dated July 1, 1996, made between Eastman Kodak Company and Anacomp, Inc.

20. Master Maintenance Agreement dated October 1, 1993, made between First Image Management Company and Anacomp, Inc.

21. Equipment and Supplies Agreement dated effective September 29, 1994, made between First Image Management Company and Anacomp, Inc.

22. Equipment and Supplies Agreement dated September 29, 1993, made between First Image Management Company and Anacomp, Inc.

23. Employment Agreement between Anacomp, Inc. and William C. Ater, effective October 1, 1992.

24. Employment Agreement between Anacomp, Inc. and Donald L. Viles, effective February 15, 1996.

25. Employment Agreement between Anacomp, Inc. and Ralph W. Koehrer, effective January 6, 1997.

26. Third Amended Joint Plan of Reorganization of Anacomp, Inc. and certain of its Subsidiaries.

27. Warrant Agreement, dated as of June 4, 1996, between Anacomp, Inc. And Chase Mellon Shareholder Services, L.L.C.

28. Common Stock Registration Rights Agreement, dated as of June 4, 1996, by and among Anacomp, Inc. and the holders of Registrable Shares referenced therein.

29. Senior Subordinated Registration Rights Agreement, , dated as of June 4, 1996, by and among Anacomp, Inc. and the holders of Registrable Shares referenced therein.

                                                                     Schedule D

                             Good Standing Certificates
Texas
California
New York
Georgia
Massachusetts
Ohio

                                                                     Exhibit F-2


February 28, 1997



The First National Bank of Chicago,
 as Administrative Agent
One First National Plaza
Chicago, Illinois  60670

Lehman Commercial Paper Inc.,
 as Arranger and Syndication Agent
Three World Financial Center
New York, New York  10285

Each of the Lenders named in Annex A hereto that are parties to the Credit Agreement referred to below

Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York  10038

Ladies and Gentlemen:

    We have acted as special counsel to Anacomp, Inc., an Indiana corporation ("Anacomp"), in connection with the preparation, execution and delivery of (i) the Credit and Guarantee Agreement, dated as of February 28, 1997 (the "Credit Agreement"), among Anacomp, certain foreign subsidiaries of Anacomp parties thereto as Foreign Subsidiary Borrowers, the lenders party thereto (collectively, the "Lenders"), Lehman Commercial Paper Inc., as arranger and syndication agent, and The First National Bank of Chicago, as administrative agent (in such capacity, the "Administrative Agent"). This opinion letter is being furnished pursuant to subsection 9.1(j)(i) of the Credit Agreement. Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, except as otherwise defined herein.

    In rendering the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Credit Agreement, (ii) the Guarantee and Collateral Agreement, (iii) the First Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated February 28, 1997, made by Anacomp, Inc., as grantor, in favor of Chicago Title Insurance Company, as trustee, for the benefit of the Administrative Agent, as beneficiary, (iv) unfiled copies of financing statements naming Anacomp, as debtor and the Administrative Agent, as secured party (the "Financing Statements"), which we understand will be filed in the filing offices listed on Schedule A hereto

The First National Bank of Chicago        -2-                  February 28, 1997


(the "Filing Offices"), (v) the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of Anacomp as in effect on the date hereof, (vi) resolutions of the board of directors of Anacomp relating to the Credit Agreement, the Guarantee and Collateral Agreement, the Mortgage and the Financing Statements (collectively, the "Loan Documents") adopted on or prior to the date hereof, and (vii) such certificates of public officials and such other certificates, documents, records and statements of officers and other representatives of Anacomp and public officials as we have deemed appropriate or necessary as the basis for the opinions set forth below. As to certain facts material to the opinions expressed herein, we have relied solely upon, and have assumed the accuracy, without any investigation or inquiry, of (x) the representations and warranties contained in the Loan Documents, and (y) the certificates and other documents, records and statements referred to in item
(vii) of the immediately preceding sentence.

    We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the due execution and delivery, pursuant to due authorization, by the Administrative Agent and each Lender of the Credit Agreement, and that the Administrative Agent will comply with its obligations under the Credit Agreement and the Guarantee and Collateral Agreement.

    Members of our firm are admitted to the bar in the State of Indiana, and we express no opinion as to the laws of any other jurisdiction.

    Based upon the foregoing, and in reliance thereon, and subject to the qualifications and exceptions stated herein, we are of the opinion that:

    1. Based solely upon our review of the Certificate of Existence of Anacomp, Inc., dated February 18, 1997, issued by the Indiana Secretary of State, Anacomp is a corporation duly organized and validly existing under the laws of the State of Indiana and has the corporate power to execute and deliver the Loan Documents and to perform its obligations thereunder.

    2. Anacomp has taken all necessary actions to authorize the execution of the Loan Documents, and the execution and delivery of each of the Loan Documents by Anacomp, the performance by Anacomp of the Loan Documents and the consummation of the transactions contemplated thereby, (i) do not and will not
(A) contravene Anacomp's Amended and Restated Articles of Incorporation or Amended and Restated By-Laws, (B) violate any provision of (1) any existing Indiana law or regulation binding on Anacomp or (2) to the best of our knowledge, any order, judgment, award or decree of any Indiana court, Indiana governmental authority or agency binding on Anacomp, and (ii) do not require any consent, authorization by or approval of, or notice to or filing or registration with, any Indiana governmental authority with respect to Anacomp within the scope of this opinion, other than the filing of the Financing Statements referred to in paragraph 3.

The First National Bank of Chicago        -3-                  February 28, 1997


    3. Subject to the qualifications set forth in this opinion letter, (a) the Guarantee and Collateral Agreement creates in favor of the Administrative Agent a security interest in the collateral described therein to which Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of Indiana (the "Indiana UCC") is applicable (the "Article 9 Collateral"), and (b) upon the filing of the Financing Statements in the Filing Offices, the Administrative Agent will have a perfected security interest in that portion of the Article 9 Collateral in which a security interest may be perfected by filing a financing statement under the Indiana UCC (the "Indiana Article 9 Collateral").

    In giving the opinions expressed in paragraph 3, we have assumed, with your permission, that the Administrative Agent will comply with its obligations under the Credit Agreement and the Guarantee and Collateral Agreement.

    Anything to the contrary expressly stated or implied notwithstanding, each of the opinions expressed herein is subject to the following qualifications whether or not such opinions refer to such qualifications:

         (a) Our opinions are limited to the Indiana laws and regulations within the scope of this opinion in effect on the date of this opinion, and we offer no opinion as to the possible application of the laws of other jurisdictions, unless they are specifically referred to herein, and have no responsibility to advise you of changes in such laws or regulations which may hereafter come to our attention.

         (b) Our opinions in paragraph 3 are limited to Article 9 of the Indiana UCC, and therefore those opinions do not address (i) laws of jurisdictions other than Indiana, and of Indiana except for Article 9 of the Indiana UCC, (ii) collateral of a type not subject to Article 9 of the Indiana UCC, and (iii) under Indiana UCC Section 9-103 which law governs perfection of the security interests granted in the collateral covered by this opinion letter.

         (c) Our opinions set forth in paragraph 2 are limited to (i) authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, reports and notices to, governmental authorities of the State of Indiana pursuant to the requirements of, and
    (ii) violations of, conflicts with and defaults under, any laws, rules or regulations of the State of Indiana (other than its securities laws, as to which we express no opinion), which, in our experience, are normally applicable to transactions of the type provided for in the Credit Agreement and the Guarantee and Collateral Agreement.

         (d) We express no opinion with respect to Anacomp's rights in or title to or legal or beneficial ownership of any of the Collateral.

The First National Bank of Chicago        -4-                  February 28, 1997


         (e) We express no opinion with respect to the effect of Section 552 of the United States Bankruptcy Code (relating to property acquired by Anacomp after the commencement of a case under the United States Bankruptcy Code with respect to either such party) and Section 547 of the United States Bankruptcy Code (relating to a security interest in such after-acquired property which serves to secure antecedent debt).

         (f) We express no opinion as to (i) any provision of the Loan Documents which is intended (A) to establish any standard other than any standard set forth in the Indiana UCC as the measure of the performance by any party thereto of such party's obligation of good faith, diligence, reasonableness or care or the fulfillment of the duties imposed on any secured party with respect to the disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities or (B) to permit modification thereof only by means of an agreement signed in writing by the parties thereto; and (ii) except as set forth in paragraph 3 above, the perfection or priority of any liens or security interests purported to be granted under the Loan Documents.

         (g)  We express no opinion as to:

              (i) the perfection of the security interests created by the Guarantee and Collateral Agreement in any Collateral not located in the State of Indiana or as to which a security interest may not be perfected by filing a financing statement on Form UCC-1 in an appropriate office within the State of Indiana;

              (ii) changes in the status of the security interest of the Administrative Agent and the Lenders in the Collateral under Sections 363, 364(d), 510(c) or 1129(b) of the United States Bankruptcy Code;

              (iii) the validity or perfection of the security interests as against the rights of purchasers of chattel paper, instruments or securities or of holders in due course of negotiable instruments or holders to whom documents of title have been duly negotiated as provided in Section 7-501 of the Indiana UCC, all to the extent provided in Sections 9-308 and 9-309 of the Indiana UCC;

              (iv) the perfection of the security interests in any Article 9 Collateral sold, exchanged, leased or otherwise disposed of by Anacomp in the ordinary course of business as provided in the Credit Agreement and the Guarantee and Collateral Agreement or with the consent, express or implied, of the Administrative Agent or the Lenders;

              (v) the perfection of security interests in any Article 9 Collateral more than four months after such Article 9 Collateral is removed from the State of Indiana;

The First National Bank of Chicago        -5-                  February 28, 1997


              (vi) the validity or perfection of the security interests in any Article 9 Collateral constituting a right to payment under a contract as against the rights of an assignee thereof who is also to do the performance under the contact; and

              (vii) any state or federal securities laws which may require registration or other compliance upon the sale of any of the Article 9 Collateral pursuant to the Credit Agreement and the Guarantee and Collateral Agreement.

    Our opinions set forth in paragraph 3 are subject to the following further qualifications:

         (a) we have assumed that the Article 9 Collateral exists and that Anacomp has sufficient rights in the Article 9 Collateral for the security interest of the Administrative Agent to attach. We express no opinion as to the nature or extent of Anacomp's rights in, or title to, any of the
    Article 9 Collateral;

         (b) we have assumed the accuracy of the representations and warranties of Anacomp in the Guarantee and Collateral Agreement;

         (c)  we have assumed that the Loan has been made to Anacomp;

         (d) the security interest of the Administrative Agent and the Lenders in collateral consisting of proceeds is limited to the extent set forth in
    Section 9-306 of the Indiana UCC;

         (e) we express no opinion regarding the security interest of the Lenders in any item of Article 9 Collateral (i) of a type listed in Section 9-104 of the Indiana UCC (including but not limited to any interest in or claim in or under any deposit account or insurance policy, or any interest which constitutes real estate, including any lease or rents thereunder);

         (f) we express no opinion as to Article 9 Collateral (i) which is an accession to, or commingled or processed with other goods to the extent that the security interest of the Administrative Agent or the Lenders is limited by Section 9-314 or 9-315 of the Indiana UCC or (ii) which consists or may consist of items which are subject to a certificate of title statute of any jurisdiction or a document of title;

         (g) we express no opinion as to Article 9 Collateral which consists or may consist of items which are subject to a statute, regulation or treaty of the United States of America which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from the place specified in the Indiana UCC for filing to perfect such security interest;

The First National Bank of Chicago        -6-                  February 28, 1997


         (h) we express no opinion as to Article 9 Collateral consisting of claims against (including accounts, chattel paper or general intangibles) any government or governmental agency (including without limitation the United States of America or any state thereof or any agency or department of the United States of America or any state thereof);

         (i) we express no opinion regarding the security interest of the Administrative Agent in any Article 9 Collateral consisting of copyrights, patents, trademarks, service marks or other intellectual property;

         (j) we call to your attention that in the cases of licenses or permits issued by governmental authorities, Anacomp may not have sufficient rights therein for the security interest of the Administrative Agent or the Lenders to attach and even if Anacomp has sufficient rights for the security interest to attach, exercise of remedies may be limited by the terms of the license or permit or require the consent of the governmental authority issuing such license or permit. We have further assumed that to the extent the terms of licenses or permits (or any laws or regulations applicable thereto) prohibit or condition the transfer of any licenses or permits, consent to the transfer under the Guarantee and Collateral Agreement has been obtained;

         (k) we express no opinion with respect to any Indiana Article 9 Filing Collateral consisting of equipment used in farming operations, or farm products, or accounts or general intangibles arising from or relating to the sale of farm products by a farmer, or consumer goods, crops growing or to be grown, timber to be cut or minerals or the like (including oil and gas), accounts subject to subsection 5 of Section 9-103 of the Indiana UCC, goods which are or are to become fixtures, an ownership interest evidenced by certificates of stock or other instruments and a leasehold evidenced by a proprietary lease, or either of the foregoing, from a corporation or partnership formed for the purpose of cooperative ownership of real estate, beneficial interests in trusts or a decedent's estate, or the non-negotiable instruments and shares of stock listed on Schedule 2 to the Guarantee and Collateral Agreement;

         (l) we call to your attention that the perfection of the security interest of the Administrative Agent will be terminated as to any Article 9 Collateral acquired by Anacomp more than four months after Anacomp changes its name, identity or corporate structure so as to make the Financing Statements seriously misleading, unless new appropriate financing statements indicating the new name, identity or corporate structure of Anacomp are filed before the expiration of such four months;

         (m) we call to your attention that the Indiana UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the filing of the original Financing Statements or the filing of any

The First National Bank of Chicago        -7-                  February 28, 1997


    continuation statement in order to maintain the effectiveness of the original Financing Statements;

         (n) we call to your attention that the perfection and the effect of perfection or non-perfection of the security interest may be governed by laws other than those of the Indiana UCC to the extent either the Article 9 Collateral or Anacomp is or becomes located in a jurisdiction other than Indiana; and

         (o) we express no opinion as to the priority of the security interest of the Administrative Agent in any Article 9 Collateral.

    When in this opinion letter we have used the expression "to the best of our knowledge", we have not made any independent investigation of or inquiry as to the applicable facts, but have relied solely on certificates of Anacomp and are not aware of any facts inconsistent with the matters expressed in this opinion letter.

    In connection with our opinions expressed herein, we have assumed, with your permission, that the Financing Statements have been or will be presented for filing, with tender of the filing fee, to the filing officers at the proper Filing Offices.

    This opinion is being furnished only to Cadwalader, Wickersham & Taft, as counsel for Anacomp, to the Administrative Agent under the Credit Agreement, the present Lenders and their counsel, and is solely for your and their benefit as of the date hereof and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose without our prior written consent, except that this opinion may be referred to or disclosed to any governmental authority or representative thereof, or pursuant to legal process, in connection with litigation, or by your independent public accountants, any valuation consultants, any potential or actual purchasers, assignees, or transferees of Notes, or your legal counsel, but in any event shall not be relied upon by any of the foregoing persons without our prior written consent.

                                            Very truly yours,

                                                                         ANNEX A


                                       LENDERS


Lehman Commercial Paper Inc.
The First National Bank of Chicago
Prime Income Trust
The ING Capital Senior Secured High Income Fund, L.P.
Merrill Lynch Senior Floating Rate Fund, Inc.
Pilgrim America Group Inc.
Protective Life Insurance Company
Van Kampen American Capital Prime Rate Income Trust
Crescent/Mach I Partners, L.P.

                                                                      SCHEDULE A


                                    FILING OFFICES


Indiana Secretary of State
Recorder of Elkhart County, Indiana
Recorder of Hamilton County, Indiana
Recorder of Marion County, Indiana

                                                                       EXHIBIT G
                               MATTERS TO BE COVERED BY
                               OPINIONS RELATING TO THE
                             FOREIGN SUBSIDIARY BORROWERS


         1. The Foreign Subsidiary Borrower is duly organized, validly existing and in good standing under the laws of __________________ [specify the jurisdiction of its organization] (the "JURISDICTION").

         2. The Foreign Subsidiary Borrower has the power and authority, and the legal right, to make, deliver and perform its obligations under the Credit Agreement and to borrow under the Credit Agreement. The Foreign Subsidiary Borrower has taken all necessary corporate action to authorize the performance of its obligations as a "Foreign Subsidiary Borrower" under the Credit Agreement and to authorize the execution, delivery and performance of the Credit Agreement.

         3. Except for consents, authorizations, approvals, notices and filings described on an attached schedule, all of which have been obtained, made or waived and are in full force and effect, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority is required in connection with the borrowings by the Foreign Subsidiary Borrower under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Agreement.

         4. The Credit Agreement has been duly executed and delivered on behalf of the Foreign Subsidiary Borrower.

         5. The execution and delivery of the Credit Agreement by the Foreign Subsidiary Borrower, the performance of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Foreign Subsidiary Borrower with any of the provisions thereof, the borrowings under the Credit Agreement and the use of proceeds thereof, all as provided therein, (a) will not violate, or constitute a default under, any Requirement of Law applicable to the Foreign Subsidiary Borrower and (b) will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law.

         6. There are no taxes imposed by the Jurisdiction (a) on or by virtue of the execution, delivery, enforcement or performance of the Credit Agreement or (b) on any payment to be made by the Foreign Subsidiary Borrower pursuant to the Credit Agreement other than any Non-Excluded Taxes payable by the Foreign Subsidiary Borrower as provided in subsection 6.12 of the Credit Agreement.

         7. To ensure the legality, validity, enforceability or admissibility in evidence of the Credit Agreement, it is not necessary that the Credit Agreement or any other Loan Documents or any other document be filed, registered or recorded with, or executed or notarized before, any court of other authority of the Jurisdiction or that any registration charge or stamp or similar tax be paid on or in respect of the Credit Agreement.

         8. The Credit Agreement is in proper legal form under the laws of the Jurisdiction for the enforcement thereof against the Foreign Subsidiary Borrower under the laws of the Jurisdiction.

         9. In any action or proceeding arising out of or relating to the Credit Agreement in any court in the Jurisdiction, such court would recognize and give effect to the choice of law provisions in the Credit Agreement wherein the parties thereto agree that the Credit Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.


         10. It is not necessary under the laws of the Jurisdiction (a) in order to enable the Administrative Agents and the Lenders or any of them to enforce their respective rights under the Credit Agreement or (b) by reason of the execution of the Credit Agreement [or the Joinder Agreement to which the Foreign Subsidiary Borrower is a party] or the performance of the Credit Agreement that any of them should be licensed, qualified or entitled to carry on business in the Jurisdiction.

         11. Neither either of the Administrative Agents nor any of the Lenders will be deemed to be resident, domiciled, carrying on business or subject to taxation in the Jurisdiction merely by reason of the execution of the Credit Agreement [or the Joinder Agreement to which the Foreign Subsidiary Borrower is a party] or the performance or enforcement of any thereof. The performance by the Administrative Agents and the Lenders or any of them of any action required or permitted under the Credit Agreement will not violate any law or regulation, or be contrary to the public policy, of the Jurisdiction.

         12. If any judgment of a competent court outside the Jurisdiction were rendered against the Foreign Subsidiary Borrower in connection with any action arising out of or relating to the Credit Agreement, such judgment would be recognized and could be sued upon in the courts of the Jurisdiction, and such courts would grant a judgment which would be enforceable against the Foreign Subsidiary Borrower in the Jurisdiction without any retrial unless it is shown that (a) the foreign court did not have jurisdiction in accordance with its jurisdictional rules, (b) the party against whom the judgment of such foreign court was obtained had no notice of the proceedings or (iii) the judgment of such foreign court was obtained through collusion or fraud or was based upon clear mistake of fact or law.

                                                                       EXHIBIT H


                                       FORM OF
                                BORROWING CERTIFICATE

         Pursuant to subsection 8.1(b) of the Credit and Guarantee Agreement, dated as of February __, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Anacomp, Inc., an Indiana corporation (the "COMPANY"), the Foreign Subsidiary Borrowers, the several banks and other financial institutions from time to time parties thereto (the "LENDERS"), The First National Bank of Chicago, as administrative agent for the Lenders and Lehman Commercial Paper Inc., as Arranger and Syndication Agent, the undersigned, ____________________ of the Company, hereby certifies as follows:

         1. The representations and warranties of the Company set forth in the Credit Agreement and each of the other Loan Documents to which it is a party or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement or any Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date;

         2. No Default or Event of Default has occurred and is continuing as of the date hereof or will occur after giving effect to the making of the Loans and the issuance of the Letters of Credit requested to be made and/or issued on the date hereof or the consummation of each of the transactions contemplated by the Loan Documents; and

         3.  _________________ is and at all times since _____________ __,
    199_, has been the duly elected and qualified [Assistant] Secretary of the Company and the signature set forth on the signature line for such officer below is such officer's true and genuine signature;

and the undersigned [Assistant] Secretary of the Company hereby certifies as follows:

         4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company or any of its Subsidiaries, nor has any other event occurred affecting or threatening the corporate existence of the Company or any of its Subsidiaries;

         5. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Indiana;

         6. (a) Attached hereto as EXHIBIT A is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on __________ __, 1997; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein;

              (b) attached hereto as EXHIBIT B is a true and complete copy of the By-laws of the Company as in effect at all times since __________ __, 199_, to and including the date hereof; and

              (c) attached hereto as EXHIBIT C is a true and complete copy of the Certificate of Incorporation of the Company as in effect at all times since __________ __, ____, to and including the date hereof; and

         7. The following persons are now duly elected and qualified officers of the Company, holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since __________ __, 199_, to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company, the Credit Agreement and the other Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Credit Agreement or any such Loan Document:

       Name          Office           Signature
       ----          ------           ---------

    [         ]         [         ]         _______________

    [         ]         [         ]         _______________

         Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein are so used as so defined.

         IN WITNESS WHEREOF, the undersigned have hereunto set our names and affixed the corporate seal.


ANACOMP, INC.                     ANACOMP, INC.



By:___________________________    By:____________________________
   Name:                               Name:
   Title:  [Vice] President            Title: [Assistant] Secretary


Date:  February __, 1997                  (CORPORATE SEAL)

                                                                       EXHIBIT I


                               FORM OF TAX CERTIFICATE


         Reference is hereby made to the Credit and Guarantee Agreement, dated as of February __, 199__, among ANACOMP, INC, the Foreign Subsidiary Borrowers (as defined therein), the lenders parties thereto, The First National Bank of Chicago, as administrative agent and Lehman Commercial Paper Inc., as arranger and syndication agent (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Pursuant to the provisions of
Section 4.11(b)(i)(B) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is defined in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                  [NAME OF LENDER]



                                  By:___________________
                                     Title:


Date: _________, 19___

                                                                     EXHIBIT J-1


                             FORM OF NOTICE OF BORROWING
                              (for Multicurrency Loans)

The First National Bank of Chicago
  as Agent for the Revolving Credit Lenders party
  to the Credit Agreement referred to below
One First National Plaza, Suite 0364
Chicago, IL  60670
Attention: _______________________
                                                 [Date]

                                  Re:  ANACOMP, INC.

Ladies and Gentlemen:

         The undersigned, Anacomp, Inc., refers to that certain Credit and Guarantee Agreement, dated as of February __, 1997, among the undersigned, the other Borrowers party thereto, the Revolving Credit Lenders party thereto and The First National Bank of Chicago, as Administrative Agent (as it may be amended or otherwise modified from time to time, the "Credit Agreement") and hereby gives you notice, irrevocably pursuant to Section 4.2(a) of the Credit Agreement, that the undersigned hereby requests a Multicurrency Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Multicurrency Loan (the "Proposed Multicurrency Loan") as required by Section 4.2(a) of the Credit Agreement:

           (i)  The Borrower making the Proposed Multicurrency Loan is
    ___________________.

          (ii) The Business Day of the Proposed Multicurrency Loan is _________, 19__.

         (iii)  The aggregate amount of the Proposed Multicurrency Loan is
    ________________.

          (iv) The Available Foreign Currency of the Proposed Multicurrency Loan is _______________.

           (v) The initial Interest Period for such Multicurrency Loan shall be ____________ months.

         Capitalized terms not defined in this Notice of Borrowing but defined in the Credit Agreement are being used herein as therein defined.

                                  Very truly yours,

                                  ANACOMP, INC.


                                  By:________________________
                                     Name:
                                     Title:

                                                                     EXHIBIT J-2



                            FORM OF NOTICE OF CONTINUATION
                              (for Multicurrency Loans)



The First National Bank of Chicago
  as Agent for the Revolving Credit Lenders party
  to the Credit Agreement referred to below
One First National Plaza, Suite 0364
Chicago, IL  60670
Attention: _________________________


                                                 [Date]

                                  Re:  ANACOMP, INC.


Ladies and Gentlemen:

         The undersigned, Anacomp, Inc., refers to that certain Credit and Guarantee Agreement, dated as of February __, 1997, among the undersigned, the other Borrowers party thereto, the Revolving Credit Lenders party thereto and The First National Bank of Chicago, as Administrative Agent (as it may be amended or otherwise modified from time to time, the "Credit Agreement") and hereby gives you notice pursuant to Section 4.2(d) of the Credit Agreement that the undersigned hereby requests a continuation on _____________ __, 19__ of _____________________ in principal amount of presently outstanding Multicurrency Loans having an Interest Period ending on __________ __, 19__. The Interest Period for such amount requested to be continued is [1] [2] [3] [6] months.

         In connection herewith, the undersigned hereby certifies that no Default or Event or Default is continuing on the date hereof.

         Capitalized terms not defined herein but defined in the Credit Agreement are being used herein as therein defined.

                                  Very truly yours,

                                  ANACOMP, INC.



                                  By:___________________________
                                     Name:
                                     Title: